                                                                    EXHIBIT 10.1

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of May 27, 2005

                                      among

                           KENDLE INTERNATIONAL INC.,

                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

                                       AND

                           JPMORGAN CHASE BANK, N.A.,
                                    as Agent

                                TABLE OF CONTENTS

                                       i

                                       ii

                                      iii

                                       iv

                                       v

SCHEDULES

Schedule 1.1A           Investments
Schedule 1.1B           Liens
Schedule 2.1(a)         Commitments
Schedule 5.1            Liabilities
Schedule 5.4            Required Consents, Authorizations, Notices and Filings
Schedule 5.9            Litigation
Schedule 5.10           Tax Investigation
Schedule 5.12           ERISA
Schedule 5.13           Subsidiaries
Schedule 5.16           Environmental Disclosures
Schedule 5.17           Intellectual Property
Schedule 5.22           Material Contracts
Schedule 5.23           Labor Matters
Schedule 5.25           Filing Locations
Schedule 7.1(b)         Indebtedness

Exhibit A-1       Third Amended and Restated Note (JPMorgan Chase Bank, N.A.)
Exhibit A-2       Third Amended and Restated Note (KeyBank National Association)
Exhibit B-1       Amended and Restated Term Note (JPMorgan Chase Bank, N.A.)
Exhibit B-2       Amended and Restated Term Note (KeyBank National Association)
Exhibit C         Form of Intercompany Note
Exhibit D         Form of Assignment and Acceptance
Exhibit E         Form of Notice of Revolving Borrowing
Exhibit F         Form of Acquisition Note
Exhibit G         Form of Notice of Extension/Conversion
Exhibit H         Form of Officer's Compliance Certificate
Exhibit I         Form of Joinder Agreement
Exhibit J         Form of Opinion of General Counsel
Exhibit K         Reaffirmation Agreement

                                      vii

     SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 27, 2005 (as amended, modified, restated or supplemented from time to time, this
"Agreement"), among KENDLE INTERNATIONAL INC., an Ohio corporation (the
"Borrower"), the Lenders (as defined herein) and JPMORGAN CHASE BANK, N.A., successor by merger to Bank One, NA, as Agent for the Lenders (in such capacity, the "Agent"). This Agreement amends and restates in its entirety the Amended and
Restated Credit Agreement dated as of June 3, 2002 among Borrower, the several
Lenders identified therein and Agent, as amended pursuant to a First Amendment to Amended and Restated Loan Agreement dated as of June 3, 2002, a Second
Amendment to Amended and Restated Loan Agreement dated as of March 28, 2003, a
Third Amendment to Amended and Restated Loan Agreement dated as of May 14, 2003 and a Fourth Amendment to Amended and Restated Credit Agreement dated as of
September 30, 2003 (as amended, the "Original Credit Agreement") and is not a novation or discharge of the obligations of the Borrower thereunder.

     Borrower has requested that the Lenders increase the Revolving Committed
Amount (as defined below) from $10,000,000 to $20,000,000 and consolidate the amendments to the Original Credit Agreement and restate in its entirety the
Original Credit Agreement. Lenders have agreed to make the requested credit facility available to Borrower on the terms and subject to the limitations set forth in this Agreement below. Accordingly, the Borrowers, the Lenders and the
Agent agree as follows:

                                   SECTION 1.
                                   DEFINITIONS

     1.1 Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

     "Account Control Agreements" shall mean, collectively, the Account Control
Agreement dated May 14, 2003 by and between Borrower and McDonald Investments,
Inc. and the Account Control Agreement dated May 14, 2003 by and between
Borrower and Bank One Trust Company, N.A.

     "Acquisition Borrowing" shall have the meaning assigned to that term in
Section 2.1(b).

     "Acquisition Loan(s)" shall have the meaning assigned to that term in
Section 2.3.

     "Acquisition Note(s)" shall mean the promissory notes of the Borrower provided pursuant to Section 2.3, in the form of Exhibit F, in favor of each of the applicable Lenders, evidencing each Acquisition Loan, individually or collectively, as appropriate as such promissory notes may be amended, modified, supplemented, extended, reviewed or replaced from time to time.

     "Additional Guarantor" shall mean each Person that becomes a Domestic
Subsidiary of the Borrower after the Effective Date.

                                       1

     "Adjusted Base Rate" shall mean the Base Rate plus the Applicable
Percentage.

     "Adjusted Eurodollar Rate" shall mean the Eurodollar Rate plus the
Applicable Percentage.

     "Affected Loans" shall have the meaning assigned to that term in Section
3.9.

     "Affected Type" shall have the meaning assigned to that term in Section
3.9.

     "Affiliate" shall mean (a) with respect to any Person (including the Credit
Parties), any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and (b) with respect to the Credit Parties, any Person directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Credit Parties. For purposes of this definition, "control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agency Services Address" shall mean JPMorgan Chase Bank, N.A., 8044
Montgomery Road, Cincinnati, Ohio 45236-5800, or such other address as may be identified by written notice from the Agent to the Borrower.

     "Agent" shall have the meaning assigned to that term in the heading hereof, together with its successors.

     "Amendment Date" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

     "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender)
designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

     "Applicable Percentage" shall mean, for purposes of calculating (i) the applicable interest rate for any day for any Eurodollar Revolving Loan or the applicable rate of the Standby Letter of Credit Fees, (ii) the applicable interest rate for any day for any Eurodollar Term Loan, (iii) the applicable interest rate for any Base Rate Loan, and (iv) the applicable rate of the
Facility Fee for any day for purposes of Section 3.5(b), the appropriate applicable percentage set forth in the table below corresponding to the Leverage
Ratio as of the most recent Calculation Date:

                                       2

                                           Applicable
                            Applicable     Percentage
                            Percentage        for         Applicable  Applicable
                              for          Eurodollar     Percentage  Percentage
                            Eurodollar     Term Loans        For          For
Pricing        Total        Revolving    and Acquisition  Base Rate    Facility
 Level   Leverage Ratio       Loans          Loans          Loans       Fees
-------  ----------------  -----------   ---------------  ----------  ---------

   I        = 1.0 to 1.0      1.00%          1.50%          0.0%        0.30%

  II     = 1.5 to 1.0 but     1.15%          1.75%          0.0%        0.35%
         > 1.0 to 1.0

  III    =2.0 to 1.0 but      1.35%          2.00%          0.0%        0.40%
         > 1.5 to 1.0

  IV     = 2.5 to 1.0 but     1.60%          2.25%          0.0%        0.45%
         >2.0 to 1.0

Each Applicable Percentage shall be determined and adjusted quarterly on the date (each a "Calculation Date") five (5) Business Days after the date by which the Borrower is required to provide an officer's certificate in accordance with the provisions of Section 6.1 (c) for the most recently ended fiscal quarter of the Borrower; provided, that if the Borrower fails to provide the officer's certificate to the Agency Services Address as required by Section 6.1(c) for the most recently ended fiscal quarter of the Borrower preceding the applicable
Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level IV (as shown above) until the date five Business Days following such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. Each Applicable Percentage shall be effective from one
Calculation Date until the next Calculation Date. Any adjustment in the
Applicable Percentages shall be applicable to all Loans then existing or subsequently made or issued.

     "Asset Disposition" shall mean the disposition of any or all of the assets of any Credit Party (including the Capital Stock of a Subsidiary), whether by sale, lease (including any Sale and Leaseback Transaction), transfer, Casualty,
Condemnation or otherwise; provided that, the foregoing definition shall not be deemed to imply that any such Asset Disposition is permitted under this
Agreement. The term "Asset Disposition" shall not include any Equity Issuance.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and its assignee in the form of Exhibit D or such other similar form as shall be approved by the Agent and the Borrower.

                                       3

     "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United
States Code, as amended, modified, succeeded or replaced from time to time.

     "Bankruptcy Event" shall mean, with respect to any Person, the occurrence of any of the following with respect to such Person: (a) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator
(or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (b) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty
(60) consecutive days; or (c) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; (d) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due; (e) being in liquidation or provisional liquidation or under administration (as defined in the Corporations Law) or an analogous person appointed to it or any of its property; or (f) being taken under Section 459F(1)
of the Corporations Law to have failed to comply with a statutory demand.
"Corporations Law" shall mean the Corporations Act 1989 (Cth) as amended from time to time and applied in the various states and territories of the
Commonwealth of Australia.

     "Base Rate" shall mean, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%)
and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

     "Base Rate Loan" shall mean any Loan bearing interest at a rate determined by reference to the Base Rate.

     "Base Rate Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Base Rate.

     "Base Rate Term Loan" shall mean any Term Loan or Acquisition Loan or portion thereof bearing interest at a rate determined by reference to the Base
Rate.

                                       4

     "Borrower" shall mean the Person identified as such in the heading hereof, together with its permitted successors and assigns.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Cincinnati, Ohio are authorized or required by law to close; except, that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S.
dollar deposits in London, England.

     "Calculation Date" shall have the meaning assigned to that term in the definition of "Applicable Percentage" set forth in this Section 1.1.

     "Capital Lease" shall mean, as applied to any Person, any lease of any
Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "Capital Stock" shall mean (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) all rights to purchase, warrants, options and other securities exercisable for, exchangeable for or convertible into any of the foregoing.

     "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) U.S. dollar denominated certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of
$500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition (provided however, any such cash equivalents in Borrower's portfolio as of the date of this Agreement may have a maturity greater than 270 days), (c) commercial paper, variable or fixed rate notes or bonds issued by, or supported by a letter of credit issued by, any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated
A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within six (6) months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower or any Subsidiary shall have a perfected first priority security interest (subject to no other Liens)
and having, on the date of purchase thereof, a fair market value of at least
100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least
$500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

                                       5

     "Casualty" shall mean any casualty or other loss, damage or destruction of any Property of any Credit Party.

     "Change of Control" shall mean any of the following events: (a) any person or "group" (within the meaning of Rule 13d-5 under the Exchange Act), together with its Affiliates, other than Candace Kendle and Christopher C. Bergen, shall beneficially own, directly or indirectly, the lesser of (i) an amount of Capital
Stock of the Borrower entitled to twenty percent (20%) or more of the Total
Voting Power of the Borrower or (ii) an amount of Capital Stock of the Borrower entitled to a percentage of the Total Voting Power of the Borrower in excess of the aggregate of such Capital Stock owned, directly or indirectly, by Candace
Kendle and Christopher C. Bergen; or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of
Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of sixty-six and 2/3 percent (66-2/3%) of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the
Board of Directors of the Borrower then in office.

     "Chief Financial Officer" of any Person shall mean the chief financial officer, principal accounting officer or similar officer of such Person.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

     "Collateral" shall mean and include all Receivables, together with all proceeds therefrom, in whatever form, including but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, negotiable instruments and other instruments for the payment of money, and chattel paper, security agreements and any and all related documents.

     "Collateral Documents" shall mean the Pledge Agreement, the Guarantee
Agreement, the Reaffirmation Agreement, and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests and liens arising thereunder and all documents and instruments under and pursuant to Section 6.11.

                                       6

     "Commitment" shall mean with respect to each Lender, the Revolving
Commitment, Term Commitment and Acquisition Loan Commitment of such Lender.

     "Commitment Percentage" shall mean, for any Lender, the percentage, if any, identified as its Commitment Percentage on Schedule 2.1(a) (or in the Assignment
and Acceptance pursuant to which such Lender assumed its Revolving Commitment), as such percentage may be modified in connection with any assignment made in accordance with the provisions of this Agreement.

     "Condemnation" shall mean any taking of Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other similar manner.

     "Condemnation Award" shall mean all proceeds of any Condemnation or transfer in lieu thereof.

     "Consolidated Capital Expenditures" shall mean, for any period, the sum of all amounts, in accordance with GAAP, that are included as additions to property, plant and equipment and other capital expenditures on a consolidated statement of cash flows for the Borrower and its Consolidated Subsidiaries during such period (excluding the amounts under any Capital Lease).
Notwithstanding the foregoing, the term "Consolidated Capital Expenditures"
shall not include (a) capital expenditures in respect of the reinvestment of
Insurance Proceeds and Condemnation Awards received by the Borrower and its
Subsidiaries to the extent that such reinvestment is permitted under the Credit
Documents and (b) capital expenditures for Permitted Acquisitions.

     "Consolidated Cash Dividends" shall mean, for any period, the aggregate amount of all dividends or distributions paid in cash in respect of Capital
Stock by the Borrower during such period.

     "Consolidated Taxes" shall mean the aggregate amount of all Federal, state, local and foreign income, value added and similar taxes based upon income of the
Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBITDA" shall mean, for any period, the sum of (a)
Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for
(i) Consolidated Interest Expense; (ii) Consolidated Cash Taxes; and (iii)
depreciation and amortization expense minus (c) an amount which, in the determination of Consolidated Net Income for such period, has been added for any non-cash income or non-cash gains plus (d) an amount which, in the determination of Consolidated Net Income for such period, has been subtracted for any non-cash losses, all as determined in accordance with GAAP.

                                       7

     "Consolidated Interest Expense" shall mean, for any period, the gross amount of interest expense of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, during such period, including (a) the portion of any payments or accruals with respect to Capital
Leases that are allocable to interest expense in accordance with GAAP, (b) net costs under Interest Rate Protection Agreements during such period and (c) all fees, charges, discounts and other costs recognized in Borrower's Consolidated
Net Income in respect of Indebtedness during such period, but, in each case;
provided, that (i) all non-cash interest expense shall be excluded and (ii) any interest on Indebtedness of another Person that is guaranteed by the Borrower or any of its Consolidated Subsidiaries or secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) a Lien on, or payable out of the proceeds of the sale of or production from, assets of the Borrower or any of its Consolidated Subsidiaries (whether or not such guarantee or Lien is called upon) shall be included.

     "Consolidated Net Income" shall mean, for any period, net income (or loss)
after taxes of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period; provided, that, there shall be excluded from such calculation of net income (or loss) (a) the income of any Person in which any other Person (other than the Borrower or any of its Subsidiaries) has any interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its
Subsidiaries by such Person during such period and to the extent such dividend or distribution actually paid is required by GAAP and the regulations promulgated by the Securities and Exchange Commission to be reported as income,
(b) the income (or loss) of any Person accrued prior to the date it becomes a
Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or the date such Person's assets are acquired by the
Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of the
Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such
Subsidiary, (d) except for purposes of Section 7.18(c), any after-tax gains attributable to sales of assets out of the ordinary course of business, (e)
unrealized gains or losses arising from the recording of derivatives at fair market value pursuant to Financial Accounting Standard No. 133 issued by FASB,
(f) losses arising from impairment of goodwill and other acquisition related intangibles pursuant to the application of Financial Accounting Standard No. 142 issued by FASB, and (g) except for purposes of Section 7.18(c), to the extent not included in clauses (a) through (f) above, any non-cash extraordinary gains or non-cash extraordinary losses.

     "Consolidated Scheduled Funded Debt Payments" shall mean, for any period, with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness for such period (including the principal component of payments due on Capital Leases during such period but excluding, as long as no Default or Event of Default has occurred and is continuing, any principal payments due on Revolving Loans during such period); provided, that, Consolidated Scheduled Funded Debt Payments shall not include voluntary prepayments of Funded Indebtedness, mandatory prepayments required pursuant to Section 3.3 or other mandatory prepayments of Funded
Indebtedness.

                                       8

     "Consolidated Stock Repurchases" shall mean, for any period, the aggregate amount of all cash and property paid by Borrower in respect of the redemption, repurchase or other acquisition of any class of capital stock of the Borrower during such period.

     "Consolidated Subsidiaries" of any Person shall mean all subsidiaries of such Person consolidated with such Person for financial reporting purposes in accordance with GAAP.

     "Credit Documents" shall mean a collective reference to this Agreement, the
Notes, the LOC Documents, each Joinder Agreement, the Collateral Documents, the
Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the
Intercompany Notes, any Lender Hedging Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit
Document" shall mean any one of them.

     "Credit Obligations" shall mean, without duplication, (a) all of the obligations of the Credit Parties to the Lenders and the Agent, whenever arising, whether monetary or otherwise, under this Agreement, the Notes, the
Collateral Documents, the Guarantee Agreement or any of the other Credit
Documents (including, without limitation, principal obligations, interest obligations (including any interest accruing after the occurrence of a
Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and all fees, expenses, indemnities and expense reimbursement obligations) and (b) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any
Affiliate of a Lender, arising under any Lender Hedging Agreement.

     "Credit Parties" shall mean the Borrower and its Subsidiaries, and "Credit
Party" shall mean any one of them.

     "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by any Credit Party; provided, that, the foregoing definition shall not be deemed to imply that any such Debt Issuance is permitted under this Agreement.

     "Debtor" shall mean the account debtor with respect to any of Borrower's or its Domestic Subsidiaries' Receivables and/or the prospective purchaser or account debtor with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower or any of its Domestic Subsidiaries pursuant to which Borrower or any of its
Domestic Subsidiaries is to deliver any personal property or perform any service.

                                       9

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Disqualified Stock" of any Person shall mean (a) any Capital Stock of such
Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for
Indebtedness or Disqualified Stock, (iii) is redeemable or subject to any repurchase requirement exercisable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Maturity
Date (or, if earlier, the first anniversary of the date on which all the Credit
Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated) and (b) if such Person is a Subsidiary of the Borrower, any
Preferred Stock of such Person.

     "Dollars" and "$" shall mean dollars in lawful currency of the United
States of America.

     "Domestic Subsidiary" shall mean, with respect to any Person, any
Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

     "Effective Date" shall mean June 3, 2002.

     "Eligible Assignee" shall mean: (a) any Lender; (b) any Affiliate of a
Lender; and (c) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section
10.3(b), the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection from the Borrower is received by the assigning Lender and the Agent within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, that, neither the
Borrower, any Affiliate of the Borrower nor any direct competitor of the
Borrower in the Borrower's business shall qualify as an Eligible Assignee.

     "Environmental Laws" shall mean any and all applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

                                       10

     "Equity Issuance" shall mean any issuance by any Credit Party of any
Capital Stock to any Person or the receipt by any such Person of a capital contribution from any other Person, including the issuance of any of its Capital
Stock pursuant to the exercise of options or warrants or upon the conversion of any debt securities to equity; provided, that, the foregoing definition shall not be deemed to imply that any such issuance is permitted under this Agreement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, including the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA Affiliate" shall mean an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

     "ERISA Event" shall mean (a) with respect to any Plan, the occurrence of a
Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal by any Credit Party or any
ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section
4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e)
any event or condition which might constitute grounds under Section 4042 of
ERISA for the termination of, or the appointment of a trustee to administer, any
Plan; (f) the complete or partial withdrawal of any Credit Party or any ERISA
Affiliate from a Multiemployer Plan; (g) the conditions for imposition of alien under Section 302(f) of ERISA exist with respect to any Plan; or (h) the adoption of an amendment to any Plan requiring the provision of security to such
Plan pursuant to Section 307 of ERISA.

     "Eurodollar Loans" shall mean any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

     "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest
Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing
(a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such
Interest Period.

     "Event of Default" shall have the meaning assigned to that term in Section
8.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                                       11

     "Excluded Asset Dispositions" shall mean (a) any Asset Disposition by any
Credit Party to the Borrower or any Guarantor if, after giving effect to such
Asset Disposition, no Default or Event of Default exists, (b) the liquidation of
Cash Equivalents for the account of the Borrower, (c) the disposition of worn out, damaged or obsolete tangible assets, so long as the fair market value
(based on the good faith judgment of the Borrower without the requirement of a third party appraisal) of all property disposed of pursuant to this clause (c)
does not exceed $1,000,000 in the aggregate in any fiscal year, and (d) Asset
Dispositions in the nature of non-material Casualties that do not result in insurance proceeds or damage to Collateral in excess of $1,000,000 in the aggregate in any fiscal year.

     "Facility" shall mean the Loans provided to the Borrower or participated in by the Lenders pursuant to this Agreement and the other Credit Documents.

     "Facility Fee" shall have the meaning assigned to that term in Section
3.5(b).

     "Facility Fee Calculation Period" shall have the meaning assigned to that term in Section 3.5(b).

     "FASB" shall mean the Financial Accounting Standards Board, or any successor organization.

     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal
Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds
Rate for such day shall be such rate on such transactions on the next preceding
Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal
Funds Rate for such day shall be the average quotation for such day received by the Agent from three Federal Funds brokers of recognized standing as selected by
Agent.

     "Fees" shall mean all fees payable pursuant to Section 3.5.

     "Fixed Charge Coverage Ratio" shall mean, as of any reporting day, the ratio of (a) Consolidated EBITDA for the period of four consecutive quarters of the Borrower ending on, or most recently preceding, such day, minus unfunded
Consolidated Capital Expenditures for such period, minus Consolidated Cash
Dividends for such period, minus Consolidated Stock Repurchases for such period, to (b) the sum of (i) Consolidated Interest Expense for such period, plus, (ii)
Consolidated Scheduled Funded Debt Payments for such period.

     "Foreign Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

                                       12

     "Funded Indebtedness" shall mean, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clause (f), (g), (i), (k) and (l) of the definition of
"Indebtedness" set forth in this Section 1.1, (b) all Indebtedness of another
Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clause (a)
above of another Person and (d) Indebtedness of the type referred to in clause
(a) above of any partnership or unincorporated joint venture in which such
Person is general partner or for which such Person is otherwise legally obligated or has a reasonable expectation of being liable with respect thereto.

     "GAAP" shall mean generally accepted accounting principles in the United
States applied on a consistent basis, subject to the terms of Section 1.3.

     "Governmental Authority" shall mean any Federal, state, local or foreign governmental court, agency, commission, board, bureau, authority, instrumentality, judicial or regulatory body, or entity.

     "Guarantee Agreement" shall mean the Amended and Restated Guarantee
Agreement dated the Effective Date executed by the Guarantors in favor of the
Agent, as it may be amended, modified, restated or supplemented from time to time.

     "Guarantor" shall mean all Guarantors under the Guarantee Agreement existing on the Effective Date and each Additional Guarantor which may thereafter execute a Joinder Agreement, together with their successors and permitted assigns.

     "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection)
guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person
(including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of
Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of insuring the holder of such
Indebtedness against loss in respect thereof or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. For purposes hereof, the amount of any Guaranty Obligation shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the
Indebtedness in respect of which such Guaranty Obligation is made.

                                       13

     "Indebtedness" of any Person shall mean (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, letters of credit, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six (6)
months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all
Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all net obligations of such
Person under Interest Rate Protection Agreements or foreign currency exchange agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
(k) all Disqualified Stock of such Person, and (l) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

     "Indemnified Party" shall have the meaning assigned to that term in Section
10.5(b).

     "Indemnity Subrogation and Contribution Agreement" shall mean the Amended and Restated Indemnity, Subrogation and Contribution Agreement dated the
Effective Date executed by the Guarantors in favor of the Agent, as amended, modified, restated or supplemented from time to time.

     "Insurance Proceeds" shall mean all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

     "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any
Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen FRBD Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period, the rate per annum
(rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on
Telerate Page 3750 (or any successor page).

                                       14

     "Intercompany Notes" shall mean the intercompany promissory notes as set forth in Schedule 3 to the Pledge Agreement or otherwise as contemplated by clauses (f) or (g) of the definition of Permitted Investments, in the form attached hereto as Exhibit C.

     "Intercreditor Agreement" shall mean the Amended and Restated Intercreditor and Collateral Agreement dated as of the Effective Date, as amended, modified, restated or supplemented from time to time.

     "Interest Payment Date" shall mean (a) as to Base Rate Loans, the last
Business Day of each March, June, September and December of each year during the term of this Agreement and (b) as to Eurodollar Loans, the last day of each applicable Interest Period for any such Loan and the Maturity Date, and in addition, where the applicable Interest Period for any such Loan is greater than three (3) months, the date three (3) months from the beginning of the Interest
Period and each three months thereafter and (c) as to all Loans, the Maturity
Date of such Loans.

     "Interest Period" shall mean a period of one (1), two (2), three (3), six
(6) or twelve (12) months' duration, as the Borrower may elect (subject to availability) commencing, in each case, on the date of the borrowing (including conversions and extensions thereof) provided, that, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of
Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no
Interest Period for any Loan shall extend beyond the Maturity Date for such Loan and (iii) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last
Business Day of such calendar month.

     "Interest Rate Protection Agreement" shall mean any interest rate swap, collar, cap or other arrangement requiring payments contingent upon interest rates.

     "Investment" in any Person shall mean (a) the acquisition (whether for cash, Property, services, assumption of Indebtedness, securities or otherwise)
of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint venture or other ownership interests or other securities of such other Person or
(b) any deposit with, or advance, loan or other extension of credit to, such
Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including any Guaranty Obligations
(including any support for a letter of credit issued on behalf of such Person)
incurred for the benefit of such Person.

     "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Exhibit I hereto, executed and delivered by an Additional Guarantor in accordance with the provisions of Section 6.11.

                                       15

     "Lender" shall mean any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

     "Lender Hedging Agreements" shall mean any Interest Rate Protection
Agreement or foreign currency exchange agreement between the Borrower or any of its Subsidiaries and any Lender (or any Affiliate of a Lender).

     "Lending Party" shall have the meaning assigned to that term in Section
10.14.

     "Leverage Ratio" shall mean, as of any reporting day, the ratio of (i)
Funded Indebtedness of the Borrower and its Consolidated Subsidiaries on a
consolidated basis as of the last day of the period of four (4) consecutive fiscal quarters of the Borrower ending on, or most recently preceding, such day, less 50% of Cash Equivalents, to (ii) Consolidated EBITDA for such period.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, easement, assignment, deposit arrangement, restriction, restrictive covenant, lease, sublease, option, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform
Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

     "Loan" or "Loans" shall mean collectively, the Revolving Loans, Term Loan, and Acquisition Loans which may also be referred to by Type as either Base Rate
Loans or Eurodollar Loans. As the context requires, a "Loan" of a particular
Type refers to a portion of the total outstanding Loans of such Type as to which a single Interest Period is in effect.

     "Material Adverse Change" shall mean a material adverse change in (a) the condition (financial or otherwise), operations, business, assets, liabilities
(actual or contingent), historical or projected revenues or cash flows, material relationships or management of the Credit Parties taken as a whole; provided, that, a change in the economic condition of a foreign or domestic jurisdiction in and of itself shall not be deemed to be a Material Adverse Change pursuant to this clause (a), (b) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (c) the material rights and remedies of the Lenders under the Credit Documents. In determining whether any individual event or occurrence of the foregoing types would result in a Material Adverse Change, notwithstanding that a particular event or occurrence does not by itself constitute such a change, a Material Adverse
Change shall be deemed to have occurred if the cumulative effect of such event or occurrence and all other events or occurrences of the foregoing types which have occurred would result in a Material Adverse Change.

                                       16

     "Material Adverse Effect" shall mean a material adverse effect on (a) the condition (financial or otherwise), operations, business, assets, liabilities
(actual or contingent), historical or projected revenues or cash flows, material relationships or management of the Credit Parties taken as a whole; provided, that, a change in the economic condition of a foreign or domestic jurisdiction in and of itself shall not be deemed to be a Material Adverse Effect pursuant to this clause(a), (b) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (c) the material rights and remedies of the Lenders under the Credit Documents. In determining whether any individual event or occurrence of the foregoing types would result in a Material Adverse Effect, notwithstanding that a particular event or occurrence does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event or occurrence and all other events or occurrences of the foregoing types which have occurred would result in a Material Adverse Effect.

     "Material Contracts" shall have the meaning assigned to that term in
Section 5.22.

     "Materials of Environmental Concern" shall mean any gasoline or petroleum
(including crude oil or any fraction thereof) or petroleum products or any hazardous, toxic, radioactive or explosive substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including asbestos, polychlorinated biphenyls and ureaformaldehyde insulation and all other substances or wastes of any nature regulated pursuant to any Environmental
Law.

     "Maturity Date" shall mean the Revolving Maturity Date or Term Maturity
Date, as applicable.

     "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company in the business of rating securities.

     "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

     "Multiple Employer Plan" shall mean a Plan which any Credit Party or any
ERISA Affiliate and at least one employer other than any Credit Party or any
ERISA Affiliate are contributing sponsors.

     "Net Cash Proceeds" shall mean (a) with respect to any Asset Disposition,
(i) the gross amount of cash proceeds (including Insurance Proceeds and
Condemnation Awards in the case of any Casualty or Condemnation except to the extent and for as long as such Insurance Proceeds or Condemnation Awards are
Reinvestment Funds or unless such Insurance Proceeds or Condemnation Awards are to be used for repair, restoration or replacement pursuant to plans approved by the Required Lenders) actually paid to or actually received by any Credit Party in respect of such Asset Disposition (including cash proceeds subsequently received at any time in respect of

                                       17

such Asset Disposition from non-cash consideration initially received or otherwise), less (ii) the sum of (A) the amount, if any, of all taxes (other than income taxes) and the Borrower's good-faith best estimate of all income taxes relating thereto (to the extent that such amount shall have been set aside for the purpose of paying such taxes when due), and customary fees, brokerage fees, commissions, costs and other expenses (other than those payable to any
Credit Party or any Affiliate of any such Person) that are incurred in connection with such Asset Disposition and are payable by the seller or the transferor of the assets or Property to which such Asset Disposition relates, but only to the extent not already deducted in arriving at the amount referred to in clause (a)(i) above, (B) appropriate amounts set aside as a reserve in accordance with GAAP against any liabilities associated with such Asset
Disposition and (C) if applicable, the amount of Indebtedness secured by a
Permitted Lien that has been repaid or refinanced as required in accordance with its terms with the proceeds of such Asset Disposition; and (b) with respect to any Equity Issuance or Debt Issuance, the gross amount of cash proceeds paid to or received by any Credit Party in respect of such Equity Issuance or Debt
Issuance, as the case may be (including cash proceeds subsequently received at any time in respect of such Equity Issuance or Debt Issuance from non-cash consideration initially received or otherwise), net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses directly incurred by any Credit Party in connection therewith (other than those payable to any Credit Party or any Affiliate of any such Person).

     "Note" or "Notes" shall mean, collectively, the Revolving Notes, the Term
Notes and the Acquisition Notes.

     "Notice of Extension/Conversion" shall mean the written notice of extension or conversion in substantially the form of Exhibit G, as required by Section
3.2.

     "Notice of Revolving Borrowing" shall mean a written notice of borrowing in substantially the form of Exhibit E, as required by Section 2.1(b)(i).

     "Operating Lease" shall mean, as applied to any Person, any lease
(including leases which may be terminated by the lessee at any time) of any
Property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

     "Other Taxes" shall have the meaning assigned to such term in Section
3.10(b).

     "Overdraft Agreement" shall mean the Advised Revocable Current Line U.S.
Dollar Multicurrency Overdraft Facility Repayable On Demand dated November 3,
2004 by and between Bank One, NA (London Branch) (or its successors or assigns), as Lender, and Kendle International Holdings Limited in the amount of up to U.S.
$5,000,000.

     "Participation Interest" shall mean a purchase by a Lender of a participation in any Loans or other obligations as provided in Section 3.13.

                                       18

     "Payment Date" shall mean the last Business Day of each March, June,
September and December of each year.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

     "Permitted Acquisition" shall mean an acquisition by the Borrower or any
Wholly Owned Domestic Subsidiary of the Borrower of the Capital Stock or all or
substantially all of the Property of another Person (including by merger or consolidation or by incorporation of a new Subsidiary) for up to the fair market value of the Capital Stock or Property acquired, provided, that, (a) the Capital
Stock or Property acquired in such acquisition relates directly to or is strategically related to the business of the Borrower or any of its Subsidiaries as existing on the Effective Date, (b) any Indebtedness issued, incurred or assumed by the Borrower and its Subsidiaries on a consolidated basis from such acquisition (as permitted hereunder) shall not in the aggregate exceed
$10,000,000, (c) the Agent shall have received all items in respect of the
Capital Stock or Property acquired in such acquisition (and/or the seller thereof) required to be delivered by the terms of Section 6.11, (d) in the case of an acquisition of the Capital Stock of another Person, (i) the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition and (ii) the Capital Stock acquired shall constitute 100% of the Total Voting Power and ownership interest of the issuer thereof, (e) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such acquisition and the Borrower shall have delivered to the Agent a Pro Forma
Compliance Certificate demonstrating that, upon giving effect to such acquisition on a Pro Forma Basis, the Borrower shall be in compliance with all of the financial covenants set forth in Section 7.18 as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such acquisition and with respect to which the
Agent has received the Required Financial Information, (f) the representations and warranties made by the Credit Parties in each Credit Document shall be true and correct in all material respects as of the date of such acquisition (as if made on such date after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects at and as of such earlier date), (g) the aggregate consideration (including cash, assumption of indebtedness and non-cash consideration) for any single acquisition (or series of related acquisitions)
shall not exceed $30,000,000 and the aggregate consideration (including cash, assumption of indebtedness and non-cash consideration) for all such acquisitions occurring during any calendar year of the Borrower during the term hereof shall not exceed $30,000,000, (h) the aggregate cash consideration for any single acquisition (or series of related acquisitions) shall not exceed $20,000,000 and the aggregate cash consideration for all such acquisitions occurring during any calendar year of the Borrower during the term hereof shall not exceed
$30,000,000; (i) if at any time the Fixed Charge Coverage Ratio as of the most recent Computation Date was, or upon giving effect to such acquisition on a Pro
Forma Basis is, less than 1.55 to 1.00, the receipt of prior written consent
(which consent Lenders shall have no obligation to give) of the Required
Lenders;

                                       19

and (j) the sum of the principal amount of the Term Loan, all Acquisition Loans and any Revolving Loans specific to an acquisition shall not exceed an amount equal to two times the cash and Cash Equivalents of the Borrower and its
Subsidiaries determined on a consolidated basis.

     "Permitted Investments" shall mean Investments which consist of (a) cash or
Cash Equivalents; (b) trade accounts receivable (and related notes and instruments) arising in the ordinary course of business in accordance with customary trade terms; (c) Investments existing as of the Effective Date and set forth in Schedule 1.1 A; (d) Guaranty Obligations permitted by Section 7.1; (e)
advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $250,000 in the aggregate at any one time outstanding for all of the Borrower and its Subsidiaries; (f) Investments by the
Borrower or any Wholly Owned Subsidiary in Subsidiaries of the Borrower or by
any Subsidiary in the Borrower evidenced by Intercompany Notes pledged to the
Agent for the benefit of the Secured Parties; provided, that, (i) the aggregate principal amount of such Intercompany Notes issued by Foreign Subsidiaries of the Borrower to the Borrower or to any Domestic Subsidiary of the Borrower and
outstanding at any time shall not exceed $10,000,000 in the aggregate, (ii) no
Investments shall be made in the Capital Stock of any Foreign Subsidiary except as a Permitted Acquisition; and (iii) Investments in a Wholly Owned Subsidiary
are permitted only so long as such person remains a Wholly Owned Subsidiary; or
(g) Permitted Acquisitions.

     "Permitted Liens" shall mean (a) Liens in favor of the Agent on behalf of the Secured Parties; (b) Liens (other than Liens created or imposed under ERISA)
for taxes or other governmental charges, assessments or levies which are not yet due or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (c) statutory
Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided, that, such Liens secure only amounts which are not yet due and payable
(or, if due and payable, are unfiled and no other action has been taken to enforce the same) or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (d) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Borrower or any of its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of Indebtedness); (e) Liens in connection with attachments or judgments (including judgment or appeal bonds); provided, that, the judgments secured shall, within thirty (30) days after the entry thereof, have been discharged or

                                       20

execution thereof stayed pending appeal (and shall have been discharged within thirty (30) days after the expiration of any such stay); (f) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes; (g) Liens on Property securing Purchase Money Indebtedness (including
Capital Leases) to the extent permitted under Section 7.1, provided, that, (i)
any such Indebtedness is incurred and such Lien attaches to such Property concurrently with or within ninety (90) days after the acquisition thereof and
(ii) such Indebtedness is not secured by a Lien on any other assets; (h) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases (excluding Capital Leases) permitted by this
Agreement; (i) Liens existing as of the Effective Date and set forth on Schedule
1.1B; provided, that (A) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Effective Date and
(B) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced; and (j) Liens in connection with the
Overdraft Agreement.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise
(whether or not incorporated) or any Governmental Authority or any other entity.

     "Plan" shall mean any employee benefit plan (as defined in Section 3(3) of
ERISA) which is covered by ERISA and with respect to which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of
Section 3(5) of ERISA.

     "Pledge Agreement" shall mean the Pledge Agreement dated the Effective Date among the Borrower, the Subsidiaries and the Agent, for the benefit of the
Secured Parties, as it may be amended, modified, restated or supplemented from time to time.

     "Pricing Level" shall mean, as of any day, the applicable pricing level as set forth in the definition of Applicable Percentage.

     "Prime Rate" shall mean the per annum rate of interest established from time to time by JPMorgan Chase Bank, N.A. as its prime rate, which rate may not be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. to its customers.

     "Preferred Stock", as applied to the Capital Stock of any person, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over the Capital Stock of any other class of such person.

                                       21

     "Pro Forma Basis" shall mean that, for purposes of calculating compliance in respect of any transaction with each of the financial covenants set forth in
Section 7.18, such transaction (and any other transaction which occurred during the relevant four-fiscal quarter period) shall be deemed to have occurred as of the first day of the most recent period of four consecutive fiscal quarters of the Borrower preceding the date of such transaction with respect to which the
Agent has received the Required Financial Information. As used in this definition, "transaction" shall mean (a) any incurrence or assumption of
Indebtedness (and the concurrent retirement of any other Indebtedness) as referred to in Section 7.1(d)(i), (b) any merger or consolidation as referred to in Section 7.4(c), (c) any Asset Disposition of a business or business unit as referred to in Section 7.5(a) or (d) any Permitted Acquisition referred to in
Section 7.6. With respect to any transaction of the type described in clause (a)
above regarding Indebtedness which has a floating or formula rate, the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination. With respect to any transaction of the type described in clause
(b) or (d) above, any Indebtedness incurred by the Borrower or any of its
Subsidiaries in order to consummate such transaction (and any other transaction which occurred during the relevant four-fiscal quarter period) (A) shall be deemed to have been incurred on the first day of the relevant four fiscal-quarter period and (B) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination. In connection with any calculation of the financial covenants set forth in Section 7.18 upon giving effect to a transaction on a Pro Forma Basis for purposes of Section 7.1(d)(i), Section
7.4(c), Section 7.5 or Section 7.6, as applicable:

     i.   for purposes of any such calculation in respect of any incurrence or assumption of Indebtedness (and to the concurrent retirement of any other Indebtedness) as referred to in Section 7.1(d)(i), any such
          Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the relevant four fiscal quarter period;

     ii.  for purposes of any such calculation in respect of any Asset
          Disposition of a business or business unit as referred to in Section
          7.5, (A) income statement items (whether positive or negative)
          attributable to the Property disposed of in such Asset Disposition shall be excluded to the extent relating to any period prior to the date of such transaction and (B) any Indebtedness which is retired in connection with such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the relevant four fiscal-quarter period; and

     iii. for purposes of any such calculation in respect of any merger or consolidation as referred to in Section 7.4(c) or any Permitted
          Acquisition as referred to in Section 7.6, (A) any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with such transaction

                                       22

          shall be deemed to have been incurred as of the first day of the relevant four fiscal-quarter period and (B) income statement items
          (whether positive or negative) attributable to the Property acquired in such transaction or to the Investment comprising such transaction, as applicable, shall be included to the extent relating to the relevant four fiscal-quarter period.

     "Pro Forma Compliance Certificate" shall mean a certificate of the chief financial officer of the Borrower (as to which there shall be no individual, as opposed to corporate, liability) delivered to the Agent in connection with (a)
any incurrence or assumption of Indebtedness (and the concurrent retirement of any other Indebtedness) as referred to in Section 7.1 (d)(i), (b) any merger or consolidation as referred to in Section 7.4(c), (c) any Asset Disposition as referred to in Section 7.5(a) or (d) any Permitted Acquisition as referred to in
Section 7.6, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the
Fixed Charge Coverage Ratio and the Leverage Ratio as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precede or end on the date of the applicable transaction and with respect to which the Agent shall have received the Required Financial Information.

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Purchase Money Indebtedness" shall mean Indebtedness (including Capital
Leases) incurred by the Borrower and any of its Subsidiaries to finance the purchase of fixed assets; provided, that (i) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed and (ii) such
Indebtedness is issued and any liens securing such Indebtedness are created at the time of, or within 90 days after, the acquisition of such assets and such
Indebtedness is not secured by a lien on any other assets.

     "Reaffirmation Agreement" shall mean the Reaffirmation Agreement dated the
Amendment Date executed by Guarantors in favor of the Agent, in form of Exhibit
K, as amended, modified, restated or supplemented from time to time.

     "Receivables" shall mean all accounts (as that term is defined in the UCC), accounts receivable, chattel paper, contract rights, documents and instruments of the Borrower or any of its Domestic Subsidiaries; all other obligations or indebtedness owed to Borrower or any of its Domestic Subsidiaries from whatever source arising; all guarantees of any of the foregoing and all security therefor; all of the right, title and interest of Borrower or any of its
Domestic Subsidiaries in and with respect to the goods, services or other property which gave rise to or which secure any of the foregoing and all insurance policies and proceeds relating thereto; all of the foregoing whether now owned by Borrower or any of its Domestic Subsidiaries or hereafter acquired or in existence.

                                       23

     "Register" shall have the meaning assigned to such term in Section 10.3(c).

     "Regulation T, U or X" shall mean Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Reinvestment Funds" shall mean, with respect to any Insurance Proceeds from a Casualty or any Condemnation Award from a Condemnation, that portion of such funds as shall, according to a certificate of a Responsible Officer of the
Borrower delivered to the Agent within thirty (30) days after the occurrence of such Casualty or Condemnation (and in any case prior to the receipt thereof by any Credit Party), be reinvested in the repair, restoration or replacement of the properties and assets that were the subject of such Casualty or
Condemnation; provided, that (a) the aggregate amount of such proceeds with respect to any such event or series of related events shall not exceed
$10,000,000, (b) such certificate shall be accompanied by evidence reasonably satisfactory to the Agent that any Property subject to such Casualty or
Condemnation has been or will be repaired, restored or replaced to its condition immediately prior to such Casualty or Condemnation, (c) pending such reinvestment, the entire amount of such proceeds shall be deposited in an account with the Agent for the benefit of the Secured Parties, over which the
Agent shall have sole control and exclusive right of withdrawal, (d) from and after the date of delivery of such certificate, the Borrower shall diligently proceed, in a commercially reasonable manner, to complete the repair, restoration or replacement of the Properties and assets that were the subject of such Casualty or Condemnation as described in such certificate and (e) no
Default or Event of Default shall have occurred and be continuing; and provided further that, if any of the foregoing conditions shall cease to be satisfied at any time, such funds shall no longer be deemed Reinvestment Funds and such funds shall immediately be applied to prepayment of the Credit Obligations in accordance with Section 3.3(b).

     "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

     "Renewal Fee" shall have the meaning assigned to such term in Section
3.5(a).

     "Reportable Event" shall mean any of the events set forth in Section
4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

     "Required Financial Information" shall mean, with respect to any period, the financial statements of the Borrower with respect to such period as required pursuant to Section 6.1(a) and 6.1(b) .

                                       24

     "Required Lenders" shall mean, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate more than eighty percent (80%) of the total of the
Revolving Commitments held by all such Lenders. For purposes of the foregoing,
(A) the interest of any Lender holding a Loan in which any other Lender has a
Participation Interest pursuant to Section 3.13 shall be calculated net of all such Participation Interests of other Lenders and (B) the Participation Interest of any Lender pursuant to Section 3.13 in a Loan held by any other Lender shall be counted as if such Lender holding such Participation Interest held a proportionate part of the related Loan directly.

     "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or regulations or other organizational or governing documents of such Person, and any law, treaty, rule, regulation order, writ, judgment, injunction, decree, permit or determination of an arbitrator or a court or other Governmental Authority or other restriction imposed by any
Governmental Authority, in each case applicable to or binding upon such Person or to which any of its Property is subject.

     "Reserve Requirement" shall mean, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves)
are required to be maintained under regulations issued from time to time by the
Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency Liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the
Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined or (b) any category of extensions of credit or other assets which include
Eurodollar Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Responsible Officer" shall mean, as to any Person, the president, chief executive officer, chief operating officer, any financial officer, any vice president, the treasurer, or the general counsel of such Person (or, in the case of a partnership, the managing general partner of such Person). It is understood that any certificate delivered to the Agent or the Lenders hereunder by a
Responsible Officer shall be given by the Person in his or her capacity as an officer, and not in any individual capacity that imparts personal liability to such Person.

     "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any class of Capital Stock of any Credit
Party, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Capital Stock of any Credit Party, now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any class of
Capital Stock of any Credit Party, now or hereafter outstanding.

                                       25

     "Revolving Commitment" shall mean, with respect to any Lender, the commitment of such Lender, in an aggregate principal amount at any time outstanding of up to such Lender's Commitment Percentage of the Revolving
Committed Amount, to make Revolving Loans in accordance with the provisions of
Section 2.1 (a).

     "Revolving Committed Amount" shall have the meaning assigned to that term in Section 2.1(a).

     "Revolving Loans" shall have the meaning assigned to that term in Section
2.1(a).

     "Revolving Maturity Date" shall mean May 30, 2008, unless extended for an additional one-year period upon written notice from Borrower to Agent not more than 180 days nor less than 90 days preceding the initial Revolving Maturity
Date, and receipt of written consent thereto by all the Lenders which consent
Lenders shall have no obligation to give.

     "Revolving Notes" shall mean the promissory notes of the Borrower provided pursuant to Section 2.1(e), in the form of Exhibits A-1 and A-2, in favor of each of the applicable Lenders evidencing the Revolving Loans, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw
Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

     "Sale and Leaseback Transaction" shall mean any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Credit Party of any Property, whether owned by any Credit
Party as of the Effective Date or later acquired, which has been or is to be sold or transferred by any Credit Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

     "Secured Parties" shall mean (a) the Lenders, (b) the Agent, in its capacity as such under each Credit Document, (c) each Lender or Affiliate thereof with which the Borrower or any of its Subsidiaries enters into a Lender
Hedging Agreement as permitted hereunder, in its capacity as a party to such
Lender Hedging Agreement, (d) the beneficiaries of each indemnification obligation undertaken by any Credit Party under any Credit Document and (e) the successors and permitted assigns of the foregoing.

     "Securities Pledge Agreement(s)" shall mean, the Amended and Restated
Pledge Agreement dated as of the Amendment date in the form attached hereto as
Exhibit L.

     "Single Employer Plan" shall mean any Plan which is covered by Title IV of
ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                                       26

     "Solvent" or "Solvency" shall mean, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities as they mature in their ordinary course, taking into account the timing of and amounts of cash to be received by such Person and the timing of and amounts of cash to be payable on or in respect of debts and liabilities of such Person, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that either probably will become or that is reasonably possible to become an actual or matured liability.

     "Subsidiary" shall mean, as to any Person, (a) any corporation more than
50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation
(irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company or other business entity in which such Person directly or indirectly through Subsidiaries has more than 50% of the interest at any time.

     "Taxes" shall have the meaning assigned to such term in Section 3.10(a).

     "Term Loan" shall have the meaning assigned to that term in Section 2.4(a).

     "Term Maturity Date" shall mean March 31, 2007.

     "Term Notes" shall mean the promissory notes of the Borrower provided pursuant to Section 2.4(b), in the form of Exhibits B-1 and B-2, in favor of each of the applicable Lenders evidencing the Term Loan, individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

     "Total Voting Power" with respect to any Person on any date shall mean the total number of votes which may be cast in the election of directors of such
Person at any meeting of stockholders of such Person if all securities entitled to vote in the election of Directors of such Person (on a fully diluted basis, assuming the exercise, conversion or

                                       27

exchange of all rights, warrants, options and securities outstanding on such date which are or may thereafter become exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting
(other than votes that may be cast only upon the happening of a contingency).

     "Type", with respect to a Loan, refers to whether such Loan is a Eurodollar
Loan or a Base Rate Loan.

     "UCC" shall mean the Uniform Commerce Code as in effect in the State of
Ohio.

     "Wholly Owned Subsidiary" of any Person shall mean any Subsidiary 100% of whose Capital Stock (on a fully diluted basis) is at the time owned by such
Person directly or indirectly through other Wholly Owned Subsidiaries; provided, that, if any Foreign Subsidiary is required by law to issue a qualifying share to a director and such qualifying share (a) is non-voting Capital Stock of such
Foreign Subsidiary and (b) represents less than one percent (1%) of the total outstanding Capital Stock of such Foreign Subsidiary, such Foreign Subsidiary shall be deemed a Wholly Owned Subsidiary.

     1.2 Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" shall mean "from and including" and the words
"to" and "until" each mean "to but excluding."

     1.3 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to
Section 6.1; provided, that, if (i) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto after the Effective Date or (ii) the Agent or the Required Lenders shall so object in writing within ninety (90) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

     1.4 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to
Sections, Exhibits and Schedules shall be deemed references to Sections of, and
Exhibits and Schedules to, this Agreement

                                       28

unless the context shall otherwise require. Unless otherwise expressly provided herein, the word "day" means a calendar day.

                                   SECTION 2.
                                CREDIT FACILITIES

     2.1 Revolving Loans.

        (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each
Lender severally agrees to make available to the Borrower such Lender's
Commitment Percentage of revolving credit loans requested by the Borrower in
Dollars ("Revolving Loans") from time to time from the Effective Date until the
Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, that, the sum of the aggregate principal amount of outstanding Revolving Loans shall not at any time exceed
TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.3 and Section
3.4, the "Revolving Committed Amount"); provided, further, with regard to each
Lender individually, that such Lender's outstanding Revolving Loans shall not at any time exceed such Lender's Commitment Percentage of the Revolving Committed
Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, that, no more than six (6) Eurodollar Loans shall be outstanding under this Agreement at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings of Eurodollar Loans may, in accordance with the provisions hereof, be combined through extensions or conversions at the end of existing Interest Periods to constitute a single new Eurodollar Loan with the same Interest Period. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions of this Agreement.

        (b) Revolving Loan Borrowings.

            (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing), in the form of a Notice of Revolving Borrowing attached hereto as
Exhibit E, to the Agent not later than 12:00 Noon (Cincinnati, Ohio time) on the
Business Day on the date of the requested borrowing in the case of Base Rate
Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if
Eurodollar Loans are requested, the Interest Period(s) therefor; provided however, any Revolving Loan the proceeds of which will be applied to the payment of all or any

                                       29

portion of a Permitted Acquisition (an "Acquisition Borrowing") shall be and remain a Base Rate Loan or a Eurodollar Loan from the date thereof through conversion to an Acquisition Loan in accordance with Section 2.3 hereof. If the
Borrower shall fail to specify in any such Notice of Revolving Borrowing (y) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one (1) month, or (z)
the Type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each
Lender promptly upon receipt of each Notice of Revolving Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

            (ii)    Minimum Amounts. Each Eurodollar Loan that comprises part of the Revolving Loans shall be in a minimum aggregate principal amount (for the applicable Lenders, collectively) of $500,000 and integral multiples of $100,000 in excess thereof (or the then remaining amount of the Revolving Committed
Amount, if less). Each Base Rate Loan that comprises part of the Revolving Loans shall be in a minimum aggregate principal amount (for the applicable Lenders, collectively) of $100,000 and integral multiples of $100,000 in excess thereof
(or the then remaining amount of the Revolving Committed Amount if less).

            (iii)    Advances. Each Lender will make its Revolving Commitment
Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Schedule 2.1(a), or in such other manner as the Agent may designate in writing, by 3:00 P.M.
(Cincinnati, Ohio time) on the date specified in the applicable Notice of
Revolving Borrowing in Dollars and in funds immediately available to the Agent.
Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

        (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Revolving Maturity Date, unless accelerated pursuant to Section 8.2.

        (d) Interest. Subject to the provisions of Section 3.1,

            (i)   Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

            (ii)  Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.
Interest on Revolving Loans shall be payable in arrears on each applicable
Interest Payment Date (and at such other times as may be specified herein).

                                       30

        (e)  Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Exhibits A-1 and A-2 and in a principal amount equal to such Lender's Revolving Commitment Percentage of the Revolving Committed
Amount. The Revolving Notes are in substitution of, and amend and restate in their entirety, the Second Amended and Restated Revolving Notes dated as of May
14, 2003 in the aggregate principal amount of $10,000,000.

     2.2   [Intentionally Omitted].

     2.3   Acquisition Loans.

        (a) Acquisition Loans. Effective on the first day of each January,
April, July and October, the principal amount of any Revolving Loan representing an Acquisition Borrowing shall automatically convert into an Acquisition Term
Loan ("Acquisition Loan") in a principal amount equal to such Revolving Loan and each Lender shall be deemed to convert their Commitment Percentage of such
Revolving Loan into an equal Commitment Percentage of such Acquisition Loan.
Acquisition Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request. Upon conversion of a Revolving
Loan to an Acquisition Loan, the Revolving Committed Amount shall be automatically and permanently reduced on a dollar for dollar basis by the initial principal amount of such Acquisition Loan. For purposes hereof,
Eurodollar Loans with different Interest Periods shall be considered as separate
Eurodollar Loans, even if they begin on the same date, although borrowings of
Eurodollar Loans may, in accordance with the provisions hereof, be combined through extensions or conversions at the end of the existing Interest Period to constitute a single new Eurodollar Loan with the same Interest Period.
Acquisition Loans hereunder may not be repaid and reborrowed.

       (b) Acquisition Notes. Each Acquisition Loan shall be evidenced by a duly executed promissory note of the Borrower to each Lender in substantially the form of Exhibit F ("Acquisition Note"). Each Acquisition Note shall provide for consecutive equal quarterly installments of principal in an amount equal to the original principal amount of the Acquisition Note, divided by twenty (20) and shall have a maturity date as of the date of the twentieth quarterly payment date. Each Acquisition Note shall bear interest at the Adjusted Base Rate or the
Adjusted Eurodollar Rate as in effect from time to time for Term Notes, such rates to be determined in accordance with the procedures set forth in Sections
2.4(c) and (d) hereof.

     2.4 Term Loan.

        (a) Pursuant to the Original Credit Agreement, each Lender has severally agreed to make Term Loans to Borrower in the initial principal amount equal to
Lender's Commitment Percentage of FIFTEEN MILLION AND NO/100 DOLLARS
($15,000,000) (the "Term Loan"). As of the date of this Agreement the outstanding principal amount of the Term Loan is Six Million Dollars
($6,000,000).

                                       31

        (b) The parties agree to evidence the Term Loan outstanding as of the
Amendment Date by secured promissory notes of the Borrower executed by duly authorized officers thereof and in the form of Exhibits B-1 and B-2 attached hereto (the "Term Notes"). The Term Notes shall be dated the Amendment Date and shall be due and payable in full on or before the Term Maturity Date. The Term
Notes are in substitution of, and amend and restate in their entirety, the Term
Notes dated as of June 3, 2002 in the original aggregate principal amount of
$15,000,000.

        (c) Unless the Borrowers have elected in accordance with the provisions of paragraph (d) of this Section 2.4 to cause all or a portion of the Term Loans to bear interest at an Adjusted Eurodollar Rate, the Term Loans shall bear interest on the unpaid principal balance thereof at a fluctuating rate equal to the Adjusted Base Rate.

        (d) The Borrower may elect to have all or a portion of the Term Loans which bears interest at the Adjusted Base Rate to bear interest at a rate equal to the Adjusted Eurodollar Rate by providing a written notice (or telephonic notice promptly confirmed in writing) in the form of Notice of Conversion attached hereto as Exhibit G, to the Agent not later than 12:00 noon
(Cincinnati, Ohio time) on the third Business Day prior to the requested effective date of the Adjusted Eurodollar Rate, which shall be a Business Day
(the "Effective Date") which request shall specify (i) the Effective Date, (ii)
the aggregate principal amount of the Term Loans to bear interest at the
Adjusted Eurodollar Rate, which shall be in a minimum aggregate principal amount
(for the Lenders collectively) of $500,000 and integral multiples of $100,000 in excess thereof (or the then remaining amount of the Term Loan, if less) and
(iii) the applicable Interest Period. The Agent shall give notice to each Lender promptly upon receipt of each Conversion of Notice pursuant to this Section
2.4(d). Notwithstanding the foregoing, there shall not be more than six
Eurodollar Rates in effect with respect to the Term Loans at any time.

        (e) Interest Payments. Interest on the Term Loans shall be payable on each Payment Date, commencing June 30, 2005.

        (f) Principal Payments. Principal payments on the Term Loans shall be due and payable in consecutive quarterly installments in the amount of $750,000 on each such Payment Date, commencing June 30, 2005, and continuing on each
Payment Date thereafter through and including March 31, 2007, with a final payment of the entire unpaid principal balance and all accrued and unpaid interest on the Term Maturity Date.

                                   SECTION 3.
                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

     3.1 Default Rate. Upon the occurrence, and during the continuance, of an
Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit
Documents

                                       32

shall bear interest, payable on demand, at a per annum rate equal to (a) in the case of any Loan, the rate otherwise applicable to such Loan, plus 2.00% and (b)
in the case of any other amounts owing pursuant to this Agreement, the Base Rate plus 2.00%.

     3.2 Extension and Conversion. Subject to the terms of Section 4.2, the
Borrower shall have the option, on any Business Day, to extend existing
Revolving Loans into a subsequent permissible Interest Period or to convert
Revolving Loans into Revolving Loans of another Type; provided, that (a) except pursuant to Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (b) Eurodollar
Loans may be extended, and Base Rate Loans may be converted into Eurodollar
Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (c) Revolving Loans extended as, or converted into,
Eurodollar Loans shall be subject to the terms of the definition of "Interest
Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), (d) the total number of Eurodollar Loans outstanding at any time shall be no greater than the maximum number provided in
Section 2.1(a) (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar
Loans, even if they begin on the same date, although borrowings may, in accordance with the provisions hereof, be combined through extensions or conversions at the end of existing Interest Periods to constitute a single new
Eurodollar Loan with the same Interest Period) and (e) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest
Period shall be deemed to be a request for an Interest Period of one (1) month.
Each such extension or conversion shall be effected by the Borrower by giving a
Notice of Extension/Conversion in the form of Exhibit G hereto (or telephonic notice promptly confirmed in writing) to the office of the Agent specified in specified in Schedule 2.1(a), or at such other office as the Agent may designate in writing, prior to 12:00 Noon (Cincinnati, Ohio time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar
Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Revolving Loans to be so extended or converted, the
Types of Revolving Loans into which such Revolving Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in Section
4.2. In the event the Borrower fails to request an extension or conversion of any Eurodollar Loan in accordance with this Section 3.2, or any such requested conversion or extension is not permitted by this Agreement, then such Eurodollar
Loan shall be automatically converted into a Base Rate Loan at the end of the
Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion of any
Revolving Loan. Each extension or conversion shall be effected by each Lender and the Agent by recording for the account of such Lender the new Revolving Loan of such Lender resulting from such extension or conversion and reducing the
Revolving Loan (or portion thereof) of such Lender being extended or converted by an equivalent principal amount.

                                       33

Accrued interest on a Revolving Loan (or portion thereof) being extended or converted shall be paid by the Borrower (A) with respect to any Base Rate Loan being converted to a Eurodollar Loan, on the last day of the first fiscal quarter of the Borrower ending on or after the date of conversion and (B)
otherwise, on the date of extension or conversion.

     3.3 Prepayments.

        (a) Voluntary Prepayments. The Borrower shall have the right to prepay
Loans in whole or in part from time to time, subject to Section 3.11 but otherwise without premium or penalty; provided, that (i) each partial prepayment of Eurodollar Loans shall be in a minimum principal amount of $500,000 and integral multiples of $100,000 and each prepayment of Base Rate Loans shall be in a minimum principal amount of $100,000 and integral multiples of $100,000, and (ii) the Borrower shall have given prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent, in the case of a Base Rate Loan by 12:00 Noon (Cincinnati, Ohio time), on the date of prepayment and, in the case of a Eurodollar Loan, by 11:00 A.M.
(Cincinnati, Ohio time), at least three (3) Business Days prior to the date of prepayment. Each notice of prepayment shall specify the prepayment date, the principal amount to be prepaid, whether the Loan to be prepaid is a Eurodollar
Loan or Base Rate Loan and, in the case of a Eurodollar Loan, the Interest
Period of such Loan. Each notice of prepayment shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. Subject to the foregoing terms, amounts prepaid under this
Section 3.3(a) shall be applied as the Borrower may elect; provided, that, if the Borrower fails to specify the application of a voluntary prepayment then such prepayment shall be applied first to Base Rate Loans and then to Eurodollar
Loans in direct order of Interest Period maturities. All prepayments under this
Section 3.3(a) shall be subject to Section 3.11.

        (b) Mandatory Prepayments.

            (i) Revolving Committed Amount. If at any time, the sum of the aggregate principal amount of outstanding Revolving Loans shall exceed the
Revolving Committed Amount, the Borrower immediately shall prepay, within one
(1) day of such occurrence, the Loans in an aggregate amount sufficient to eliminate such excess. Any payments pursuant to this Section 3.3(b)(i) shall be applied as set forth in clause (iv) below.

           (ii) Asset Dispositions. Immediately upon the occurrence of any Asset
Disposition (other than Excluded Asset Dispositions), the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Asset Disposition. Any payments pursuant to this Section 3.3(b)(ii)
shall be applied as set forth in clause (iv) below.

           (iii) Debt Issuances. Immediately upon the occurrence of any Debt
Issuance (other than Indebtedness permitted by Section 7.1(a) through (e)
inclusive, 7.1(g) and 7.1(h)), the Borrower shall prepay the Loans in an aggregate

                                       34

amount equal to 100% of the Net Cash Proceeds of such Debt Issuance. Any payments pursuant to this Section 3.3(b)(iii) shall be applied as set forth in clause (iv) below.

            (iv) Application of Mandatory Prepayments. Prepayments shall be applied first ratably to the Term Loans and Acquisition Loans in inverse order of maturity, second to the Base Rate Revolving Loans and then, subject to subsection (v) below, to Eurodollar Revolving Loans in direct order of Interest
Period maturities. All prepayments under this Section 3.3(b) shall be subject to
Section 3.11. All prepayments under this Section 3.3(b) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

           (v) Prepayment Accounts. Amounts to be applied as provided in subsection (iv) above to the prepayment of Loans (i) shall be applied first to reduce ratably outstanding Term Loans and Acquisition Loans in inverse order of maturity; (ii) second, any amount remaining after such deposit, shall be applied to reduce the Base Rate Revolving Loans; and (iii) third, any amounts remaining after such application shall, at the option of the Borrower, be applied to prepay Eurodollar Revolving Loans immediately and/or shall be deposited in a separate prepayment account for the Eurodollar Revolving Loans. The Agent shall apply any cash deposited in the Prepayment Account for any Loans to prepay
Eurodollar Loans on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Loans have been prepaid or until all the allocable cash on deposit in the Prepayment
Account has been exhausted. For purposes of this Agreement, the term "Prepayment
Account" for any Loans shall mean an account established by the Borrower with the Agent and over which the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this subsection. The Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account for any Loans in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the
Eurodollar Loans to be prepaid; provided, that (i) the Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Agent to be in, or would result in any, violation of any law, statute, rule or regulation, (ii) such Cash Equivalents shall be subjected to a first priority perfected security interest in favor of the Agent and (iii) if an Event of Default shall have occurred and be continuing, the selection of such investments shall be in the sole discretion of the Agent. The Borrower shall indemnify the Agent for any losses, other than losses due solely to the Agent's gross negligence, relating to the investments so that the amount available to prepay Eurodollar Loans on the last day of the applicable Interest Periods is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest or profits earned on such investments, the Prepayment Accounts shall not bear interest. Interest or profits, if any, on the investments in any Prepayment Account shall accumulate in such Prepayment Account. If the maturity of the Loans has been accelerated pursuant to Section 8.2, the Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account for any Loans to satisfy any of the
Credit Obligations related to such Loans. The Borrower hereby pledges and assigns to the Agent, for its benefit and

                                       35

the benefit of the Lenders, each Prepayment Account established hereunder to secure the Credit Obligations related to such Loans.

           (vi) Notice. The Borrower shall give to the Agent and the Lenders at least five (5) Business Days' prior written or telecopy notice of each and every event or occurrence requiring a prepayment under Section 3.3(b)(ii) and (iii), including the amount of Net Cash Proceeds expected to be received therefrom and the expected schedule for receiving such proceeds; provided, that in the case of any prepayment event consisting of a Casualty or Condemnation, the Borrower shall give such notice within five (5) Business Days after the occurrence of such event.

     3.4 Termination and Reduction of Commitments.

        (a) Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $500,000 or in integral multiples of $100,000 in excess thereof (or, if less, the full remaining amount of the then applicable
Revolving Committed Amount)) upon five (5) Business Days' prior written or telecopy notice to the Agent; provided, that, no such termination or reduction shall be made which would cause the sum at any time of the aggregate principal amount of outstanding Revolving Loans to exceed the Revolving Committed Amount as so terminated or reduced, unless, concurrently with such termination or reduction, the Loans are repaid to eliminate such excess. The Agent shall promptly notify each affected Lender of the receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

        (b) Mandatory Reductions.

           (i) Acquisition Loans. On any date that an Acquisition Loan is made to Borrower pursuant to Section 2.3, the Revolving Committed Amount shall be automatically and permanently reduced by the aggregate principal amount of such
Acquisition Loan.

           (ii) Loan Prepayment Reductions. Unless otherwise consented by the
Required Lenders, on any date that the Loans are required to be prepaid (or would be so required if any Loans were outstanding) pursuant to Section
3.3(b)(iii), the Revolving Committed Amount shall be automatically and permanently reduced by the total amount of such required prepayments (and, in the event that the amount of any payment referred to in Section 3.3(b)(iii)
which is allocable to the Credit Obligations exceeds the amount of all outstanding Credit Obligations, the Revolving Committed Amount shall be further reduced by 100% of such excess).

        (c) Maturity Date. The Revolving Commitments of the Lenders shall automatically terminate on the Revolving Maturity Date.

        (d) General. The Borrower shall pay to the Agent for the account of the
Lenders in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Committed Amount, the Facility Fee
accrued through the

                                       36

date of such termination or reduction on the amount of the Revolving Committed
Amount so terminated or reduced.

     3.5 Fees.

        (a) Renewal Fee. In consideration of the Loans of the Lenders hereunder, the Borrower agrees to pay to the Agent for the account of each Lender a one time renewal fee (the "Renewal Fee") equal to 0.15% of the Revolving Committed
Amount. The Renewal Fee shall be payable in full on the Amendment Date and shall be fully earned when paid and nonrefundable for any reason.

        (b) Facility Fee. In consideration of the Revolving Commitments of the
Lenders hereunder, the Borrower agrees to pay to the Agent for the account of each Lender a fee (the "Facility Fee") on such Lender's Revolving Commitment
Percentage of the Revolving Committed Amount computed for each day during the applicable Facility Fee Calculation Period at a per annum rate equal to the
Applicable Percentage in effect from time to time. The Facility Fee shall commence to accrue on the Effective Date and shall be due and payable in arrears on the last business day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced as provided in Section
3.4(a) or (b) and the Maturity Date) for the immediately preceding quarter or portion thereof (each such quarter or portion thereof being herein referred to as an "Facility Fee Calculation Period"), beginning with the first of such dates to occur after the Effective Date.

        (c) Agent Fees. The Borrower agrees to pay to the Agent, for its own account, an agency fee in the amount of $15,000 annually, payable on May 31 of each year. Such fees shall be in addition to reimbursement of the Agent's reasonable out-of-pocket expenses pursuant to Section 10.5 hereof.

     3.6 Increased Cost and Reduced Return.

        (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental
Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending
Office) with any request or directive (whether or not having the force of law)
of any such Governmental Authority, central bank, or comparable agency:

           (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, any of its
Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending
Office) under this Agreement or any of its Notes in respect of any Eurodollar
Loans (other than franchise taxes and taxes imposed on the overall net income, gross receipts or revenues of such

                                       37

Lender by the jurisdiction in which such Lender has its principal office or such
Applicable Lending Office);

           (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the
Reserve Requirement utilized in the determination of the Adjusted Eurodollar
Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable
Lending Office), including any of the Commitments of such Lender hereunder; or

           (iii) shall impose on such Lender (or its Applicable Lending Office)
or on the London interbank market any other condition affecting this Agreement or any of its Notes or any of such extensions of credit or liabilities or commitments; and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, extending, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this
Agreement or any of its Notes with respect to any Eurodollar Loans, then the
Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.6, the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or extend Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.9 shall be applicable);
provided, that, such suspension shall not affect the right of such Lender to receive the compensation so requested.

        (b) If, after the date hereof, any Lender shall have reasonably determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

        (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.6 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be

                                       38

otherwise disadvantageous to it. Any Lender claiming compensation under this
Section 3.6 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such
Lender may use any reasonable averaging and attribution methods.

     3.7 Limitation on Types of Loans. If on or prior to the first day of any
Interest Period for any Eurodollar Loan:

        (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such
Interest Period; or

        (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar
Loans for such Interest Period; then the Agent shall give the Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, extend Eurodollar Loans or to convert Base Rate
Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

     3.8 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending
Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or extend Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.9 shall be applicable).

     3.9 Treatment of Affected Loans. If the obligation of any Lender to make
Eurodollar Loans or to extend, or to convert Base Rate Loans into, Eurodollar
Loans shall be suspended pursuant to Section 3.6 or 3.8 hereof (Revolving Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest
Period(s) for Affected Loans (or, in the case of a conversion required by
Section 3.8 hereof, on such earlier date as such Lender may specify to the
Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.6 or 3.8 hereof that gave rise to such conversion no longer exist:

        (a) to the extent that such Lender's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base
Rate Loans; and

                                       39

        (b) all Loans that would otherwise be made or extended by such Lender as
Loans of the Affected Type shall be made or extended instead as Base Rate Loans, and all Loans of such Lender that would otherwise be converted into Loans of the
Affected Type shall be converted instead into (or shall remain as) Base Rate
Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.6 or 3.8 hereof that gave rise to the conversion of such Lender's Affected Loans pursuant to this Section 3.9 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other
Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the
Affected Type and by such Lender are held pro rata (as to principal amounts,
Types, and Interest Periods) in accordance with their respective Commitments.

     3.10 Taxes.

         (a) Any and all payments by the Borrower to or for the account of any
Lender or the Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the
Agent, taxes imposed on its income, gross receipts and revenues and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any
Taxes from or in respect of any sum payable under this Agreement or any other
Credit Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.10) such
Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the
Borrower shall furnish to the Agent, at the office of the Agent specified in
Schedule 2.1(a), the original or a certified copy of a receipt evidencing payment thereof.

        (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies (including mortgage recording taxes and similar taxes)
which arise from any payment made under this Agreement or any other Credit
Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as "Other
Taxes").

                                       40

        (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.10) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender organized under the laws of a jurisdiction outside the
United States, on or prior to the date of its execution and delivery of this
Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other
Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form
1001 or 4224, as appropriate, or any successor form prescribed by the Internal
Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form
W-8 or W-9, as appropriate, or any successor form prescribed by the Internal
Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

        (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 3.10(d)
(unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.10(a) or
3.10(b) with respect to Taxes imposed by the United States; provided, that, should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

        (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.10, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending
Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such Lender, is not otherwise disadvantageous to such Lender.

        (g) Within thirty (30) days after the date of any payment of Taxes, the
Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

                                       41

        (h) Without prejudice to the survival of any other agreement of the
Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.10 shall survive the termination of the Commitments and the payment in full of the Notes.

     3.11 Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense
(including loss of anticipated profits) incurred by it as a result of:

        (a) any payment, prepayment, or extension of a Eurodollar Loan for any reason (including the acceleration of the Loans pursuant to Section 8.2) on a date other than the last day of the Interest Period for such Loan; or

        (b) any failure by the Borrower for any reason (including the failure of any condition precedent specified in Section 4 to be satisfied) to borrow, convert, extend, or prepay, as applicable, a Eurodollar Loan on the date for such borrowing, conversion, extension, or prepayment specified in the relevant notice of borrowing, prepayment, extension, or conversion, all as provided under this Agreement; or

        (c) without duplication of any amounts paid under Section 3.11 (a) and
(b), any breakage costs, charges or fees incurred by any Lender during the period from the Closing Date through and including the date that is 180 days from the Closing Date in respect of any Eurodollar Loan on account to any sale or assignment of any portion of the Loans on the Commitments to a financial institution such that the financial institution is or will become a Lender hereunder.

     3.12 Pro Rata Treatment. Except to the extent otherwise provided herein:

         (a) Revolving Loans. Each Loan, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of Facility Fees, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and
Participation Interests.

         (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, that, the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.
Unless the Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the
Agent its ratable share of such borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such borrowing, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the
Borrower a corresponding amount. If such corresponding amount is not

                                       42

in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent (and such payment by the Borrower shall be without prejudice to Borrower's rights and remedies in respect to the defaulting
Lenders). The Agent shall also be entitled to recover from the Lender or the
Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the
Agent to the Borrower to the date such corresponding amount is recovered by the
Agent at a per annum rate equal to (i) from the Borrower, the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a
Lender, if paid within two (2) Business Days of the date such corresponding amount was made available by the Agent to the Borrower, the Federal Funds Rate
and, if paid thereafter, the Base Rate.

     3.13 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such
Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (whether voluntarily or involuntarily by set-off or otherwise), in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loan or other obligation in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such
Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each
Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit
(together with its share of any accrued interest payable with respect thereto)
to each Lender whose payment shall have been rescinded or otherwise restored.
The Borrower agrees that any Lender so purchasing such a Participation Interest pursuant to this Section 3.13 may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan or other obligation in the amount of such Participation
Interest. Except as otherwise expressly provided in this Agreement, if any
Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other
Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured

                                       43

claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.13 to share in the benefits of any recovery on such secured claim.

     3.14 Payments, Computations, Etc.

         (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the
Agent's office specified in Schedule 2.1(a) not later than 2:00 P.M.
(Cincinnati, Ohio time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The
Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Agreement, specify to the Agent the
Loans, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the
Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00
Noon (Cincinnati, Ohio time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business
Day, the due date thereof shall be extended to the next succeeding Business Day
(subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and Fees shall be made on the basis of actual number of days elapsed over a year of 360 days (or 365 or 366 days, as the case may be, in the case of Facility Fees and Base Rate Loans based on the Prime Rate). Interest shall accrue from and include the date of borrowing, but shall exclude the date of payment.

         (b) Allocation of Payments After Event of Default. Notwithstanding any
other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any other Lender on account of the Credit Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the
Collateral shall be paid over or delivered as follows:

     FIRST, to the payment of all reasonable out-of-pocket costs and expenses
     (including reasonable attorneys' fees but excluding the allocated cost of internal

                                       44

     counsel) of the Agent in connection with enforcing the rights of the
     Secured Parties under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

     SECOND, to payment of any Fees owed to the Agent;

     THIRD, to the payment of all reasonable out-of-pocket costs and expenses
     (including reasonable attorneys' fees but excluding the cost of internal counsel) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit
     Obligations owing to such Lender;

     FOURTH, to the payment of all of the Credit Obligations consisting of accrued fees and interest;

     FIFTH, to the payment of the outstanding principal amount of the Credit
     Obligations;

     SIXTH, to all other Credit Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

     SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate amount of the then outstanding
Revolving Loans of amounts available to be applied pursuant to clauses "THIRD",
"FOURTH", "FIFTH" and "SIXTH" above.

     3.15 Evidence of Debt.

         (a) Each Lender shall maintain an account or accounts evidencing each
Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

         (b) The Agent shall maintain the Register pursuant to Section 10.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, Type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the

                                       45

Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

         (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded;
provided, that, the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

     3.16 Interest Rate Protection. At the option of the Lenders (in the exercise of its reasonable credit discretion) at any time, upon written notice from Agent, Borrower shall obtain one or more Interest Rate Protection
Agreements with respect to up to fifty percent (50%) of the outstanding Term
Loan and/or Acquisition Loans. Borrower, at its sole option, may obtain one or more Interest Rate Protection Agreements with respect to the remainder of the outstanding Term Loan and/or Acquisition Loans.

     3.17 Security Interest in the Collateral. To secure the prompt payment and performance to Lenders of the Obligations, Borrower hereby assigns, pledges and grants to Agent, for the ratable benefit of the Lenders a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest. Borrower shall promptly provide Agent with written notice of all commercial tort claims in which the Borrower's potential recovery exceeds $100,000, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, Borrower shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

     3.18 Perfection of Security Interest. Borrower shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of
Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to: (a) immediately discharging all Liens other than Permitted
Liens, (b) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as
Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the
Collateral, and (c) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or

                                       46

continuation of Agent's security interest under the UCC or other applicable law.
By its signature hereto, Borrower hereby authorizes Agent to file against
Borrower, one or more financing, continuation, or amendment statements pursuant to the UCC in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein).
All actual charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's account as a Revolving Loan and added to the Credit Obligations, or, at Agent's option, shall be paid to Agent immediately upon demand.

     3.19 Disposition of Collateral. Borrower will safeguard and protect all
Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except as permitted pursuant to Section 7.5 hereof.

     3.20 Preservation of Collateral. Following the occurrence of a Default or
Event of Default, in addition to the rights and remedies set forth in Section
8.2 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of
Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; and (c) shall have, and is hereby granted (to the same extent as the Borrower), a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's actual expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's account as a Revolving
Loan and added to the Credit Obligations.

     3.21 Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) subject to
Permitted Liens, Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for
Permitted Liens the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower or delivered to Agent in connection with this Agreement shall be true and correct in all respects; and (c) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same.

     3.22 Defense of Agent's Interests. Until (a) payment and performance in full of all of the Credit Obligations and (b) termination of this Agreement,
Agent's interests in the Collateral shall continue in full force and effect.
During such period Borrower shall not, without Agent's prior written consent, pledge, sell, assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted
Liens, any part of the Collateral. Borrower shall defend Agent's interests

                                       47

in the Collateral against any and all Persons whatsoever. At any time after the occurrence and during the continuance of an Event of Default, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all
Collateral, Agent shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks,
Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as Agent's trustee, and Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

     3.23 Books and Records. Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

     3.24 Compliance with Laws. Borrower shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on Borrower.
Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The assets of Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of Borrower so that such insurance shall remain in full force and effect.

     3.25 Inspection of Premises. At all times Agent upon reasonable notice shall have full access during normal business hours to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence

                                       48

and all other papers relating to the Collateral and the operation of Borrower's business, subject to confidentiality requirements imposed on Borrower by third parties. Agent and its agents may enter upon any of Borrower's premises at any time upon reasonable prior notice during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the
Collateral and any and all records pertaining thereto and the operation of
Borrower's business.

     3.26 Insurance. Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers acceptable to Agent, Borrower shall keep all its insurable properties and properties in which Borrower has an interest insured as provided in Section 6.6 hereof.

     3.27 Payment of Taxes. Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the
Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrower and
Agent which Agent may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrower pay the taxes, assessments or other Charges and Borrower hereby indemnifies and holds Agent harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that Borrower has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 3.27 shall be charged to Borrower's account as a Revolving Loan and added to the
Credit Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower's credit and Agent shall retain its security interest in any and all Collateral held by Agent.

     3.28 Receivables.

         (a) Nature of Receivables. Each Receivable shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Debtor therein named, for a fixed sum as set forth in the invoice relating thereto
(provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to work, labor, expenses or services theretofore rendered or contracted to be rendered in the future by Borrower as of the date such Receivable is created. Same shall be due and owing in accordance with the
Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts

                                       49

receivable schedules delivered by Borrower to Agent and except to the extent of a specific reserve or to the extent of the general reserve of Borrower.

         (b) Solvency of Debtor. Each Debtor, to the best of Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Debtor is obligated in full when due or with respect to such Debtor of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

         (c) Locations of Borrower. Borrower's chief executive office is located at the addresses set forth on the Disclosure Schedules. Until written notice is given to Agent of any other office at which Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office or its Domestic Subsidiaries' offices. The state of formation and organizational number of Borrower and its Domestic Subsidiaries are set forth on the Disclosure Schedules.

         (d) Notification of Assignment of Receivables. At any time following the occurrence and during the continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Debtors or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's account and added to the Credit Obligations.

         (e) Power of Agent to Act on Borrower's Behalf. Agent shall have the right at any time following the occurrence and during the continuance of an
Event of Default or Default, to receive, endorse, assign and/or deliver in the name of Agent or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. At any time following the occurrence and during the continuance of an Event of
Default or Default, Borrower hereby constitutes Agent or Agent's designee as
Borrower's attorney with power: (a) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or
Collateral; (b) to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Debtors, assignments and verifications of Receivables; (c) to send verifications of Receivables to any
Debtor; (d) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (e) to demand payment of the Receivables; (f) to enforce payment of the Receivables by legal proceedings or otherwise; (g) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other
Collateral; (h) to settle, adjust, compromise, extend or renew the Receivables;
(i) to settle, adjust or compromise any legal proceedings brought to collect
Receivables; (j) to prepare, file and sign Borrower's name on a proof of claim in Bankruptcy or similar document against any Debtor; (k) to prepare, file and sign Borrower's

                                       50

name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (l) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done willfully maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable following the occurrence and during the continuance of an Event of
Default or Default. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default or Default, to change the address for delivery of mail addressed to Borrower to such address as
Agent may designate and to receive, open and dispose of all mail addressed to
Borrower.

         (f) No Liability. Except in the event of gross negligence or willful misconduct by Agent, Agent shall not under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and during the continuance of an Event of
Default, Agent may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof.

         (g) Establishment of a Lockbox Account; Blocked Accounts. All deposit and operating accounts of Borrower shall be maintained with Agent, provided however,
Borrower may maintain deposit accounts in local financial institutions. At any time following the occurrence and during the continuance of an Event of Default, upon request of Agent, (i) all proceeds of Collateral shall be deposited by
Borrower into a lockbox account with Agent ("Lockbox") and Borrower shall execute and deliver Agent's customary lockbox agreement and (ii) Borrower shall maintain such other "blocked accounts" ("Blocked Accounts") as Agent may require pursuant to an arrangement with such other Agent(s) as may be selected by
Borrower and be acceptable to Agent. Borrower shall issue to any such Agent, an irrevocable letter of instruction directing said Agent to transfer such funds so deposited to Agent, either to any account maintained by Agent at said Agent or by wire transfer to appropriate account(s) of Agent. All funds deposited in such
Blocked Accounts shall immediately become the property of Agent and Borrower shall obtain the agreement by such Agent to waive any offset rights against the funds so deposited. Agent shall not assume any responsibility for such blocked account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any Agent thereunder. Alternatively, Agent may establish depository accounts ("Depository
Accounts") in the name of Agent at a Agent or Agents for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

                                       51

         (h) Adjustments. Following the occurrence and during the continuation of an
Event of Default, Borrower will not, without Agent's consent, compromise or adjust any material amount of the Eligible Receivables (or extend the time for payment thereof) or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, extensions, discounts, credits and allowances as have been heretofore customary in the business of Borrower. As used herein, "material amount" means an amount, individually or in the aggregate, which exceeds 10% of the outstanding
Receivables.

     3.29 Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent as Borrower's agent for any purpose whatsoever, nor shall
Agent be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof unless a result of Agent's gross negligence or willful misconduct. Agent shall not, whether by anything herein or in any assignment or otherwise, assume any of Borrower's obligations under any contract or agreement assigned to Agent, and Agent shall not be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

     3.30 Financing Statements. Except with respect to the financing statements filed by Agent and the financing statements directly related to Permitted Liens,
Borrower is not aware of any financing statement covering any of the Collateral or any proceeds thereof is on file in any public office and, in the event any such financing statement exists, such financing statement shall be promptly terminated by Borrower.

     3.31 Pledge Agreement; Account Control Agreement. Borrower shall grant to, and at all times maintain for the benefit of, Agent, a first security interest in cash and Cash Equivalents held pursuant to the Securities Pledge Agreements and related Account Control Agreements.

                                   SECTION 4.
                                   CONDITIONS

     4.1 Closing Conditions. The obligations of the Lenders to make the initial
Loans under this Agreement shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Agent and the Lenders):

        (a) Executed Credit Documents. The Agent shall have received duly executed copies of (i) this Agreement; (ii) the Notes, and (iii) the Collateral
Documents, each in form and substance reasonably acceptable to the Lenders.

        (b) Corporate Documents. The Agent shall have received the following:

           (i) Charter Documents. To the extent available, copies of the articles or certificates of incorporation or other charter documents of
Borrower, each Guarantor and each Foreign Subsidiary whose Capital Stock is pledged pursuant to the Pledge Agreement certified to be true and complete as of a recent date by the

                                       52

appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit
Party to be true and correct as of the Effective Date.

           (ii) Bylaws. A copy of the bylaws or regulations of Borrower, each
Guarantor and each Foreign Subsidiary whose Capital Stock is pledged pursuant to the Pledge Agreement certified by a secretary or assistant secretary of such
Credit Party to be true and correct as of the Effective Date.

           (iii) Resolutions. Copies of resolutions of the Board of Directors of
Borrower and each Guarantor approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing the execution, delivery and performance thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in full force and effect as of the Effective Date.

           (iv) Good Standing. Copies of (A) to the extent available, certificates of good standing, existence or the equivalent with respect to
Borrower and each Guarantor certified as of a recent date by the appropriate
Governmental Authority of its state or other jurisdiction of incorporation and each other jurisdiction in which the failure to be qualified to do business and in good standing could have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authority of its state or other jurisdiction of incorporation and each other jurisdiction referred to in clause (A) above.

           (v) Incumbency. A certificate of each Credit Party as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of such Credit
Party, certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

        (c) Opinion of Counsel. The Agent shall have received a legal opinion, dated the Effective Date, of Douglas W. Campbell, Esq., general counsel for the
Credit Parties, substantially in the form of Exhibit J.

        (d) Fees and Expenses. The Credit Parties shall have paid all Fees and other fees and expenses owed by them to the Agent or any Lender under this
Agreement or otherwise.

        (e) Collateral. The Agent shall have received (i) all stock certificates evidencing the Capital Stock pledged to the Agent pursuant to the Pledge
Agreement, together with duly executed in blank undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign
Subsidiary, such stock powers are deemed unnecessary by the Agent in its sole discretion under the law of the jurisdiction of incorporation of such Person)
and Intercompany Notes, (ii) searches of Uniform Commercial Code filings in the jurisdiction of incorporation or organization, the

                                       53

chief executive office of each Credit Party and each jurisdiction where any
Collateral is located or where a filing would need to be made in order to perfect the Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens, and (iii) duly executed financing statements (Form UCC-1)
for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral.

        (f) Priority of Liens. The Agent, on behalf of the Secured Parties, shall hold a perfected, first priority Lien, subject to no other Liens other than Permitted Liens, on all Collateral.

        (g) Evidence of Insurance. The Agent shall have received satisfactory evidence that insurance satisfying the requirements set forth in the Credit
Documents is in effect.

        (h) Corporate Structure. The ownership, capital, corporate, tax, organizational and legal structure (including articles of incorporation and bylaws, shareholder agreements and management) of the Credit Parties shall be reasonably satisfactory to the Lenders.

        (i) Consents and Approvals. The Borrower and the other Credit Parties shall have obtained all governmental, shareholder and third party consents and approvals necessary or, in the reasonable opinion of the Agent, desirable in connection with the execution, delivery and performance of this Agreement and the other Credit Documents (including the exercise of remedies under the
Collateral Documents), the other related financings and transactions contemplated hereby and the continuing operations of the Borrower and its
Subsidiaries following the Effective Date.

        (j) Material Adverse Effect. From the Closing Date to the Effective
Date, nothing shall have occurred (and neither the Lenders nor the Agent shall have become aware of any facts or circumstances not previously known) which has, or could reasonably be expected to have, a Material Adverse Effect.

        (k) Litigation. Except as set forth in Schedule 5.9, there shall not exist any order, decree, judgment, ruling or injunction or any pending or threatened action, suit, investigation or proceeding that purports to affect the
Facility or that could reasonably be expected to have a Material Adverse Effect.

        (l) Other Indebtedness. The Credit Parties shall have no material liabilities (actual or contingent) or Preferred Stock other than (i) the
Indebtedness under the Credit Documents, (ii) Indebtedness that is set forth on
Schedule 7.1(b) and satisfactory to the Lenders, (iii) as disclosed in the most recent interim balance sheet referred to in Section 5.1(a) and on Schedule 5.1, and (iv) for accounts payable incurred in the ordinary course of business consistent with past practice since the date of the most recent interim balance sheet referred to in Section 5.1(a).

                                       54

        (m) Officer's Certificates. The Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the
Effective Date stating that (A) each Credit Party is in compliance with all existing financial obligations, and (B) conditions set forth in subsections
4.1(e), (i), (j), (k) and (l) shall have been satisfied, certified by a
Responsible Officer of the Borrower to be true and correct as of the Effective
Date.

        (n) Other. The Lenders shall have received such other documents, instruments, agreements or information as reasonably requested by any Lender, including information regarding litigation, investigations and other proceedings, compliance with applicable laws, regulations and consent orders, tax matters, accounting matters, labor agreements and other employee-related matters, insurance coverage, pension liabilities (actual or contingent) and other employee benefits, real estate leases, material contracts and relationships, debt agreements, transactions with Affiliates and former
Affiliates, property ownership, Capital Leases, trademarks, other proprietary rights and related licenses, capital stock, options and warrants, and contingent liabilities of the Credit Parties.

     4.2 Conditions to all Extensions of Credit. The obligations of each Lender to make any Loan (including the initial Loans), convert any existing Loan into a
Loan of another Type or extend any existing Loan into a subsequent Interest
Period are subject, in addition to satisfaction on the Effective Date of the conditions set forth in Section 4.1, to satisfaction on the date such Loan is made, converted or extended, as applicable, to satisfaction of the following conditions:

        (a) The Borrower shall have delivered in the case of any Revolving Loan, an appropriate Notice of Revolving Borrowing or Notice of Extension/Conversion;

        (b) The Borrower shall, in the case of any Acquisition Loan, satisfied the conditions set forth in Section 2.3;

        (c) The representations and warranties set forth in Section 5 shall be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date);

        (d) There shall not have been commenced against any Credit Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, which involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

                                       55

        (e) No Default or Event of Default shall exist and be continuing either prior to the making, conversion or extension of such Loan or after giving effect thereto; and

        (f) Immediately after giving effect to the making, conversion or extension of such Loan (and the application of the proceeds thereof), as applicable, the aggregate principal amount of outstanding Revolving Loans shall not exceed the limitations applicable thereto set forth in Section 2.

The delivery of each Notice of Revolving Borrowing and each Notice of
Extension/Conversion shall constitute a representation and warranty by the
Borrower of the correctness of the matters specified in subsections (b), (c),
(d) and (e) above.

                                   SECTION 5.
                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents to the Agent and each Lender that:

     5.1 Financial Condition.

         (a) The audited consolidated and unaudited consolidating balance sheets of the Borrower and its Subsidiaries as of December 31, 2001, and the audited consolidated and unaudited consolidating statements of earnings and statements of cash flows of the Borrower and its Subsidiaries for the years ended December
31, 2002, December 31, 2003 and December 31, 2004 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) with respect to the consolidated statements only, have been audited by a nationally recognized accounting firm reasonably acceptable to the Agent, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the
Borrower and its Subsidiaries as of such dates and for such periods. During the period from January 1, 2005 to and including the Effective Date, there has been no sale, transfer or other disposition by any Credit Party of any material part of the business or property of the Credit Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property
(including any capital stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties, taken as a whole, in each case, which, is not reflected in the foregoing financial statements or in the notes thereto. Except as disclosed in Schedule 5.1, the balance sheets and the notes thereto included in the foregoing financial statements disclose all material liabilities, actual or contingent, of the Borrower and its Subsidiaries as of the dates thereof.

         (b) As of the Effective Date, the Credit Parties do not have any material liabilities, actual or contingent, or Preferred Stock except (i) as disclosed in the most recent interim balance sheet referred to in subsection (a)
above, (ii) for items disclosed

                                       56

in Schedule 5.1, (iii) for accounts payable incurred in the ordinary course of business consistent with past practice since the date of the most recent interim balance sheet referred to in subsection (a) above (iv) Indebtedness under the
Credit Documents and (v) Indebtedness set forth on Schedule 7.1(b).

         (c) [intentionally omitted]

         (d) The financial statements delivered to the Lenders pursuant to
Section 6.1(a) and (b), (i) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 6.1(a) and (b)) and (ii) present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements, if any) the consolidated and consolidating financial condition, results of operations and cash flows of the Borrower and its
Subsidiaries as of the respective dates thereof and for the respective periods covered thereby.

     5.2 No Material Change. Since January 1, 2005, (a) there has been no development or event relating to or affecting a Credit Party which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the
Capital Stock of any Credit Party nor has any of the Capital Stock of any Credit
Party been redeemed, retired, purchased or otherwise acquired for value.

     5.3 Organization and Good Standing. Each of the Credit Parties (a) is duly organized, validly existing and is in good standing (or the local law equivalent, in the case of Foreign Subsidiaries) under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its
Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing (or the local law equivalent, in the case of Foreign
Subsidiaries) under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not reasonably be expected to have a
Material Adverse Effect.

     5.4 Power; Authorization; Enforceable Obligations. Each of the Credit
Parties has the corporate or other necessary power and authority, and the legal right, to execute, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and each Credit Party has taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such
Credit Party is a party, except for (i) consents,

                                       57

authorizations, notices and filings disclosed in Schedule 5.4, all of which have been (or will as of the Effective Date) obtained or made, and (ii) filings to perfect the Liens created by the Collateral Documents. This Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of such Credit Party. This Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party and, to the knowledge of the Credit Parties, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     5.5 No Conflicts. Neither the execution and delivery by each Credit Party of the Credit Documents to which it is a party, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party, nor the exercise of remedies by the Secured Parties under the Credit Documents, will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or conflict with any Requirement of Law (including Regulation U or
Regulation X), applicable to it or its Properties, (c) violate, contravene or conflict with contractual provisions of, cause an event of default under, or give rise to material increased, additional, accelerated or guaranteed rights of any Person under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, or (d) result in or require the creation of any Lien (other than the Lien of the Collateral Documents) upon or with respect to its Properties.

     5.6 No Default. No Credit Party is in default in any respect under any loan agreement, indenture, mortgage, security agreement or other agreement relating to Indebtedness or any other contract, lease, agreement or obligation to which it is a party or by which any of its Properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of
Default has occurred or exists.

     5.7 Ownership of Assets. Each Credit Party is the owner of, and has good and marketable title to, all of its respective assets, and none of such assets is subject to any Lien other than Permitted Liens.

     5.8 Indebtedness. Except as permitted under Section 7.1, the Credit Parties have no Indebtedness.

     5.9 Litigation. Except as disclosed in Schedule 5.9, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending for which service of process or other written notice has been received or, to the knowledge of any Credit Party, threatened against or affecting any Credit Party which could reasonably be expected to have a Material
Adverse Effect.

                                       58

     5.10 Taxes. Each Credit Party has filed, or caused to be filed, all material tax returns (including Federal, state, local and foreign tax returns)
required to be filed and paid (a) all amounts of taxes shown thereon to be due
(including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings diligently pursued, and against which adequate reserves are being maintained in accordance with GAAP. Except as disclosed in
Schedule 5.10, no Credit Party knows as of the Effective Date of any pending investigation of such party by any taxing authority or proposed tax assessments against it or any other Credit Party.

     5.11 Compliance with Law. Each Credit Party is in compliance with all
Requirements of Law (including Environmental Laws) applicable to it or to its
Properties, except for any such failure to comply which could not reasonably be expected to have a Material Adverse Effect. No Requirement of Law could reasonably be expected to cause a Material Adverse Effect. To the knowledge of the Credit Parties, as of the Effective Date, none of the Credit Parties or any of their respective material Properties or assets is subject to or in default with respect to any judgment, writ, injunction, decree or order of any court or other Governmental Authority. None of the Credit Parties has received any written communication prior to the Effective Date from any Governmental
Authority that alleges that any of the Credit Parties is not in compliance in any material respect with any Requirement of Law, except for allegations that have been satisfactorily resolved and are no longer outstanding.

     5.12 ERISA. Except as disclosed in Schedule 5.12:

         (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable Federal or state laws, and (iv) no Lien in favor of the PBGC or a
Plan has arisen or is reasonably likely to arise on account of any Plan.

         (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each
Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

                                       59

        (c) Neither any Credit Party nor any ERISA Affiliate has incurred, or, to the knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple
Employer Plan. Neither any Credit Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Credit Party or any ERISA
Affiliate were to withdraw completely from all Multiemployer Plans and Multiple
Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Credit Party nor any
ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent
(within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the
knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

         (d) No prohibited transaction (within the meaning of Section 406 of
ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Credit
Party or any ERISA Affiliate to any liability under Section 406, 409, 502(i) or
502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

        (e) Neither any Credit Party nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106.

     5.13 Subsidiaries. Schedule 5.13 sets forth a complete and accurate list of all Subsidiaries of the Borrower, discloses the jurisdiction of incorporation of each such Subsidiary, the number of authorized shares of each class of Capital
Stock of each such Subsidiary, the number of outstanding shares of each class of
Capital Stock, the number and percentage of outstanding shares of each class of
Capital Stock of each such Subsidiary owned (directly or indirectly) by any
Person, and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect to Capital Stock of each such Subsidiary. Except for director qualifying shares in certain Foreign Subsidiaries, all the outstanding Capital Stock of each such Subsidiary is validly issued, fully paid and non-assessable and is owned by the Borrower, directly or indirectly, free and clear of all Liens
(other than those arising under the Collateral Documents). Other than as disclosed in Schedule 5.13, no Credit Party has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock.

                                       60

     5.14 Governmental Regulations, Etc.

         (a) No portion of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Credit
Parties. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Exchange Act or regulations issued pursuant thereto, or Regulation T, U or X.

         (b) No Credit Party is subject to regulation under the Public Utility
Holding Company Act of 1935, the Federal Power Act or the Investment Company Act
of 1940, each as amended. In addition, no Credit Party is (i) an "investment company" registered or required to be registered under the Investment Company
Act of 1940, as amended, (ii) controlled by such a company, or (iii) a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a
"holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (c) No director, executive officer or principal holder of Capital Stock of any Credit Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer"
and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of
Governors of the Federal Reserve System.

         (d) Each Credit Party has obtained and holds in full force and effect all material franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights or way and other rights, consents and approvals which are necessary for the ownership of its respective
Property and to the conduct of its respective businesses as presently conducted.

        (e) Each Credit Party is current with all material reports and documents, if any, required to be filed with any state or Federal securities commission or similar agency and is in compliance in all material respects with all applicable rules and regulations of such commissions, except where the failure to be in compliance would not have a Material Adverse Effect.

                                       61

     5.15 Purpose of Loans. The proceeds of the Loans made on or after the
Effective Date will be used to provide for: (a) working capital requirements of the Borrower and its Subsidiaries; (b) permitted Consolidated Capital
Expenditures; (c) Permitted Acquisitions; (d) for the general corporate purposes of the Borrower and its Subsidiaries; (e) repurchases of Capital Stock of
Borrower to the extent permitted hereunder; and (f) amend and restate existing indebtedness of Borrower to the Lenders.

     5.16 Environmental Matters. Except as disclosed in Schedule 5.16:

         (a) Each of the facilities and properties owned, leased or operated by the Credit Parties (the "Company Properties") and all operations at the Company
Properties are in compliance in all material respects with all applicable
Environmental Laws, and there is no violation of any Environmental Law with respect to the Company Properties or the businesses operated by the Credit
Parties (the "Businesses"), and there are no conditions or circumstances relating to the Businesses or Company Properties or any former facilities, properties or businesses of the Credit Parties that could give rise to liability of any Credit Party under any applicable Environmental Laws or under any agreement or other instrument pursuant to which any Credit Party has agreed or is required to indemnify any Person against any such liability.

         (b) None of the Company Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Company
Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability of any Credit Party under,
Environmental Laws or under any agreement or other instrument pursuant to which any Credit Party has agreed or is required to indemnify any Person against any such liability.

        (c) No Credit Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Company Properties or the Businesses, nor does any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

        (d) Materials of Environmental Concern have not been transported or disposed of from the Company Properties, or generated, treated, stored or disposed of at, on or under any of the Company Properties or any other location, in each case by or on behalf of any Credit Party in violation of, or in a manner that could give rise to liability of any Credit Party under, any applicable
Environmental Law or under any agreement or other instrument pursuant to which any Credit Party has agreed or is required to indemnify any Person against any such liability.

        (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any
Environmental Law to which any Credit Party is or will be named as a party, nor are there any consent decrees, consent orders, administrative orders, other decrees or

                                       62

orders or other administrative or judicial requirements outstanding under any
Environmental Law with respect to the Credit Parties, the Company Properties or the Businesses.

        (f) There has been no release or threat of release of Materials of
Environmental Concern at or from the Company Properties, or arising from or related to the operations (including disposal) of any Credit Party in connection with the Company Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws or under any agreement or other instrument pursuant to which any Credit Party has agreed or is required to indemnify any Person against any such liability.

     5.17 Intellectual Property. Except as disclosed in Schedule 5.17, each
Credit Party owns, or has the legal right to use, all trademarks, trade names, copyrights, service marks, proprietary techniques, patents, patent applications, trade secrets, technology, know how and processes necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a
Material Adverse Effect.

     5.18 Solvency. Each Credit Party is and, after the Effective Date, will be
Solvent.

     5.19 Investments. All Investments of each Credit Party are Permitted
Investments.

     5.20 [Intentionally omitted].

     5.21 Disclosure. Neither this Agreement nor any financial statements delivered to the Lenders pursuant hereto nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby (other than final projections) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. All financial projections that have been made available to the Agent or the Lenders by any Credit Party or any representatives thereof in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Credit Parties to be reasonable.

     5.22 No Burdensome Restrictions; Material Contracts.

         (a) No Credit Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Schedule 5.22 sets forth a complete and accurate list of each agreement, contract, lease, license, commitment, commercial arrangement or other instrument to which any Credit Party is a party or by which it or any of its properties or assets are or may be bound as of the Effective Date

                                       63

the loss of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (collectively, the "Material
Contracts").

         (b) Each Material Contract will be in all material respects valid, binding and in full force and effect and will be enforceable by the Borrower or the Subsidiary of the Borrower which is a party thereto in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles (whether in equity or at law). Each of the
Borrower and the Subsidiaries will have performed in all material respects all obligations required to be performed by it to date under the Material Contracts and it will not be (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Credit Parties, no other party to any of the Material Contracts will be (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Neither the Borrower nor any of the Subsidiaries, nor, to the knowledge of the Borrower, any other party to any Material Contract, will have given notice of termination of, or taken any action inconsistent with the continuation of, any Material Contract. Except as disclosed in Schedule 5.22, none of such other parties will have any presently exercisable right to terminate any Material Contract nor will any such other party have any right to terminate any Material Contract on account of the execution, delivery or performance of the Credit Documents.

     5.23 Labor Matters. Except as disclosed in Schedule 5.23, there are no collective bargaining agreements or Multiemployer Plans covering the employees of a Credit Party as of the Effective Date and none of the Credit Parties has suffered any strike, walkout, work stoppage, unfair labor practice complaint or other material labor difficulty within the five years prior to the Effective
Date. To the knowledge of the Credit Parties, as of the Effective Date, no union representation question exists with respect to the employees of the Credit
Parties and no union organizing activities are taking place. The hours worked by and payments made to employees of the Credit Parties have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable
Federal, state, local or foreign law dealing with such matters. All payments due from any Credit Party, or for which any claim may be made against any Credit
Party, on account of wages, employee health and welfare insurance or other benefits, have been paid or accrued as a liability on the books of the Credit
Parties.

     5.24 Nature of Business. As of the Effective Date, the Credit Parties are
engaged in the business of providing outsourced and clinical research and products development services to pharmaceutical and biotechnology companies.

     5.25 Security Documents.

         (a) The Pledge Agreement is effective to create in favor of the Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in 100% of the issued and outstanding Capital
Stock of all Subsidiaries (provided that no shares of Capital Stock of any issuer incorporated in a jurisdiction

                                       64

outside of the United States of America shall be pledged to the extent that the aggregate amount of shares of Capital Stock of such issuer pledged under the
Pledge Agreement would exceed 65% of the Capital Stock of such issuer to the extent, and for so long as, the pledge of any greater percentage would have adverse tax consequences for the pledging party) and, when the Pledged
Securities (as defined in the Pledge Agreement) are delivered to the Agent, the
Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such of the Collateral in which a security interest can be perfected under Article 8 or
9 of the Uniform Commercial Code, prior and superior in right to any other
Person.

         (b) The Agent, for the ratable benefit of the Secured Parties, will at all times have the Liens provided for in the Collateral Documents and the Collateral
Documents will at all times constitute a valid and continuing lien of record and first priority perfected security interest in all the Collateral referred to therein. No filings or recordings are required in order to perfect the security interests created under the Collateral Documents, except for filings or recordings listed on Schedule 5.25. All such listed filings and recordings will have been made on or prior to the Effective Date.

     5.26 Transactions with Affiliates. Except for agreements and arrangements among the Borrower and its Wholly Owned Subsidiaries or among Wholly Owned
Subsidiaries of the Borrower, neither the Borrower nor any of its Subsidiaries is a party to or engaged in any transaction with, and none of the properties and assets of the Borrower or any of its Subsidiaries is subject to or bound by, any
Affiliate of any Credit Party.

     5.27 Insurance. The Credit Parties maintain policies of fire and casualty, liability, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are in accordance with normal industry practice for the business and assets of the Credit Parties.
All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any prior period under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Credit Parties have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

                                   SECTION 6.
                              AFFIRMATIVE COVENANTS

     The Borrower hereby covenants and agrees that so long as this Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding and until all of the Commitments hereunder shall have terminated:

                                       65

     6.1 Information Covenants. The Borrower will furnish, or cause to be furnished, to the Agent and each of the Lenders:

         (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, an audited consolidated and unaudited consolidating balance sheet and income statement of the Borrower and its Consolidated Subsidiaries, as of the end of
such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial statements to be in reasonable form and detail and, with respect to the consolidated statements only, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and accompanied by with respect to the consolidated statements, an opinion of such accountants (which shall not be qualified or limited in any material respect), and, with respect to the consolidating statement, a certificate of the Chief Financial Officer of the
Borrower (as to which certificate there shall be no individual, as opposed to corporate, liability), to the effect that such financial statements have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied (except for changes with which such accountants concur).

         (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, an unaudited consolidated and consolidating balance sheet of the Borrower and its Consolidated
Subsidiaries as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial statements to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the Chief Financial
Officer of the Borrower (as to which certificate there shall be no individual, as opposed to corporate, liability) to the effect that such quarterly financial statements have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments.

         (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 6.1(a) and 6.1(b) above, a certificate of the Chief Financial Officer of the Borrower (as to which certificate there shall be no individual, as opposed to corporate, liability) substantially in the form of Exhibit H: (i) demonstrating compliance with the financial covenants contained in Section 7.18 by calculation thereof as of the end of each such fiscal period; (ii) stating that no Default or Event of Default

                                       66

exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto; and (iii) stating whether, since the date of the most recent financial statements delivered hereunder, there has been any material change in the GAAP applied in the preparation of the financial statements of the Borrower and its
Consolidated Subsidiaries, and, if so, describing such change.

         (d) Annual Budgets and Projections. Within one hundred and twenty (120)
days following the end of each fiscal year of the Borrower, (i) an annual budget of the Borrower and its Consolidated Subsidiaries for the current year and (ii)
balance sheets, income statements and statements of cash flows.

          (e) Compliance With Certain Provisions of this Agreement. Within ninety (90) days after the end of each fiscal year of the Borrower, a certificate containing information regarding the amount of Net Cash Proceeds from Asset Dispositions (other than Excluded Asset Dispositions), Debt Issuances and Equity Issuances that were made during the prior fiscal year.

         (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any
Credit Party in connection with any annual, interim or special audit of the books of such Credit Party.

         (g) Reports. Promptly upon transmission or receipt thereof, (i) copies of all filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Credit Party shall send to its shareholders or to a holder of any Indebtedness owed by any Credit Party in its capacity as such a holder and (ii) upon the request of the Agent or the
Required Lenders, all reports and written information to and from the United
States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety
Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

          (h) Notices. Upon obtaining knowledge thereof, the Borrower will give written notice to the Agent (i) immediately of the occurrence of any event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) promptly following the occurrence of any of the following with respect to any Credit Party: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined could reasonably be expected to have a Material Adverse Effect and
(B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility
(direct or indirect) for violation, or alleged violation of any Federal, state
or

                                       67

local law, rule or regulation, including Environmental Laws, the violation of which could have a Material Adverse Effect.

         (i) ERISA. The Borrower will give written notice to the Agent promptly
(and in any event within five (5) Business Days after any officer of any Credit
Party obtains knowledge thereof) of: (i) any event or condition, including any
Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event;
(ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer
Plan is in reorganization or insolvent (both within the meaning of Title IV of
ERISA); (iii) the failure to make full payment on or before the due date
(including extensions) thereof of all amounts which any Credit Party or any
ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition or notice and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower with respect thereto.
Promptly upon request, the Credit Parties shall furnish the Agent and the
Lenders with such additional information concerning any Plan as may be reasonably requested, including copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to
ERISA and the Code, respectively, for each "plan year" (within the meaning of
Section 3(39) of ERISA).

         (j) Other Information. With reasonable promptness upon request therefor, such other information regarding the business, properties or financial condition of any Credit Party as the Agent or the Required Lenders may
reasonably request.

     6.2 Preservation of Existence and Franchises. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 7.4 or Section 7.5, each of the Credit Parties will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

     6.3 Books and Records. Each of the Credit Parties will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

     6.4 Compliance with Law. Each of the Credit Parties will comply with all
Requirements of Law applicable to it and its Property to the extent that noncompliance with any such Requirement of Law could reasonably be expected to have a Material Adverse Effect.

                                       68

     6.5 Payment of Taxes and Other Indebtedness. Each of the Credit Parties
will pay and discharge (a) all material taxes, assessments and other governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its Properties, before they shall become delinquent, (b) all material lawful claims (including claims for labor, materials and supplies)
which, if unpaid, might give rise to a Lien upon any of its Properties, and (c)
except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, that, no Credit Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings diligently pursued and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

     6.6 Insurance; Certain Proceeds.

         (a) Each of the Credit Parties will at all times maintain in full force and effect insurance (including domestic worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as are otherwise required by the Collateral Documents). The Agent shall be named as loss payee or mortgagee, as its interest may appear, with respect to all such property policies and an additional insured with respect to the commercial general liability policy, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent, that if the insurance carrier shall have received written notice from the Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Credit
Parties under such policies directly to the Agent (which agreement shall be evidenced by a "standard" or "New York" lender's loss payable endorsement in the name of the Agent on Accord Form 27) and that it will give the Agent thirty (30)
days' prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Credit Party or any other Person shall affect the rights of the Agent or the Lenders under such policy or policies.

         (b) In case of any Casualty or Condemnation with respect to any
Property of any Credit Party or any part thereof, the Borrower shall promptly give written notice thereof to the Agent generally describing the nature and extent of such damage, destruction or taking. In such case the Borrower shall, or shall cause such Credit Party to, promptly repair, restore or replace the
Property of such Credit Party which was subject to such Casualty or Condemnation at such Credit Party's cost and expense, whether or not Insurance Proceeds or a
Condemnation Award, if any, received on account of such event shall be sufficient for that purpose; provided, that, such Property need not be repaired, restored or replaced to the extent the failure to make such repair, restoration or replacement (i)(A) is desirable to the proper conduct of the business of such
Credit Party in the ordinary course and otherwise in the best interest of such
Credit

                                       69

Party and (B) would not materially impair the rights and benefits of the Agent or the Secured Parties under the Collateral Documents or any other Credit
Document or (ii) the failure to repair, restore or replace the Property is attributable to the application of the Insurance Proceeds from such Casualty or the Condemnation Award from such Condemnation to payment of the Credit
Obligations in accordance with the provisions of Section 3.3(b). In the event a
Credit Party shall receive any Insurance Proceeds or Condemnation Awards, such
Credit Party will immediately pay over such proceeds to the Agent, for payment on the Credit Obligations in accordance with Section 3.3(b) or, if such funds constitute Reinvestment Funds, to be held by the Agent. The Agent agrees to release such Insurance Proceeds or Condemnation Awards to the Borrower as needed from time to time to pay for the replacement or restoration of the portion of the Property subject to the Casualty or Condemnation, if, but only if, the conditions set forth in the definition of "Reinvestment Funds" are satisfied at the time of such request.

         (c) In connection with the covenants set forth in this Section 6.6, it is understood and agreed that:

             (i) none of the Agent, the Lenders or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.6, it being understood that (A) the Credit Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agent, the Lenders or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each Credit Party hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Agent, the
Lenders and their agents and employees;

            (ii) Upon the occurrence of an Event of Default, the Credit Parties will permit an insurance consultant retained by the Agent, at the expense of the
Borrower, to review from time to time the insurance policies maintained by the
Credit Parties; and

            (iii) Upon the occurrence of an Event of Default, the Required
Lenders shall have the right to require the Credit Parties to keep other insurance in such form and amount as the Agent or the Required Lenders may reasonably request; provided, that, such insurance shall be obtainable on commercially reasonable terms; and provided further, that, the designation of any form, type or amount of insurance coverage by the Agent or the Required
Lenders under this Section 6.6 shall in no event be deemed a representation, warranty or advice by the Agent or the Lenders that such insurance is adequate for the purposes of the business of the Credit Parties or the protection of their properties.

     6.7 Maintenance of Property. Each of the Credit Parties will maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and Casualty and

                                       70

Condemnation excepted, and will make, or cause to be made, as to such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

     6.8 Performance of Obligations. Each of the Credit Parties will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

     6.9 Use of Proceeds. The Borrower will use the proceeds of the Loans solely for the purposes set forth in Section 5.15.

     6.10 Audits/Inspections. Upon reasonable notice and during normal business hours, the Borrower will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent or the Required Lenders, including independent accountants, agents, employees, attorneys and appraisers, to visit and inspect its Property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representatives obtain and shall permit the Agent or such representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees, independent accountants, attorneys and representatives of the Credit Parties.
The Borrower agrees that the Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Borrower upon the occurrence of an Event of Default. The Borrower will direct all accountants and auditors employed by it at any time during the term of this Agreement to exhibit and deliver to the Agent and the Lenders, upon request, copies of any of the financial statements, trial balances or other accounting records of any sort of the Credit Parties in the accountant's or auditor's possession, and to disclose to the Agent and the Lenders any information they may have concerning the financial status and business operation of the Credit Parties. Upon request of the Agent or the Required Lenders, the Borrower will authorize all Federal, state and municipal authorities to furnish to the Lenders copies of reports or examinations relating to the Credit Parties, whether made by any Credit Party or otherwise.

     6.11 Additional Credit Parties. Contemporaneously with any Person becoming a direct or indirect Domestic Subsidiary of any Credit Party, the Borrower shall provide the Agent with written notice thereof and shall (i) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit I, (ii)
cause 100% of the Capital Stock of such Person to be delivered to the Agent
(together with undated stock powers signed in blank) and to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the
Collateral Documents, subject only to Permitted Liens, and (iii) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such

                                       71

Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder), all in form, content and scope reasonably satisfactory to the
Agent. Contemporaneously with any Person becoming a direct Foreign Subsidiary of the Borrower or any Domestic Subsidiary of the Borrower (Borrower covenants and agrees that any Permitted Acquisition of Foreign Subsidiary shall be accomplished as a direct Foreign Subsidiary of either Borrower or any Domestic
Subsidiary of Borrower), the Borrower or such Domestic Subsidiary shall provide the Agent with written notice thereof and shall cause sixty-five percent (65%)
of such Person's Capital Stock (for so long as the pledge of any greater percentage would have adverse tax consequences to the Credit Parties), to be delivered to the Agent (together with undated stock powers signed in blank unless such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)
and to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the Collateral Documents, subject only to Permitted Liens and shall further deliver such other documentation as the Agent may reasonably request in connection with the foregoing including appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person which cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the
Agent's liens thereunder.

                                   SECTION 7.
                               NEGATIVE COVENANTS

     The Borrower hereby covenants and agrees that, so long as this Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding and until all of the Commitments hereunder shall have terminated:

     7.1 Indebtedness. None of the Credit Parties will contract, create, incur, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness arising under this Agreement and the other Credit
Documents;

         (b) Indebtedness of the Borrower and its Subsidiaries in existence on the Effective Date to the extent disclosed in Schedule 7.1(b) (but not including any renewal, refinancing or extension thereof);

         (c) Purchase Money Indebtedness (including Capital Leases) incurred by the Borrower or any of its Subsidiaries after the Closing Date to finance the purchase of fixed assets acquired after the Closing Date; provided, that (i) the total of all such Indebtedness and Indebtedness under clause (f) of this Section
7.1 for the Borrower and its Subsidiaries taken together shall not exceed an aggregate principal amount of $10,000,000 at any time outstanding; (ii) such
Indebtedness when incurred shall not

                                       72

exceed the purchase price of the asset(s) financed; and (iii) such Indebtedness is issued and any Liens securing such Indebtedness are created at the time of, or within ninety (90) days after, the acquisition of such assets and such
Indebtedness is not secured by a Lien on any other assets;

         (d) obligations of the Borrower or any of its Subsidiaries in respect of
Lender Hedging Agreements entered into in order to limit exposure to floating rate indebtedness or foreign currency fluctuation and exchange rate risk of the
Borrower or any of its Subsidiaries, and not for speculative purposes;

         (e) intercompany Indebtedness arising out of loans and advances constituting Permitted Investments;

         (f) in addition to the Indebtedness otherwise permitted by this Section
7.1,

             (i) Indebtedness (including Purchase Money Indebtedness) incurred after the Effective Date by the Borrower or any of its Subsidiaries; provided, that, (A) the loan documentation with respect to such Indebtedness shall not contain covenants or default provisions relating to any Credit Party that are more restrictive than the covenants and default provisions contained in the
Credit Documents, (B) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such incurrence and the Borrower shall have delivered to the Agent a Pro Forma
Compliance Certificate demonstrating that, upon giving effect on a Pro Forma
Basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of any Credit Party, the Credit Parties shall be in compliance with all of the financial covenants set forth in Section 7.18 and (C)
the aggregate principal amount of such Indebtedness shall not exceed $10,000,000 at any time outstanding; and

             (ii) Guaranty Obligations of any Credit Party (other than the
Borrower) with respect to any Indebtedness of the Borrower permitted under this
Section 7.1 (other than this subparagraph (f)); and

        (g) Indebtedness of Foreign Subsidiaries arising under overdraft agreements
(including the Overdraft Agreement); provided, that, the total of all such
Indebtedness shall not exceed an aggregate principal amount of $5,000,000.

     7.2 Liens. None of the Credit Parties will contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or hereafter acquired, except for Permitted Liens.

     7.3 Nature of Business. None of the Credit Parties will substantively alter the character or conduct of the business conducted by such Person as of the
Effective Date (except that any Credit Party may enter into lines of business strategically related to such Credit Party's existing business) or, in the case of any Person acquired in a Permitted Acquisition, as of the date of such
Permitted Acquisition.

                                       73

     7.4 Consolidation, Merger, Dissolution, Etc. Except in connection with an
Asset Disposition permitted by the terms of Section 7.5, none of the Credit
Parties will enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided, that, notwithstanding the foregoing provisions of this Section 7.4:

         (a) the Borrower may merge or consolidate with any of its Wholly Owned
Subsidiaries; provided, that (i) the Borrower shall be the continuing or surviving corporation in such merger or consolidation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 6.11 after giving effect to such transaction and (iii) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction;

         (b) any Wholly Owned Subsidiary of the Borrower may merge or consolidate with any other Wholly Owned Subsidiary of the Borrower; provided, that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 6.11 after giving effect to such transaction, (ii) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction and (iii) no merger or consolidation shall be permitted by this clause (b) if a Foreign Subsidiary is the survivor of a merger or consolidation between a Domestic Subsidiary and a Foreign Subsidiary;

         (c) any Subsidiary of the Borrower may merge with any Person other than a Credit Party in connection with a Permitted Acquisition if (i) such Subsidiary shall be the continuing or surviving corporation in such merger or consolidation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 6.11 after giving effect to such transaction, (iii) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction and (iv) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Credit Parties shall be in compliance with all of the financial covenants set forth in Section 7.18 as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such acquisition and with respect to which the Agent has received the Required Financial Information; and

         (d) any Wholly Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time; provided, that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request to cause the Credit Parties to be in compliance with the terms of Section 6.11 after giving effect to such transaction and (ii) no
Default or Event of Default

                                       74

shall have occurred and be continuing immediately before or after giving effect to such transaction.

     7.5 Asset Dispositions.

         (a) None of the Credit Parties will make any Asset Disposition;
provided, that, the foregoing provisions of this Section 7.5 shall not prohibit the following:

             (i) any Asset Disposition by any Credit Party to the Borrower or
any Guarantor if (A) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 6.11 after giving effect to such Asset Disposition and (B) after giving effect such
Asset Disposition, no Default or Event of Default exists;

             (ii) the sale of inventory in the ordinary course of business;

             (iii) the liquidation or sale of Cash Equivalents for the account of the Borrower; and

             (iv) any other Asset Disposition; provided, that (A) the
consideration therewith is cash or Cash Equivalents; (B) if such transaction is a Sale and Leaseback Transaction, such transaction is permitted by the terms of
Section 7.13; (C) if such Asset Disposition is a Casualty or Condemnation, the
Net Cash Proceeds resulting therefrom are applied as required by this Agreement;
(D) such transaction does not involve the sale or other disposition of an equity interest in any Credit Party; (E) the aggregate net book value of all of the assets sold or otherwise disposed of by the Credit Parties in all such transactions in reliance on this paragraph 7.5(a)(iv) (inclusive of the amount of any Excluded Asset Dispositions pursuant to clauses (c) and/or (d) of the definitions thereof) shall not exceed $5,000,000 in any fiscal year of the
Borrower during the term of this Agreement; and (F) no Default or Event of
Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction.

         (b) Upon consummation of an Asset Disposition permitted by this Section
7.5, the Agent shall (to the extent applicable) deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest, if any, in the assets being disposed of, including amendments or terminations of
UCC financing statements, if any, the return of stock certificates, if any, and the release of such Subsidiary from all of its obligations, if any, under the
Credit Documents.

     7.6 Investments; Acquisitions. None of the Credit Parties will make any
Investment in, to or for the benefit of any Person or to purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the

                                       75

assets of any other Person; provided, that, any Credit Party may purchase inventory in the ordinary course of business and may make Permitted Investments.

     7.7 Restricted Payments. None of the Credit Parties will, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted
Payment, except (a) dividends payable solely in common stock of such Person, (b)
dividends or other distributions payable to (i) the Borrower or any Wholly-Owned
Domestic Subsidiary of the Borrower, and (ii) the shareholders of the common stock of the Borrower, and (c) repurchases of common stock of the Borrower from any employee or director of, or consultant to, the Credit Parties upon the termination of employment of such employee, such directorship or of the consulting relationship with such consultant; provided that, the aggregate amount paid in all such repurchases shall not exceed $1,000,000 in any fiscal year of the Borrower during the term of this Agreement; provided, that, in each case as set forth in clauses (a) through (c) above, no Default or Event of
Default has occurred and is continuing at such time or would exist after giving effect to such payment on a pro forma basis as if it had been made on the first day of the most recently completed period of four consecutive fiscal quarters of the Borrower.

     7.8 Prepayments of Indebtedness, Etc. None of the Credit Parties will (a)
after the issuance thereof, amend, waive or modify (or permit the amendment, waiver or modification of) any of the terms, agreements, covenants or conditions of or applicable to any Indebtedness issued by such Credit Party if such amendment, waiver or modification would add or change any terms, agreements, covenants or conditions in a manner adverse to any Credit Party, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, (b) if any Default or
Event of Default has occurred and is continuing or would exist after giving effect to such payment on a pro forma basis as if it had been made on the first day of the most recently completed period of four consecutive fiscal quarters of the Borrower, directly or indirectly redeem, purchase, pay or prepay, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness (other than Credit
Obligations), or set aside any funds for such purpose, whether such redemption, purchase, prepayment, retirement or acquisition is made at the option of any
Credit Party or at the option of the holder thereof, and whether or not any such redemption, purchase, prepayment, retirement or acquisition is required under the terms and conditions applicable thereto or (c) release, cancel, compromise or forgive in whole or in part the Indebtedness evidenced by the Intercompany
Notes.

     7.9 Transactions with Affiliates. None of the Credit Parties will enter into or permit to exist any transaction or series of transactions with (a) any officer, director, shareholder, Subsidiary or Affiliate of any Credit Party or
(b) any Affiliate of any such officer, director, shareholder, Subsidiary or
Affiliate, other than (i) transfers of assets to any Credit Party permitted by
Section 7.5, (ii) transactions expressly permitted by Section 7.1, Section 7.4,
Section 7.5, Section 7.6 or Section 7.7, (iii) normal compensation and reimbursement of reasonable expenses of officers and directors, and

                                       76

(iv) other transactions which are entered into in the ordinary course of such
Person's business on terms and conditions as favorable to such Person as would be obtainable by it in a comparable arms'-length transaction with an independent, unrelated third party.

     7.10 Fiscal Year; Organizational Documents. None of the Credit Parties will
(a) change its fiscal year or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) in any respect or amend, modify or change its bylaws (or other similar document) in any manner adverse in any respect to the rights or interests of the Lenders or
(c) enter into any amendment, modification or waiver that is adverse in any respect to the Lenders to (i) any Material Contract as in effect on the Closing
Date or (ii) the Credit Documents as in effect on the Effective Date. The
Borrower will cause the Credit Parties to promptly provide the Lenders with copies of all proposed amendments to the foregoing documents and instruments as in effect as of the Effective Date.

     7.11 Limitation on Restricted Actions. None of the Credit Parties will, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to
(a) pay dividends or make any other distributions to any Credit Party on its
Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 7.1(c); provided, that, any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith (and any renewals, refinancings, exchanges, refundings or extensions thereof, so long as the terms of such encumbrances or restrictions are no more onerous than those with respect to such
Indebtedness upon the original incurrence thereof) or (iv) customary non-assignment provisions in any lease governing a leasehold interest.

     7.12 Ownership of Subsidiaries: Limitations on Borrower. Notwithstanding
any other provisions of this Agreement to the contrary, the Borrower will not
(i) permit any Person (other than the Borrower or any Wholly Owned Domestic
Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the
Borrower, (ii) permit any Subsidiary of the Borrower to issue Capital Stock to any Person, except (A) the Borrower or any Wholly Owned Domestic Subsidiary of
the Borrower or (B) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of
Capital Stock of Foreign Subsidiaries or (iii) issue or permit any Subsidiary of the Borrower to issue any shares of Disqualified Stock or Preferred Stock.

                                       77

     7.13 Sale Leasebacks. None of the Credit Parties will, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any
Property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Credit Party has sold or transferred or is to sell or transfer to a Person which is not a Credit Party or (b) which such Credit Party intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Credit Party to another
Person which is not a Credit Party in connection with such lease.

     7.14 [intentionally omitted]

     7.15 No Further Negative Pledges. None of the Credit Parties will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Agreement and the other Credit Documents and (b)
pursuant to any document or instrument governing Purchase Money Indebtedness, provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith.

     7.16 Impairment of Security Interests. None of the Credit Parties will take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Agent on behalf of the Secured Parties with respect to the Collateral, and none of the
Credit Parties will grant to any Person (other than the Secured Parties pursuant to the Collateral Documents) any interest whatsoever in the Collateral, except for Permitted Liens.

     7.17 Sales of Receivables. None of the Credit Parties will sell with recourse, discount or otherwise sell or dispose of its notes or accounts receivable.

     7.18 Financial Covenants.

         (a) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed
Charge Coverage Ratio, as of the last day of any fiscal quarter of the Borrower, to be less than 1.55 to 1.00.

         (b) Leverage Ratio. The Borrower will not permit the Leverage Ratio, as of the last day of any fiscal quarter of the Borrower, to be greater than 2.50 to 1.00.

         (c) Liquidity. The Borrower shall at all times maintain a ratio of (i)
cash and Cash Equivalents of Borrower and its Domestic Subsidiaries on a
consolidated basis to (ii) (A) the outstanding principal amount of the Term
Loan, of not less than 1.10 to 1.00 and (B) the aggregate of the outstanding principal balances of any Acquisition Loans, Term Loan and Revolving Loans, of
not less than .50 to 1.0.

                                       78

                                   SECTION 8.
                                EVENTS OF DEFAULT

     8.1 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

         (a) Payment. Any Credit Party shall:

             (i) default in the payment when due of any scheduled principal of any of the Term Loans or any Acquisition Loan (excluding the scheduled maturity thereof) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue unremediated for a period of at least three (3) Business Days after notice thereof by the Agent or the
Required Lenders; or

             (ii) default, and such default shall continue unremedied for three
(3) or more Business Days after notice thereof by the Agent or the Required
Lenders, in the payment when due of any interest on the Loans, or of any Fees or other Credit Obligations or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith;

         (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit
Documents or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect on the date as of which it was made, deemed to have been made or delivered; or

         (c) Covenants. Any Credit Party shall

             (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 6.2, 6.9, 6.10 and 6.11 and Sections
7.1 through 7.18, inclusive;

             (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 6.1 and such default shall continue unremedied for a period of at least five (5) Business Days after notice thereof by the Agent or the Required Lenders; or

            (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a),
(b), (c)(i) or (c)(ii) of this Section 8.1) contained in this Agreement, any of the other Credit Documents or any Lender Hedging Agreements and such default shall continue unremedied for a period of fifteen (15) Business Days after notice thereof by the Agent or the Required Lenders;

         (d) Other Credit Documents. Except as applicable to a Subsidiary of the
Borrower as a result of or in connection with a dissolution, merger or disposition of

                                       79

such Subsidiary permitted under this Agreement, any Credit Document shall fail to be in full force and effect or to give the Agent or any other Secured Party the Liens, rights, powers and privileges purported to be created thereby
(excluding such as are solely the result of the negligence or omission of the
Secured Parties, or any of them), or any Credit Party or any Person acting by or on behalf of any Credit Party shall so state in writing;

         (e) Guarantees. The Guarantee Agreement or any provision thereof shall cease to be in full force and effect as to any Guarantor, as applicable, and the
Borrower or such Guarantor shall fail, within thirty (30) days of notice by the
Agent or the Required Lenders, to replace such Guarantee Agreement or provision thereof with another credit support agreement or acceptable substitute collateral reasonably satisfactory to the Agent and the Required Lenders, or any
Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any such Guarantee Agreement, except as the result of a dissolution, merger or disposition of such Guarantor permitted under this Agreement, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such guarantee agreement and such default shall not be cured within the applicable cure or grace period;

         (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Credit Party;

         (g) Defaults under Other Agreements.

             (i) Any Credit Party shall default in the performance or observance
(beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract, lease or other agreement material to the Credit Parties, taken as a whole;

             (ii) With respect to any Indebtedness (other than Indebtedness outstanding under the Credit Documents) in excess of $3,000,000 in the aggregate for the Credit Parties taken as a whole, (A) any Credit Party shall default in any payment (beyond the applicable grace period with respect thereto, if any)
with respect to any such Indebtedness, (B) any Credit Party shall default in the observance or performance of any other term, covenant, condition or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing or securing such Indebtedness or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such
Indebtedness (or trustee or agent on behalf of such holders) to cause
(determined without regard to whether any notice or lapse of time is required), any such Indebtedness (or any portion thereof) to become due prior to its stated
maturity, (C) any such Indebtedness (or any portion thereof) shall be declared due and payable, or shall be required to be prepaid (other than by a regularly scheduled required payment) prior to the stated maturity thereof or (D) any
Credit Party shall be required by the terms of

                                       80

such Indebtedness to offer to prepay or repurchase such Indebtedness (or any portion thereof) prior to the stated maturity thereof;

         (h) Judgments. One or more judgments or decrees shall be entered against one or more of the Credit Parties involving a liability of $3,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier which has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Credit Party to enforce any such judgment;

         (i) ERISA. Any of the following events or conditions, if such event or condition, together with all other such events or conditions, could have a
Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Credit Party or any ERISA Affiliate in favor of the PBGC or a
Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent or the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA;
(iii) an ERISA Event shall occur with respect to a Multiemployer Plan or
Multiple Employer Plan, which is, in the opinion of the Agent or the Required
Lenders, likely to result in (A) the termination of such Plan for purposes of
Title IV of ERISA or (B) any Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of
Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any
ERISA Affiliate to any liability under Section 406, 409, 502(i) or 502(l) of
ERISA or Section 4975 of the Code or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability;

         (j) [Intentionally omitted];

         (k) Change of Control. There shall occur any Change of Control;

         (l) Material Contracts. Any Material Contract shall be declared by any
Governmental Authority to be invalid or unenforceable in whole or in material part or shall for any other reason not be, or shall be reasonably asserted by any Credit Party or any Person acting by or on behalf of any Credit Party not to be, in full force and effect and enforceable in accordance with its terms and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                                       81

         (m) Environmental Matters. Either (i) any Credit Party shall be liable, whether directly, indirectly through required indemnification of any Person or otherwise, for the costs of investigation and/or remediation of any Materials of
Environmental Concern originating from or affecting any property or properties, whether or not owned, leased or operated by any Credit Party, which liability, together with all other such liabilities, could reasonably be expected to exceed
$2,000,000 in the aggregate or require payments exceeding $2,000,000 in any fiscal year of the Borrower or (ii) any Federal, state, regional, local or other environmental regulatory agency or authority shall commence an investigation or take any other action that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     8.2 Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 10.6) or cured to the reasonable satisfaction of the requisite Lenders (pursuant to the voting requirements of Section 10.6), the Agent may, and upon the request and direction of the Required Lenders shall (subject to Section 9.1), by written notice to the Borrower, take any or all of the following actions (without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise expressly provided for in this
Agreement):

         (a) Termination of Commitments. Declare the Commitments terminated, whereupon the Commitments shall be immediately terminated.

         (b) Acceleration. Declare the unpaid principal of all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other
Credit Obligations and any and all other indebtedness or obligations of any and every kind owing by any Credit Party to the Agent and/or any of the Secured
Parties under the Credit Documents to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived.

         (c) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents including all rights and remedies existing under the Collateral Documents, all rights and remedies against the Guarantors and all rights of set-off.

     Notwithstanding the foregoing, if (x) an Event of Default specified in
Section 8.1(f) or Section 8.1(k) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other Credit Obligations and any and all other indebtedness or obligations owing to the Agent and/or any of the Secured Parties under the Credit Documents automatically shall immediately become due and payable without the giving of any notice or other action by the Agent or the
Lenders, and (y) upon the request and at the direction of Required Lenders, the
Agent shall take the actions specified in Section 8.2(a).

                                       82

     In case any one or more of the covenants and/or agreements set forth in this Agreement or any other Credit Document shall have been breached by any
Credit Party, then the Agent may proceed to protect and enforce the Lenders'
rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or such other
Credit Document. Without limitation of the foregoing, the Borrower agrees that failure to comply with any of the covenants contained herein will cause irreparable harm and that specific performance shall be available in the event of any breach thereof. The Agent acting pursuant to this paragraph shall be indemnified by the Borrower against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses but excluding the fees and expenses of internal legal counsel) in accordance with and subject to the limitations in Section
10.5.

                                   SECTION 9.
                                AGENCY PROVISIONS

     9.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its administrative agent under this
Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other
Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 9.5 and the first two sentences of Section 9.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a)
shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents and shall not be a trustee or fiduciary for any Lender or other Secured Party; (b) shall not be responsible to the Secured Parties for any recital, statement, representation or warranty
(whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Credit
Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or the use of the proceeds of the Loans or the existence or possible existence of any
Default or Event of Default or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d)
unless pursuant to the specific written request of the Required Lenders, shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without limiting the generality of the foregoing, the

                                       83

Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Lenders with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents. The provisions of this Section 9 are solely for the benefit of the Agent and the Lenders and none of the Credit
Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Agreement and the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of their respective Affiliates.

     9.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing or other communication (including any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or
Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants and other experts selected by the
Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an
Assignment and Acceptance executed in accordance with Section 10.3 hereof. As to any matters not expressly provided for by this Agreement and the other Credit
Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or to the extent specifically provided in Section 10.6, all the Lenders), and such instructions shall be binding on all of the Lenders;
provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit
Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     9.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of
Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of
Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 9.2 hereof) take such action with respect to such
Default or Event of Default as shall reasonably be directed by the Required
Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of
Default as it shall deem advisable in the best interests of the Lenders.

     9.4 Rights as Lender. With respect to its Commitments and the Loans made by it, the Agent (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender"

                                       84

or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent (and any successor acting as Agent) and its
Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust or other business with any Credit
Party or any of its Subsidiaries or Affiliates as if it were not acting as
Agent, and the Agent (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its
Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Secured Parties.

     9.5 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 10.5 hereof, but without limiting the obligations of the Borrower under Section 10.5) ratably in accordance with their respective Commitments (or, if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and
Participation Interests of the Lenders), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may at any time (including at any time following the final payment of all of the obligations of the Borrower hereunder and under the other
Credit Documents) be imposed on, incurred by or asserted against the Agent
(including by any Lender) in any way relating to or arising out of any Credit
Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Credit Document; provided, that, no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the
Borrower under Section 10.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 9.5 shall survive payment in full of the Loans and all other amounts payable under the Credit Documents and the termination of the
Commitments hereunder.

     9.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that the Agent has not made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Credit Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Agent to any Secured
Party. Each Lender agrees that it has, independently and without reliance on the
Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit
Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the
Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Credit Party or

                                       85

any of their Affiliates that may come into the possession of the Agent or any of its Affiliates.

     9.7 Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required
Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                  SECTION 10.
                                  MISCELLANEOUS

     10.1 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a)
when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set forth below, (c) on the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) on the fifth Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the
Agent, set forth below, and, in the case of the Lenders, set forth on Schedule
2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

         if to the Borrower:

                  Kendle International Inc.
                  1200 Carew Tower
                  441 Vine Street
                  Cincinnati, Ohio 45202
                  Attn: Mr. Karl Brenkert III
                  Telephone: (800) 733-1572
                  Telecopy: (513) 562-1789

                                       86

         with a copy to:

                  Keating, Muething & Klekamp P. L. L.
                  1400 Provident Tower
                  One East 4th Street
                  Cincinnati, Ohio 45202
                  Attn: Edward E. Steiner, Esq.
                  Telephone: (513) 579-6468
                  Telecopy: (513) 579-6578

         if to the Agent:

                  JPMorgan Chase Bank, N.A.
                  8044 Montgomery Road
                  OH3-4107
                  P.O. Box 365800
                  Cincinnati, Ohio 45236-5800
                  Attn: Richard B. Kuertz
                  Telephone: (513) 985-5113
                  Telecopier: (513) 985-5030

         with a copy to:

                  Katz, Teller, Brant & Hild
                  255 East Fifth Street, Suite 2400
                  Cincinnati, Ohio 45202-4724
                  Attn:  John R. Gierl, Esq.
                  Telephone:  (513) 721-4532
                  Telecopier: (513) 721-7120

     10.2 Right of Set-Off. Upon the occurrence and during the continuance of an
Event of Default, each Lender (and each of its Affiliates) is authorized at any time and from time to time, to the fullest extent permitted by law, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender (including branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such
Person to such Lender (and its Affiliates) hereunder, under the Notes, under the other Credit Documents or otherwise, irrespective of whether such Lender (or
Affiliate) shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured. Any such set-off shall be deemed to have been made immediately upon the occurrence of an
Event of Default even though such charge is made or entered on the books of such
Lender subsequent thereto. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender (or any of its
Affiliates); provided, however,

                                       87

that the failure to give such notice shall not affect the validity of such set-off and application. Any Person purchasing a Participation Interest in the
Loans and Commitments hereunder pursuant to Section 2.2(c), 3.13 or 10.3(d) may exercise all rights of setoff with respect to its Participation Interest as fully as if such Person were a Lender hereunder. The rights of each Lender (and its Affiliates) under this Section 10.2 are in addition to (and not in limitation of) any other rights end remedies (including other rights of set-off)
that such Lender may have under applicable law or otherwise.

     10.3 Benefit of Agreement.

         (a) Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, that, the Borrower may not assign or transfer any of its interests and obligations without prior written consent of all the Lenders
(and any such purported assignment or transfer without such consent shall be void); provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 10.3.

         (b) Assignments. Each Lender may assign to one or more Eligible
Assignees all or a portion of its rights and obligations under this Agreement
(including all or a portion of its Loans, its Notes and its Commitments);
provided, however, that

             (i) each such assignment shall be to an Eligible Assignee;

             (ii) each such assignment shall be in an amount at least equal to
$5,000,000, except in the case of an assignment to another Lender or any
Affiliate of a Lender or an assignment of all of a Lender's rights and obligations under this Agreement;

             (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this
Agreement and the other Credit Documents; and

             (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance, together with any
Notes subject to such assignment and a processing fee of $3,000 to be paid by the parties to such assignment.

Upon the later of (A) the execution, delivery and acceptance of such Assignment and Acceptance and (B) the effective date specified in such Assignment and
Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights and benefits of a Lender under this Agreement and the other Credit Documents and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement and the other Credit Documents. Upon the consummation of any assignment pursuant to this Section 10.3(b), the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new promissory notes reflecting such assignment are

                                       88

issued to the assignor and the assignee in the amount of their respective interests and in substantially the form of the original Notes (but with notation thereon that such new Notes are given in substitution for and replacement of the original Notes or any replacements thereof). If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.10.

         (c) Register. The Agent shall maintain at its address referred to in
Schedule 2.1(a) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts and Interest Periods of the Loans of each Type owing to, each Lender from time to time (the
"Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and
Acceptance executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, the Agent shall, if such
Assignment and Acceptance has been completed and is in accordance with the applicable requirements hereof, (i) accept such Assignment and Acceptance, (ii)
record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (d) Participations. Each Lender may sell participations to one or more
Persons in all or a portion of its rights and obligations under this Agreement
(including all or a portion of its Commitments and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the provisions contained in Sections 3.6, 3.9, 3.10 and 3.11 and the right of set-off contained in Section 10.2 on the same basis as if it were a Lender, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans, its Notes and its
Commitments (except for the obligations to such participant referred to in the foregoing clause (iii)) and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes in which such participant is participating, extending any scheduled principal payment date or scheduled interest payment date in respect of such Loans or Notes in which such participant is participating, extending such Commitments in which such participant is participating or, except as expressly provided in the Credit Documents, releasing all or substantially all the Collateral from the lien of the Collateral Documents or all or substantially all the Guarantors from the Guarantee Agreement) (v) subparticipations by any participant

                                       89

shall be prohibited, and (vi) each such participation shall be in an amount at least equal to $5,000,000 except in the case of a participation to another
Lender or any Affiliate of a Lender or a participation of all of a Lender's rights and obligations under this Agreement.

         (e) Regulatory Matters. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such
Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) Confidentiality. Any Lender may furnish any information concerning any Credit Party or any of its Subsidiaries or other Affiliates in the possession of such Lender from time to time to assignees and participants
(including prospective assignees and participants), subject, however, to the provisions of Section 10.14 hereof.

     10.4 No Waiver; Remedies Cumulative. No failure or delay on the part of the
Agent or any other Secured Party in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any other Secured Party and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies of the Agent and the other Secured Parties hereunder and under the other Credit Documents are cumulative and not exclusive of any rights or remedies which the Agent or any other Secured Party would otherwise have at law or otherwise. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other
Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the other
Secured Parties to any other or further action in any circumstances without notice or demand except where notice or demand is required under the Credit
Documents.

     10.5 Expenses; Indemnification.

          (a) The Borrower agrees to pay within five (5) Business Days all reasonable costs and expenses of the Agent actually incurred in connection with the syndication, preparation, execution, delivery, administration, modification and amendment of this Agreement, the other Credit Documents and the other documents to be delivered hereunder, including the reasonable fees and expenses of counsel for the Agent (but specifically excluding the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Credit Documents up to a maximum of
$4,000. The Borrower further agrees to pay within five (5) Business Days after demand all costs and expenses of the Agent and the Lenders, if any (including reasonable attorneys' fees and expenses but specifically excluding the cost of internal counsel) actually incurred in connection with (i) the enforcement
(whether through negotiations, legal proceedings or otherwise) of the Credit
Documents

                                       90

and the other documents to be delivered hereunder and (ii) any claim in respect of any of the Credit Obligations in any bankruptcy or insolvency proceeding relating to any Credit Party.

         (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, reasonable costs and expenses (including reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith but specifically excluding the cost of internal counsel) (i) the
Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans but specifically excluding, except as otherwise expressly provided herein, any fees or expenses by Lender in the participation of any of the Loans or (ii) the presence or Release of any
Materials of Environmental Concern at, under or from any Property owned, operated or leased by any Credit Party, or the failure by any Credit Party to comply with any Environmental Law, except to the extent such claim, damage, loss, liability, cost or expense results from or is attributable to such
Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 10.5(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Agent, any Lender, any other Secured Party, any of their Affiliates or any of their respective directors, officers, employees, attorneys, agents and advisers, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

         (c) Without prejudice to the survival of any other agreement of the
Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 10.5 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

     10.6 Amendments. Waivers and Consents. Neither this Agreement nor any other
Credit Document nor any of the terms hereof or thereof may be amended, modified or waived, unless such amendment, modification or waiver is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, that, no such amendment, modification or waiver shall:

         (a) extend the final maturity of any Loan without the prior written consent of each Lender holding such Loan;

                                       91

         (b) reduce the rate of interest applicable to any Credit Obligation
(other than as a result of waiving the applicability of any post-default increase in interest rates), extend the time of payment of any interest thereon
(other than as a result of waiving any mandatory prepayment), reduce any Fees payable hereunder or extend the time of payment of any Fees hereunder, without the prior written consent of each Lender to whom such interest, Credit
Obligation or Fee is owed;

         (c) reduce or waive the principal amount of any Loan without the prior written consent of each Lender holding such Loan;

         (d) increase the Commitment of a Lender over the amount thereof in effect or extend the date fixed for the termination of the Commitment of a
Lender (it being understood and agreed that a waiver of any Default or Event of
Default of any mandatory reduction in the Commitments shall not constitute an increase in the terms of any Commitment of any Lender), without the prior written consent of such Lender,

         (e) release all or substantially all of the Collateral from the Lien of the Collateral Documents (except as expressly provided in the Credit Documents), without the prior written consent of each Lender;

         (f) release the Borrower or, except as expressly provided in the Credit
Documents, all or substantially all of the Guarantors from its or their obligations under the Credit Documents, without the prior written consent of each Lender;

         (g) amend, modify or waive any provision of this Section 10.6 or
Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 8.1(a), 10.2,
10.3, 10.5 or 10.9, without the prior written consent of each Lender;

         (h) amend, modify or waive any provision of Section 7.18 without the prior written consent of each Lender, provided however, the Required Lenders may waive any provision(s) of Section 7 for up to ninety consecutive days;

         (i) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, or otherwise change the percentage of the
Commitments, the percentage of the aggregate unpaid principal amount of the
Notes or the number of Lenders which shall be required for the Lenders or any of them to take action under any provision of this Agreement or any other Credit
Document, without the prior written consent of each Lender;

         (j) consent to the assignment or transfer by the Borrower or any
Guarantor of any of its rights and obligations under or in respect of the Credit
Documents (except as expressly provided in the Credit Documents), without the prior written consent of each Lender;

         (k) increase the total Commitments or otherwise increase the aggregate principal amount of obligations which are secured by the Collateral, without the prior written consent of each Lender;

                                       92

         (l) effect any waiver, amendment or modification of Section 7.8(a) with respect to the subordination provisions of any Indebtedness, without the prior written consent of each Lender; or

         (m) amend any provision of Section 9 or otherwise affect any rights or duties of the Agent, without the prior written consent of the Agent.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the
Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding. The various requirements of this Section 10.6 are cumulative. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 10.6 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 10.6 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

     10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

     10.8 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     10.9 Survival. All indemnities set forth herein, including in Sections 3.6,
3.10, 3.11, 9.5 and 10.5, and the undertakings set forth in Section 10.14, shall survive the execution and delivery of this Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Borrower herein and by the Lenders in Section 10.15 herein shall survive delivery of the Notes and the making of the Loans hereunder.

                                       93

     10.10 Governing Law, Submission to Jurisdiction; Venue.

           (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN AS
EXPRESSLY SET FORTH IN SUCH OTHER CREDIT DOCUMENTS) AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO. Any
legal action or proceeding with respect to this Agreement or any other Credit
Document may be brought in the courts of the State of Ohio in Hamilton County, or of the United States for the Southern District, Western Division of Ohio,
and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set forth for notices pursuant to Section 10.1, such service to become effective five (5) days after such mailing. Nothing herein shall affect the right of the
Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

           (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other
Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

           (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS
AND THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY
ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT,
ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     10.11 Severability. If any provision of any of the Credit Documents is judicially determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. In such event, the parties hereto shall endeavor in good faith negotiations to replace any such invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     10.12 Entirety. This Agreement, the other Credit Documents and the Lender
Hedging Agreements, if any, represent the entire agreement of the parties hereto and thereto regarding the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, if any (including any commitment

                                       94

letters or correspondence), relating to such subject matters. Nothing in this
Agreement or any other Credit Document, expressed or implied, is intended to confer upon any party (other than the parties hereto and thereto and the other
Secured Parties) any rights, remedies, obligations or liabilities under or by reason of this Agreement and the other Credit Documents.

     10.13 Binding Effect; Termination.

          (a) This Agreement shall become effective at such time on or after the
Effective Date when it shall have been executed by the Borrower and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this
Agreement shall be binding upon and inure to the benefit of the Borrower, the
Agent and each Lender and their respective permitted successors and assigns.

          (b) The term of this Agreement shall be until no Loans or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, all of the Credit Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

     10.14 Confidentiality. Each of the Agent and the Lenders (each, a "Lending
Party") agrees, during the term of this Agreement and at all times thereafter, to keep confidential any information furnished or made available to it by any
Credit Party pursuant to this Agreement that is marked confidential or that is disclosed pursuant to written instructions from the Credit Party that the confidentiality of such information must be maintained by the Lending Parties;
provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending
Party, or any officer, director, employee, agent or advisor of any Lending Party or Affiliate of any Lending Party, (b) as required by any law, rule or regulation, (c) upon the order of any court of administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) that is or becomes available to the public or that is or becomes available to any Lending
Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (f) in connection with any litigation to which such Lending
Party or any of its Affiliates maybe a party, (g) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other
Credit Document, (h) subject to provisions substantially similar to those contained in this Section 10.14, to any actual or proposed participant or assignee and (i) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this Section 10.14 shall obligate the
Agent or any Lender to return any materials furnished by the Credit Parties.
Without limiting Borrower's rights herein, each of Lenders and Agent acknowledge that Borrower may file a Form 8-K with certain of the Credit Documents as attachments as Borrower may reasonably determine is necessary to comply with applicable securities laws and regulations.

     10.15 Source of Funds. Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation

                                       95

as to the source of funds to be used by such Lender in connection with the financing hereunder:

         (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

         (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

         (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of
ERISA; or

         (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 10.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     10.16 Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any other
Credit Document, on the other hand, this Agreement shall control.

     10.17 Customer Identification - USA Patriot Act Notice The Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act
(Title III of Pub. L. 107-56, signed into law October 26, 2001) (the "Act"), and the Bank's policies and practices, the Bank is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Bank to identify the Borrower in accordance with the Act.

                           [Signature Page to Follow]

                                       96

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                                   KENDLE INTERNATIONAL INC.,
                                            an Ohio corporation

                                            By:________________________
                                            Name:______________________
                                            Title:_____________________

LENDERS:

JPMORGAN CHASE BANK, N.A.,                  KEYBANK NATIONAL ASSOCIATION
Successor by merger to Bank One, NA
Lender and in its capacity as Agent

By:______________________________           By:__________________________
Name:____________________________           Name:________________________
Title:___________________________           Title:_______________________

Applicable Lending Office:                  Applicable Lending Office:
8044 Montgomery Road                        580 Walnut Street, Second Floor
Suite 350                                   Cincinnati, Ohio  45202
Cincinnati, Ohio 45236

                                       97

                                                                     EXHIBIT A-1

                    THIRD AMENDED AND RESTATED REVOLVING NOTE

                                                                Cincinnati, Ohio
$14,000,000                                                         May 27, 2005

     FOR VALUE RECEIVED, the undersigned, KENDLE INTERNATIONAL INC., an Ohio corporation (the "Borrower"), hereby promises to pay to the order of JPMORGAN
CHASE BANK, N.A., successor by merger to Bank One, NA (the "Lender"), at the office of JPMORGAN CHASE BANK, N.A., successor by merger to Bank One, NA, 8044
Montgomery Road, Cincinnati, Ohio 45236-5800, Attn: Agency Services (i) on the
last day of each Interest Period (as defined in the Second Amended and Restated
Credit Agreement dated as of May 27, 2005, (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower, the several lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., successor by merger to Bank One, NA, as Agent (the "Agent")), the aggregate unpaid principal amount of all Revolving Loans to the Borrower from the Lender pursuant to the Credit Agreement to which such Interest Period applies and (ii)
on the Revolving Maturity Date, the aggregate unpaid principal amount of all
Revolving Loans to the Borrower from the Lender pursuant to the Credit
Agreement, in each case in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and on the dates provided in the Credit
Agreement. This Note amends and restates in its entirety that certain Second
Amended and Restated Revolving Note dated as of May 14, 2003 in the principal amount of $7,000,000 and payable to the order of Lender (the "Prior Note"). This
Note is issued upon surrender of and in exchange for the Prior Note. This Note shall not be construed as a novation or be construed in any manner as an extinguishment of the obligations arising under the Prior Note or to effect the priority of the security interest granted in connection with any of the promissory notes executed pursuant to the Credit Agreement.

     The defined terms in the Credit Agreement are used herein with the same meaning. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this promissory note (this "Note") by reference in the same manner and with the same effect as if set forth herein and, subject to
Section 10.3 of the Credit Agreement, any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit
Documents.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

     The Borrower and any and all sureties, guarantors and endorsers of this
Note and all other parties now or hereafter liable hereon, severally waive grace
(except grace provided pursuant to the express terms of the Credit Agreement), presentment for

payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration but except for notice provided pursuant to the express terms of the Credit Agreement) and diligence in collecting and bringing suit against any party hereto, and agree
(i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Agent or any Lenders, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     Principal and interest shall be paid to the Agent at its address set forth above, or at such other place as the holder of this Note shall designate in writing to the Borrower. Each Revolving Loan made by the Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of the Lender or Agent and the principal balance as shown on such books and records, or any copy thereof certified by an officer of the
Lender or Agent, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

     This Note is one of the Revolving Notes referred to in the Credit
Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF
AMERICA.

     The Borrower shall not assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise), except as permitted by Section 10.3 of the Credit Agreement. Any purported assignment or delegation in violation of the foregoing shall be void.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys'
fees.

                                                KENDLE INTERNATIONAL INC.

                                                By:_________________________
                                                     Karl Brenkert, III
                                                     Senior Vice President

                                       2

                                                                     EXHIBIT A-2

                    THIRD AMENDED AND RESTATED REVOLVING NOTE

                                                                Cincinnati, Ohio
$6,000,000                                                          May 27, 2005

     FOR VALUE RECEIVED, the undersigned, KENDLE INTERNATIONAL INC., an Ohio corporation (the "Borrower"), hereby promises to pay to the order of KEYBANK
NATIONAL ASSOCIATION (the "Lender"), at the office of JPMORGAN CHASE BANK, N.A., successor by merger to Bank One, NA, at 8044 Montgomery Road, Cincinnati, Ohio
45236-5800, Attn: Agency Services (i) on the last day of each Interest Period
(as defined in the Second Amended and Restated Credit Agreement dated as of May
27, 2005 (as amended, modified, restated or supplemented from time to time, the
"Credit Agreement"), among the Borrower, the several lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., successor by merger to Bank One,
NA, as Agent (the "Agent")), the aggregate unpaid principal amount of all
Revolving Loans to the Borrower from the Lender pursuant to the Credit Agreement to which such Interest Period applies and (ii) on the Revolving Maturity Date, the aggregate unpaid principal amount of all Revolving Loans to the Borrower from the Lender pursuant to the Credit Agreement, in each case in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and on the dates provided in the Credit Agreement. This Note amends and restates in its entirety that certain Second Amended and Restated Revolving Note dated as of
May 14, 2003 in the principal amount of $3,000,000 and payable to the order of
Lender ("Prior Note"). This Note is issued upon surrender of and in exchange for the Prior Note. This Note shall not be construed as a novation or be construed in any manner as an extinguishment of the obligations arising under the Prior
Note or to effect the priority of the security interest granted in connection with any of the promissory notes executed pursuant to the Credit Agreement

     The defined terms in the Credit Agreement are used herein with the same meaning. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this promissory note (this "Note") by reference in the same manner and with the same effect as if set forth herein and, subject to
Section 10.3 of the Credit Agreement, any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit
Documents.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

     The Borrower and any and all sureties, guarantors and endorsers of this
Note and all other parties now or hereafter liable hereon, severally waive grace
(except grace provided pursuant to the express terms of the Credit Agreement), presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest,

notice of intention to accelerate and notice of acceleration but except for notice provided pursuant to the express terms of the Credit Agreement) and diligence in collecting and bringing suit against any party hereto, and agree
(i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Agent or any Lenders, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     Principal and interest shall be paid to the Agent at its address set forth above, or at such other place as the holder of this Note shall designate in writing to the Borrower. Each Revolving Loan made by the Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of the Lender or Agent and the principal balance as shown on such books and records, or any copy thereof certified by an officer of the
Lender or Agent, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

     This Note is one of the Revolving Notes referred to in the Credit
Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF
AMERICA.

     The Borrower shall not assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise), except as permitted by Section 10.3 of the Credit Agreement. Any purported assignment or delegation in violation of the foregoing shall be void.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys'
fees.

                                              KENDLE INTERNATIONAL INC.

                                              By:__________________________
                                                    Karl Brenkert, III
                                                    Senior Vice President

                                       2

                                                                     EXHIBIT B-1

                         AMENDED AND RESTATED TERM NOTE

                                                                Cincinnati, Ohio
$4,200,000                                                          May 27, 2005

     FOR VALUE RECEIVED, the undersigned, KENDLE INTERNATIONAL INC., an Ohio corporation (the "Borrower"), hereby promises to pay to the order of JPMORGAN
CHASE BANK, N.A., successor by merger to Bank One, NA (the "Lender"), at the office of JPMORGAN CHASE BANK, N.A., 8044 Montgomery Road, Cincinnati, Ohio
45236-5800, Attn: Agency Services the sum of Four Million Two Hundred Thousand
Dollars ($4,200,000) loaned to Borrower pursuant to the provisions of the Second
Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower, the several lenders from time to time party thereto and
JPMorgan Chase Bank, N.A., as Agent (the "Agent"), and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and on the dates provided in the Credit Agreement, in each case in lawful money of the United
States of America in immediately available funds. This Note amends, restates and replaces the Term Note dated as of June 3, 2002 in the original principal amount of $8,400,000 ("Prior Note"). This Note is issued upon surrender of and in exchange for the Prior Note. This Note shall not be construed as a novation or be construed in any manner as an extinguishment of the obligations arising under the Prior Note or to effect the priority of the security interest granted in connection with any of the promissory notes executed pursuant to the Credit
Agreement.

     The defined terms in the Credit Agreement are used herein with the same meaning. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Term Note (this "Note") by reference in the same manner and with the same effect as if set forth herein and, subject to Section
10.3 of the Credit Agreement, any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit
Documents.

     The principal amount of this Note shall be subject to, and the undersigned shall be obligated to make, mandatory quarterly payments of the principal amount of this Note, with each such quarterly payment to be in the amount of $525,000 and to be due and payable on or before the last Business Day of each March,
June, September and December (a "Payment Date") commencing June 28, 2002 and on each Payment Date thereafter. The entire outstanding principal and all remaining accrued interest on this Note shall be due and payable in full on or before
March 31, 2007 or such earlier date as is provided in the Loan Agreement.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates on the Interest Payment Dates and at the rate or rates provided in the Credit
Agreement.

     The Borrower and any and all sureties, guarantors and endorsers of this
Note and all other parties now or hereafter liable hereon, severally waive grace
(except grace provided pursuant to the express terms of the Credit Agreement), presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration but except for notice provided pursuant to the express terms of the
Credit Agreement) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Agent or any Lenders, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records;
provided, that, the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the
Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

     This Note is one of the Term Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF
AMERICA.

     The Borrower shall not assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise), except as permitted by Section 10.3 of the Credit Agreement. Any purported assignment or delegation in violation of the foregoing shall be void.

                                       2

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys'
fees.

                                           KENDLE INTERNATIONAL INC.

                                           By:____________________________
                                                 Karl Brenkert, III
                                                 Senior Vice President

                                       3

                                                                     EXHIBIT B-2

                         AMENDED AND RESTATED TERM NOTE

                                                                Cincinnati, Ohio
$1,800,000                                                          May 27, 2005

     FOR VALUE RECEIVED, the undersigned, KENDLE INTERNATIONAL INC., an Ohio corporation (the "Borrower"), hereby promises to pay to the order of KEYBANK
NATIONAL ASSOCIATION (the "Lender"), at the office of JPMORGAN CHASE BANK, N.A.,
8044 Montgomery Road, Cincinnati, Ohio 45236-5800, Attn: Agency Services the sum
of One Million Eight Hundred Thousand Dollars ($1,800,000) loaned to Borrower pursuant to the provisions of the Second Amended and Restated Credit Agreement
dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Agent (the
"Agent"), and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and on the dates provided in the Credit Agreement, in each case in lawful money of the United States of America in immediately available funds. This Note amends, restates and replaces the Term Note dated as of June 3,
2002 ("Prior Note"). This Note is issued upon surrender of and in exchange for the Prior Note. This Note shall not be construed as a novation or be construed in any manner as an extinguishment of the obligations arising under the Prior
Note or to effect the priority of the security interest granted in connection with any of the promissory notes executed pursuant to the Credit Agreement.

     The defined terms in the Credit Agreement are used herein with the same meaning. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Term Note (this "Note") by reference in the same manner and with the same effect as if set forth herein and, subject to Section
10.3 of the Credit Agreement, any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit
Documents.

     The principal amount of this Note shall be subject to, and the undersigned shall be obligated to make, mandatory quarterly payments of the principal amount of this Note, with each such quarterly payment to be in the amount of $225,000 and to be due and payable on or before the last Business Day of each March,
June, September and December (a "Payment Date") commencing June 28, 2002 and on each Payment Date thereafter. The entire outstanding principal and all remaining accrued interest on this Note shall be due and payable in full on or before
March 31, 2007 or such earlier date as is provided in the Loan Agreement.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates on the Interest Payment Dates and at the rate or rates provided in the Credit
Agreement.

     The Borrower and any and all sureties, guarantors and endorsers of this
Note and all other parties now or hereafter liable hereon, severally waive grace
(except grace provided pursuant to the express terms of the Credit Agreement), presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration but except for notice provided pursuant to the express terms of the
Credit Agreement) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Agent or any Lenders, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records;
provided, that, the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the
Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

     This Note is one of the Term Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF
AMERICA.

     The Borrower shall not assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise), except as permitted by Section 10.3 of the Credit Agreement. Any purported assignment or delegation in violation of the foregoing shall be void.

                                       2

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys'
fees.

                                        KENDLE INTERNATIONAL INC.

                                        By:____________________________
                                              Karl Brenkert, III
                                              Senior Vice President

                                       3

                                                                       EXHIBIT C

                                    [FORM OF]

                                INTERCOMPANY NOTE

$___________________                                        ______________, 200_

     FOR VALUE RECEIVED, the undersigned, _______________, a corporation organized under the laws of ____________________ (the "Borrower"), hereby promises to pay to the order of _______________________, a corporation organized under the laws of the State of ______________ (the "Lender"), at
________________, (i) the principal amount of up to $ or, if less, the aggregate unpaid principal amount of each loan or advance made by the Lender to the
Borrower, at any time upon demand by the Lender, in lawful money of the United
States of America in immediately available funds, and (ii) interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at a rate per annum equal to the rate applicable at such time to
Base Rate Loans pursuant to Section 2.1 of the Credit Agreement referred to below. This Note may be prepaid in whole or in part at any time without premium or penalty. Amounts prepaid on this Note may be reborrowed. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the
Second Amended and Restated Credit Agreement dated as of May 27, 2005 (as amended, modified, restated or supplemented from time to time, the "Credit
Agreement"), among Kendle International Inc., the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Agent.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate per annum applicable pursuant to the preceding paragraph, plus 2.00%.

     The Borrower and any and all sureties, guarantors and endorsers of this
Note and all other parties now or hereafter liable hereon, severally waive grace, presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Lender, or any of its successors or assigns, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     The outstanding principal balance of the loans and advances evidenced by this Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Borrower, upon the occurrence of an Event of Default under the Credit Agreement.

     The Lender hereby subordinates in right of payment all indebtedness of the
Borrower owing to it, whether originally contracted with the Lender or acquired by the Lender by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior indefeasible payment in full in cash of the Secured Obligations (as defined in the Pledge Agreement), whether now owed or hereafter arising, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding referred to in Section 8.1(f) of the Credit
Agreement), fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

     This Note shall be construed in accordance with and governed by the laws of the State of Ohio, without regard to principles of conflicts of laws, and any applicable laws of the United States of America.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys'
fees.

                                      [Borrower], a [            ] corporation,

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                      Accepted and agreed to as of the date first written above:

                                      [Lender], a [___________] corporation

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                       2

                                   ASSIGNMENT

     FOR VALUE RECEIVED, [Lender] hereby assigns and transfers unto
____________________________ the Intercompany Note dated as of [___________],
200 and made by [Borrower].

     Dated:_____________________

                                            [Lender]

                                            By:________________________
                                            Title:_____________________

                                       3

[Borrower] hereby consents to
the foregoing Assignment

[Borrower]

By:__________________________

Name:________________________

Title:_______________________

                                                                       EXHIBIT D

                                    [FORM OF]
                            ASSIGNMENT AND ACCEPTANCE

     ASSIGNMENT AND ACCEPTANCE dated as of [__________] made by
[_________________] (the "Assignor") to [_______________________], who is an
Eligible Assignee (the "Assignee") with reference to the Second Amended and
Restated Credit Agreement dated as of May __, 2005 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among
Kendle International Inc. (the "Borrower"), the several lenders from time to time party thereto (the "Lenders") and JPMorgan Chase Bank, N.A., as Agent (the
"Agent"). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor and the Assignee hereby agree as follows:

     1. Effective as of the effective date set forth on Schedule 1 (the
"Effective Date"), the Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse or warranty except as set forth herein and in the provisions of the Credit
Agreement incorporated herein, from the Assignor, the Assigned Interests (as defined below). The "Assigned Interests" shall mean and consist of the respective rights and obligations of the Assignor in respect of a portion or all of the Assignor's Loans, Participation Interests and Commitments as of the
Effective Date to the extent of the percentage set forth on Schedule 1
(including the Revolving Commitments of the Assignor on the Effective Date and
the Loans owing to, and the Participation Interests of, the Assignor which are outstanding on the Effective Date), together with any amount of unpaid interest accrued on the assigned Loans to the Effective Date which amount is set forth on
Schedule 1 and any amount of Fees accrued to the Effective Date for the account of the Assignor which amount is set forth on Schedule 1.

     2. (a) By executing and delivering this Assignment and Acceptance, the
Assignor and Assignee hereby confirm to and agree with each other, the other
Lenders, the Agent and the Credit Parties as follows: (i) the Assignor warrants that it is the legal and beneficial owner of the Assigned Interests free and clear of any adverse claim arising in respect of any action by the Assignor;
(ii) except as set forth in clause (i) above, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the
Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant to the Credit Agreement or to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit
Agreement, any other Credit Document or any other instrument or document furnished

pursuant thereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant thereto; (iii) the Assignee represents and warrants that it is an Eligible Assignee, (iv) the Assignee represents and warrants that it has received a copy of each of the Credit Documents, together with a copy of the most recent financial statements delivered pursuant to
Section 6.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (v) the Assignee will independently, and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as is shall deem appropriate at the time, continue to make its own credit decision in taking or not, taking action under the Credit Agreement; (vi) the Assignee appoints and authorizes the Agent to exercise such powers under the Credit Agreement as are delegated to such party by the terms thereof, together with such power as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform, in accordance with their terms, all obligations which by the terms of the Credit Agreement are required to be performed by the Assignee as a Lender.

        (b) From and after the Effective Date, (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent of the Assigned Interests, relinquish its rights and be released from its obligations under the Credit Agreement but shall continue to be entitled to the benefits of Sections 3.6, 3.10 and 10.9 thereunder.

     3. (a) Fees and interest are payable by the Borrower in respect of the
Assigned Interests as provided in the Credit Agreement. Such Fees and interest shall be payable to the Assignee only to the extent such Fees and interest, as applicable, constitute part of the Assigned Interests or accrue after the
Effective Date.

        (c) Notwithstanding anything to the contrary contained in this
Assignment and Acceptance, if and when the Assignor receives or collects any payment of Fees or interest which is payable to the Assignee pursuant to paragraph (a) above, the Assignor shall distribute such payment to the Assignee.

        (d) Notwithstanding anything to the contrary contained in this
Assignment and Acceptance, if and when the Assignee receives or collects any payment of Fees or interest which is payable to the Assignor pursuant to paragraph (a) above, the Assignee shall distribute such payment to the Assignor.

     4. In consideration of the assignment by the Assignor to the Assignee of the Assigned Interests as set forth above, the Assignee agrees to pay the
Assignor on or

                                       2

prior to the Effective Date the aggregate amount specified on, or calculated as provided on, Schedule 1 (the "Aggregate Assignment Payment").

     5. This Assignment and Acceptance shall become effective as provided in
Section 10.3(b) of the Credit Agreement.

     6. All amounts payable to the Assignor hereunder shall be paid in U.S.
Dollars by transfer of federal funds to the Assignor, ABA No. [______________],
Account No. [_____________], Attention: [_____________], Reference: Kendle
International Inc.

     7. This Assignment and Acceptance is being delivered to the Agent together with (a) the Note evidencing the Loan included in the Assigned Interests, (b) if the Assignee is organized under the laws of a jurisdiction outside the United
States, the forms specified in Section 3.10 of the Credit Agreement, duly completed and executed by such Assignee, (c) if the Assignee is not already a
Lender or Affiliate thereof under the Credit Agreement, an Administrative
Questionnaire duly completed by such Assignee and (d) a processing and recordation fee of $3,000.

     8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO PRINCIPLES OF
CONFLICTS OF LAWS.

     9. This Assignment and Acceptance may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, admissible into evidence, but all such counterparts shall together constitute but one and the same Assignment and Acceptance. Delivery of an executed counterpart of this Assignment and Acceptance by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Assignment and
Acceptance. Any party delivering an executed counterpart of this Assignment and
Acceptance by facsimile shall also deliver a manually executed counterpart of this Assignment and Acceptance, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Assignment and Acceptance.

                                       3

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this
Assignment and Acceptance to be duly executed by their respective authorized officers as of the day and year first above written.

                                      [NAME OF ASSIGNOR]

                                      _________________________, as Assignor

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                      [NAME OF ASSIGNEE]

                                      __________________________, as Assignee

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

Accepted and agreed to
as of the Effective Date:

JPMORGAN CHASE BANK, N.A.,
as Agent

Name:___________________________

Title:__________________________

KENDLE INTERNATIONAL INC.
as Borrower

Name:___________________________

Title:__________________________

                                       4

                     SCHEDULE I to ASSIGNMENT AND ACCEPTANCE

1.   Date of Assignment:

2.   Legal Name of Assignor:

3.   Legal Name of Assignee:

4.   Assignee's Address and Telecopy Number for Notices:

5.   Effective Date of Assignment and Acceptance:

6.   Assigned Interests:

     A.   Percentage of Revolving Commitment Assigned: %

     B.   Aggregate principal amount of Revolving Loans assigned: $

     C.   Aggregate principal amount of Participation Interests assigned: $

     D.   Accrued and unpaid interest assigned (if any)

     e.   Accrued and unpaid Fees assigned (if any)

          i.   Unused Fees: $_________

7.   Aggregate Assignment Payment:

     $ __________________ (may specify method of calculation in lieu of an amount)

                                                                       EXHIBIT E

                                    [FORM OF]

                          NOTICE OF REVOLVING BORROWING

                                                            ____________________
                                                                          [Date]

JPMORGAN CHASE BANK, N.A.
8044 Montgomery Road
OH3-4107
P.O. Box 365800
Cincinnati, Ohio 45236-5800
Attn: Agency Services

          Re:  The Second Amended and Restated Credit Agreement dated as of May
               27, 2005 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among Kendle International
               Inc. ("Borrower"), the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Agent

     This Notice of Borrowing is delivered to you pursuant to Section 2.1(b)(i)
of the Credit Agreement, is irrevocable and constitutes Borrower's request to borrow in the amounts and in the manner set forth below. The information relating to the proposed borrowing is as follows:

          8.   A Revolving Loan is requested.

          9.   The date (which shall be a Business Day) of the proposed
               borrowing is ______________, 200_.

          10.  The amount of the proposed borrowing is $_____________.

          11.  The borrowing is to be comprised of [Base Rate] [Eurodollar]
               Loans.

          12.  If the borrowing is comprised of Eurodollar Loans, the Interest
               Period with respect thereto is __________________.

     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement. In the event of any conflict or inconsistency between the terms hereof and the terms in the Credit Agreement, the terms in the Credit Agreement shall be controlling.

     The undersigned hereby certifies that, as of the date hereof, the information herein is true and complete.

                                        Very truly yours,

                                        KENDLE INTERNATIONAL INC.

                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________

                                       2

                                                                       EXHIBIT F

                              ACQUISITION TERM NOTE

                                                                Cincinnati, Ohio
$_________________                                             __________, 200__

     FOR VALUE RECEIVED, the undersigned, KENDLE INTERNATIONAL INC., an Ohio corporation (the "Borrower"), hereby promises to pay to the order of
__________________ (the "Lender"), at the office of JPMORGAN CHASE BANK, N.A.., at 8044 Montgomery Road, Cincinnati, Ohio 45236-5800, Attn: Agency Services the
sum of _______________ Dollars ($______) loaned to Borrower pursuant to the provisions of the Second Amended and Restated Credit Agreement dated as of May
27, 2005 (as amended, modified, restated or supplemented from time to time, the
"Credit Agreement"), among the Borrower, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Agent (the "Agent"), and to pay
interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and on the dates provided in the Credit Agreement, in each case in lawful money of the United States of America in immediately available funds.

     The defined terms in the Credit Agreement are used herein with the same meaning. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Acquisition Term Note (this "Note") by reference in the same manner and with the same effect as if set forth herein and, subject to Section 10.3 of the Credit Agreement, any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other
Credit Documents.

     The principal amount of this Note shall be subject to, and the undersigned shall be obligated to make, mandatory quarterly payments of the principal amount of this Note, with each such quarterly payment to be in the amount of [Insert amount equal to principal amount of note divided by twenty] and to be due and payable on or before the first Business Day of each March, June, September and
December (a "Payment Date") commencing [Insert first payment date following date of note] and on each Payment Date thereafter. The entire outstanding principal and all remaining accrued interest on this Note shall be due and payable in full on or before [insert date of 20th quarterly payment] or such earlier date as is provided in the Loan Agreement.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates on the Interest Payment Dates and at the rate or rates provided in the Credit
Agreement.

     The Borrower and any and all sureties, guarantors and endorsers of this
Note and all other parties now or hereafter liable hereon, severally waive grace
(except grace provided pursuant to the express terms of the Credit Agreement), presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration but except for notice provided

pursuant to the express terms of the Credit Agreement) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Agent or any Lenders, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records;
provided, that, the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the
Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

     This Note is one of the Term Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF
AMERICA.

     The Borrower shall not assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise), except as permitted by Section 10.3 of the Credit Agreement. Any purported assignment or delegation in violation of the foregoing shall be void.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys'
fees.

                                        KENDLE INTERNATIONAL INC.

                                        By:_____________________________
                                        Name:___________________________
                                        Title:__________________________

                                       2

                                                                       EXHIBIT G

                                    [FORM OF]

                         NOTICE OF EXTENSION/CONVERSION

                                                            ____________________
                                                                          [Date]

JPMORGAN CHASE BANK, N.A.
8044 Montgomery Road
OH3-4107
P.O. Box 365800
Cincinnati, Ohio 45236-5800
Attn: Agency Services

          Re:  The Second Amended and Restated Credit Agreement dated as of May
               27, 2005 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among Kendle International
               Inc. ("Borrower"), the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Agent

     This Notice of Extension/Conversion is delivered to you pursuant to Section
2.4/Section 3.2 of the Credit Agreement, is irrevocable and constitutes
Borrower's request to [extend an existing Revolving Loan into a subsequent permissible Interest Period] [convert existing Revolving Loans into Revolving
Loans of another Type] [convert the interest rate on all or a portion of the
Term Loans to an Adjusted Eurodollar Rate] in the manner set forth below. The
Borrower certifies and warrants to Agent and requests of Agent as follows:

     1. The request in this Notice of Extension/Conversion is being made with respect to $________ [specify amount, which must be a minimum of $500,000 and integral multiples of $100,000 in excess thereof for conversion to a Eurodollar
Loan or for a Term Loan or $100,000 and integral multiples of $100,000 in excess thereof (or the then remaining amount of the Revolving Commitment amount if less) in the event of a Base Rate Loan] of the principal balance of the
[Revolving Credit Loans][Term Loans] (hereinafter, the "Subject Principal");

     2. As of the date hereof, the Subject Principal [[is a __________ [insert
"Base Rate Loan" or "Eurodollar Loan"][ [Term Loan which presently bears interest at an [insert "Adjusted Eurodollar Rate" or "Adjusted Base Rate"]];

     3. [Skip to Item 4 if you answered Base Rate Loan/Adjusted Base Rate in
Item 2 above]. The Interest Period applicable to the Subject Principal will expire on ____________ [insert the date (i.e., month, day and year) of the last day of the current Interest Period].

     4. The Borrower requests that the Subject Principal be changed to
[a_________ [insert either "Base Rate Loan" or "Eurodollar Loan"] [bear interest at an [insert either "Adjusted Base Rate" or "Adjusted Eurodollar Rate"]] ;

     5. [Skip to Item 6 if you requested a Base Rate Loan/Adjusted Base Rate in
Item 4]. The Interest Period requested by Borrower with respect to the
Eurodollar Loan/Adjusted Eurodollar Rate for the Subject Principal is $________
[insert "one month," "two months," "three months," "six months" or "twelve months" in the blank, but do not select an Interest Period that extends beyond the Maturity Date].

     6. Borrower requests that the effective date of the change requested in this Notice of Extension/Conversion be ________ [insert the date the change is to be effective, which date must be (i) at least the next Business Day in the event of receipt of the request after 12:00 noon (Cincinnati, Ohio time) on a
Business Day, in the case of a conversion of a Eurodollar Loan/Adjusted
Eurodollar Rate into a Base Rate Loan/Adjusted Base Rate or (ii) at least three
Business Days following the date hereof in the event of conversion of a Base
Rate Loan/Adjusted Base Rate into a Eurodollar Loan/Adjusted Eurodollar Rate].

     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement. In the event of any conflict or inconsistency between the terms hereof and the terms in the Credit Agreement, the terms in the Credit Agreement shall be controlling.

     The undersigned hereby certifies that, as of the date hereof, the information herein is true and complete.

                                         Very truly yours,

                                         KENDLE INTERNATIONAL INC.

                                         By:_________________________
                                         Name:_______________________
                                         Title:______________________

                                       2

                                                                       EXHIBIT H

                            KENDLE INTERNATIONAL INC.

                              OFFICER'S CERTIFICATE

The undersigned hereby certifies that:

     1. He is the duly elected, qualified and acting Chief Financial Officer of
Kendle International Inc., an Ohio corporation (the "Company").

     2. He has reviewed and is familiar with that certain Second Amended and
Restated Credit Agreement dated as of May 27, 2005 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the
Company, the several lenders from time to time party thereto (the "Lenders") and
JPMorgan Chase Bank, N.A., as Agent (the "Agent"). Capitalized terms used herein without definition have the meanings given such terms in the Credit Agreement.

     3. This Certificate is being delivered pursuant to Section 4.1(n) of the
Credit Agreement.

     4. Each Credit Party is in compliance with all financial obligations as of the date hereof.

     5. Each of the conditions set forth in Subsections 4.1(d), (h), (i), (j),
(k) and (l) have been satisfied on or before the date hereof.

Nothing in this Certificate shall create any personal (as opposed to corporate)
liability.

Dated:  May 27, 2005.

                                               KENDLE INTERNATIONAL INC.,
                                               an Ohio corporation

                                               By:___________________________
                                                    Karl Brenkert III
                                                    Sr. Vice President and
                                                    Chief Financial Officer

                                                                       EXHIBIT I

                                    [FORM OF]

                                JOINDER AGREEMENT

     JOINDER AGREEMENT dated as of _____________, among KENDLE INTERNATIONAL
INC., an Ohio corporation (the "Borrower"), the Subsidiary listed on the signature page hereto (the "New Subsidiary") and JPMORGAN CHASE BANK, N.A., as
Agent (as defined herein) for the Lenders (as defined herein).

     Reference is made to (a) the Second Amended and Restated Credit Agreement dated as of May 27, 2005 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), among the Borrower, the several lenders from time to time party thereto (the "Lenders"), and JPMORGAN CHASE BANK, N.A., as Agent (the "Agent"), (b) the Amended and Restated Guarantee Agreement dated as of June 3, 2002 (as amended, modified, restated or supplemented from time to time, the "Guarantee Agreement"), among the Guarantors named therein and the
Agent, (c) the Amended and Restated Indemnity, Subrogation and Contribution
Agreement dated as of June 3, 2002 (as amended, modified, restated or supplemented from time to time, the "Indemnity Agreement") among the Borrower, the Guarantors and the Agent and (d) the Amended and Restated Pledge and
Security Agreement dated as of June 3, 2002 (as amended, modified, restated or supplemented from time to time, the "Pledge Agreement") among the Borrower, the
Pledgors named therein and the Agent. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, the Guarantee Agreement, the Indemnity Agreement and the Pledge Agreement.

     The Credit Agreement, the Guarantee Agreement, the Indemnity Agreement and
the Pledge Agreement require that additional Domestic Subsidiaries shall become
Guarantors under the Guarantee Agreement and the Indemnity Agreement and
Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Joinder Agreement. The undersigned is a Domestic Subsidiary and is executing this Joinder Agreement in accordance with the requirements of the Credit Agreement in order to become a Guarantor under the Guarantee
Agreement and the Indemnity Agreement and a Pledgor under the Pledge Agreement to induce the Lenders to make or maintain Loans and as consideration for Loans previously made.

     Accordingly, the Agent and the New Subsidiary agree as follows:

     SECTION 1. Guarantee Agreement and Indemnity Agreement. In accordance with
Section 14 of the Guarantee Agreement and Section 13 of the Indemnity Agreement,
each New Subsidiary by its signature hereto shall become a Guarantor under the
Guarantee Agreement and the Indemnity Agreement with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a)
agrees to all the terms and provisions of the Guarantee Agreement and the
Indemnity Agreement applicable to it as a Guarantor thereunder, (b) represents and warrants that

the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof and (c)
acknowledges receipt of a copy of and agrees to be obligated and bound by the terms of the Guarantee Agreement and the Indemnity Agreement. Each reference to a "Guarantor" in the Guarantee Agreement and the Indemnity Agreement shall be deemed to include the applicable New Subsidiary.

     SECTION 2. Pledge Agreement. In accordance with Section 7.7 of the Pledge
Agreement, the New Subsidiary by its signature hereto shall become a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Subsidiary hereby (i) agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder,
(ii) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof and
(iii) acknowledges receipt of a copy of and agrees to be bound by the terms of the Pledge Agreement. In furtherance of the foregoing, as security for the payment or performance, as the case may be, of the Secured Obligations (as defined in the Pledge Agreement) of the New Subsidiary as a Pledgor, the New
Subsidiary hereby grants to the Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such New
Subsidiary's right, title and interest in, to and under the Collateral listed on
Schedules 2 through 5 attached hereto and all other Collateral referred to in the Pledge Agreement. Each reference to a "Pledgor" in the Pledge Agreement shall be deemed to include the New Subsidiary and each schedule attached to this
Joinder Agreement shall be incorporated into and become part of and supplement the corresponding Schedules 2 through 5 to the Pledge Agreement.

     SECTION 3. Enforceability. The New Subsidiary hereby represents and warrants that this Joinder Agreement has been duly authorized, executed and delivered by the New Subsidiary and constitutes a legal, valid and binding obligation of the New Subsidiary enforceable against it in accordance with its terms.

     SECTION 4. Effectiveness. This Joinder Agreement shall become effective upon satisfaction of the following conditions:

         (a) the receipt by the Agent, in form and substance satisfactory to the
Agent, of the following:

             (i) duly executed counterparts of this Joinder Agreement;

             (ii) a copy of the New Subsidiary's certificate of incorporation or other constitutive documents, including all amendments thereto, certified as of a recent date by the Secretary of State of the jurisdiction of its organization and a certificate as to its good standing, as of a recent date, from such
Secretary of State;

             (iii) a certificate of the Secretary, Assistant Secretary or other authorized representative of the New Subsidiary certifying (A) that attached thereto is a true and complete copy of its by-laws in effect on the date thereof and at all times since

                                       2

a date prior to the date of the resolutions described in clause (B) below, (B)
that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the New Subsidiary (or, in the case of a partnership, the managing general partner thereof) authorizing the execution, delivery and performance of this Joinder Agreement and the performance of the Pledge
Agreement, the Guarantee Agreement and the Indemnity Agreement to which it will be a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation or other constitutive documents of the New Subsidiary have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above and (D) as to the incumbency and specimen signature of each authorized representative executing any document delivered in connection herewith on behalf of such party;

             (iv) a certificate of another authorized representative as to the incumbency and specimen signature of the person executing the certificate pursuant to clause (iii) above;

             (v) upon the request of the Agent, certified copies of Requests for
Information or Copies (form UCC-11), or equivalent reports from an independent search service satisfactory to the Agent, listing (A) any judgment naming the
New Subsidiary as judgment debtor in any of the jurisdictions where a Uniform
Commercial Code financing statement would be required by law to be filed in order to create a perfected security interest in or lien on any of the personal or real property of the New Subsidiary, (B) any tax lien that names the New
Subsidiary as a delinquent taxpayer in any of the jurisdictions referred to in the preceding clause (A), and (C) any Uniform Commercial Code financing statement that names the New Subsidiary as debtor or seller filed in any of the jurisdictions referred to in the preceding clause (A);

             (vi) appropriate duly executed termination statements (Form UCC-3)
signed by all persons disclosed on current financing statements as secured parties in the jurisdictions referred to in clause (v) above in form for filing under the Uniform Commercial Code of such jurisdictions (except with respect to
Liens permitted under Section 7.2 of the Credit Agreement);

             (vii) certificates representing all outstanding capital stock of any subsidiary of the New Subsidiary accompanied by stock powers endorsed in blank, and Intercompany Notes, duly executed by the New Subsidiary, accompanied by assignments executed in blank;

             (viii) with respect to a New Subsidiary, an acknowledgment copy, or other evidence satisfactory to the Agent, of the proper filing, registration or recordation of each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the Secured Parties a valid, legal and perfected security interest in or Lien on the Collateral that is the subject of the Pledge Agreement in each jurisdiction in which the filing, registration or recordation thereof is so required or requested;

                                       3

             (ix) an opinion of counsel (both domestic and foreign counsel, as may be reasonably required by the Agent), for the New Subsidiary, dated the date that this Joinder Agreement shall become effective, as to all matters relating to the New Subsidiary as the Agent may reasonably request; and

             (x) all documents the Agent may reasonably request relating to the existence of New Subsidiary and its corporate or partnership authority to execute, deliver and perform the Pledge Agreement, the Guarantee Agreement and the Indemnity Agreement, and any other matters relevant hereto or thereto; and

         (b) No Default or Event of Default shall have occurred and be continuing at the time of the execution and delivery hereof or would occur immediately after giving effect thereto.

     SECTION 5. Effect on Credit Documents. Except as expressly supplemented hereby, the Pledge Agreement, the Guarantee Agreement and the Indemnity
Agreement shall remain in full force and effect.

     SECTION 6. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OHIO WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAWS.

     SECTION 7. Severability. If any provision of any of this Joinder Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number, in the case of the Agent, set forth in Section
10.1 of the Credit Agreement and in the case of the New Subsidiary, set forth on the signature pages hereof, in each case followed by telephonic confirmation of receipt, (c) on the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (d)
on the fifth Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Agent, set forth in Section 10.1 of the Credit Agreement, and, in the case of the New Subsidiary, set forth on the signature pages hereof, or at such other address as such party may specify by written notice to the other parties hereto.

     SECTION 9. Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be

                                       4

necessary in making proof of this Joinder Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this
Joinder Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Joinder Agreement.

     SECTION 10. Expenses. The New Subsidiary agrees to reimburse the Agent for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees and expenses of counsel for the Agent (but excluding the cost of internal counsel).

     SECTION 11. Submission to Jurisdiction; Venue.

         (a) Any legal action or proceeding with respect to this Joinder
Agreement may be brought in the courts of the State of Ohio in Hamilton County, or of the United States for the Southern District, Western Division of Ohio,
and, by execution and delivery of this Joinder Agreement, the New Subsidiary hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. The New
Subsidiary further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set forth for notices pursuant to Section 8, such service to become effective five (5) days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the New Subsidiary in any other jurisdiction.

         (b) The New Subsidiary hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Joinder Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) To the extent permitted by law, the New Subsidiary hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Joinder Agreement.

                                       5

     IN WITNESS WHEREOF, the New Subsidiary and the Agent have duly executed this Joinder Agreement as of the day and year first above written.

                                       [NAME OF NEW SUBSIDIARY],

                                       By:__________________________
                                       Name:________________________
                                       Title:_______________________
                                       Address:_____________________

                                       Telecopy:____________________

                                       JPMORGAN CHASE BANK, N.A.,
                                       as Agent

                                       By:__________________________
                                       Name:________________________
                                       Title:_______________________

                                       6

                                   SCHEDULE 2

             CHIEF EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS

Name                       Mailing Address                    County       State
----                       ---------------                    ------       -----

                   LOCATIONS OF RECORDS OF GENERAL INTANGIBLES

Name                        Mailing Address                    County      State
----                        ---------------                    ------      -----

                                   SCHEDULE 3

                               PLEDGED SECURITIES

Part I   List of Pledged Interests:

                                                              Ownership
         Pledgor           Issuer                             Interests
         -------           ------                             ---------

Part II  List of Pledged Debt:

   Pledgor         Issuer             Date of Issuance      Outstanding Balance
   -------         ------             ----------------      -------------------

                                   SCHEDULE 4

                        TRADE NAMES, DIVISION NAMES, ETC.

         Pledgor                               Trade Names, Division Names, Etc.
         -------                               ---------------------------------

                                   SCHEDULE 5

                         REQUIRED FILINGS AND RECORDINGS

     Pledgor               UCC Filings & Locations                 Other Filings
     -------               -----------------------                 -------------

                                                                       EXHIBIT J

                                    Exhibit J

To The Agent and Lenders Listed
On Schedule 1 Hereto

                          RE: Kendle International Inc.

Ladies and Gentlemen:

     I am General Counsel, Vice President and Secretary of Kendle International
Inc., an Ohio Corporation (the "Borrower"), and have acted in my capacity as an officer of Borrower and its Subsidiaries (together with the Borrower, the
"Credit Parties"), in connection with: (a) the negotiation, preparation, execution and delivery of the Second Amended and Restated Credit Agreement dated as of May 31, 2005 (the "Agreement"), among the Borrower, JP Morgan Chase Bank,
N.A., as Agent (in such capacity, the "Agent") and as Lender, and the several lenders from time to time party thereto (the "Lenders"); and (b) the negotiation, preparation, execution and delivery of the Credit Documents (as defined in the Agreement) . This opinion is furnished to you pursuant to Section
4.1(c) of the Agreement and at the instruction of the Borrower. Capitalized terms used herein without specific definition shall have the meanings respectively ascribed thereto in the Agreement.

     We have examined: (i) executed copies of the Agreement and the Credit
Documents and (ii) such records, certificates, instruments and other documents as are in our judgment necessary or appropriate to enable me to render this opinion.

     In such examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photo static copies. Notwithstanding the foregoing, I have (with your permission) limited my factual inquiries to conferences with other representatives of the Borrower (at which conferences the business, affairs and properties of the Borrower, the other Credit Parties and other related matters were discussed), a review of the resolutions of the Board of Directors and, to the extent relevant, shareholders of the Borrower and its Subsidiaries, the certificates of certain public officials and of officers of the Borrower and certain factual inquiries that, in fact, were actually made by attorneys in this department based on the matters discussed in such resolutions and certificates or at such conferences. Any opinion herein qualified by the modifier "to the best of our knowledge after due investigation" shall be deemed to incorporate these limitations (including the limitations set forth in any of the above certificates) with respect to our factual inquiries.

     I have also assumed that all parties to the Agreement and the Credit
Documents other than the Borrower, its Subsidiaries and the other Domestic
Credit Parties (as defined herein) have properly executed and delivered the
Agreement and the Credit Documents and that such execution and delivery have been properly authorized as to each of said parties and that such parties have the power fully to perform their respective obligations under the Agreement and the Credit Documents.

     I am admitted to practice only in the State of Ohio and I do not hold myself out as being conversant with, and therefore express no opinion with respect to, the laws of any jurisdiction other than the federal laws of the
United States of America and the laws of the State of Ohio.

     Based solely on the review described above and subject to the foregoing assumptions, limitations and qualifications, I am of the opinion that:

     6. Each of the Borrower and other Credit Parties incorporated or organized under the laws of the United States of America or any state thereof (the
"Domestic Credit Parties") is duly organized, validly existing and in good standing (or the local law equivalent) under the laws of the jurisdiction of its incorporation or organization and is duly qualified as a foreign entity and in good standing (or the local law equivalent) under the laws of each jurisdiction where such qualification is required, except where the failure so to qualify would not, individually or in the aggregate, reasonably be expected to have a
Material Adverse Effect.

     7. Each of the Borrower and the other Domestic Credit Parties has all requisite corporate or other power and authority, and the legal right, to own and operate its properties, to lease the properties it operates as lessee and to conduct the business in which is currently engaged. Each of the Borrower and the other Domestic Credit Parties has the requisite corporate or other power and authority, and the legal right, to execute, deliver and perform the Credit
Documents to which it is party and, in the case of the Borrower, to obtain extensions of credit under the Agreement.

     8. The execution, delivery, and performance (including foreclosure by the
Agent against any of the Collateral) of the Credit Documents by each of the
Domestic Credit Parties a party thereto and the Borrowings and other extensions of credit under the Agreement by the Borrower, have been duly authorized by all requisite corporate, partnership and, if required shareholder action, as applicable, of the Borrower and each Domestic Credit Party. Each of the Credit
Documents to which any Domestic Credit Party is a party has been duly executed and delivered by such Domestic Credit Party.

     9. Each Credit Document (other than the choice of law provisions)
constitutes the legal, valid and binding obligation of the Borrower and each other Domestic Credit Party thereto, enforceable against the Borrower and such
Domestic Credit Party in accordance with its terms.

     10. No consent or authorization of, filing with, notice to or other similar act by or in respect of any Governmental Authority or any other Person is required to be

                                       2

obtained or made by or on behalf of any Domestic Credit Party in connection with the execution, delivery, performance, validity or enforceability of the Credit
Documents to which such Domestic Credit Party is a party except (a) consents, authorizations, notices and filings disclosed in Schedule 5.4 to the Agreement, all of which have been obtained or made, and (b) filings to perfect liens created by Collateral Documents.

     11. Neither the execution and delivery by each Domestic Credit Party of the
Credit Documents to which it is a party, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Domestic Credit Party nor the exercise of remedies by the Secured Parties under the Credit Documents, will (a) violate or conflict with any provision to its articles or certificate of incorporation or regulations or bylaws or other organizational or governing documents of such
Person, (b) violate, contravene or conflict with any Requirement of Law
(including Regulation U or Regulation X), applicable to it or its Properties,
(c) to the best of our knowledge after due investigation, violate, contravene or conflict with contractual provisions of, cause an event of default under, or give rise to material increased, additional, accelerated or guaranteed rights of any Person under any Material Contract, or (d) result in or require the creation of any Lien (other than the Lien of Collateral Documents) upon or with respect to its Properties.

     12. Except as disclosed in Schedule 5.9 of the Agreement, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending for which service of process or other written notice has been received or, to the best of our knowledge after due inquiry, threatened against or affecting the Borrower or any other Domestic Credit Party that could reasonably be expected to have a Material Adverse Effect.

     13. To the best of our knowledge after due investigation, each of the
Borrower and the other Domestic Credit Parties is in material compliance with all Requirements of Law applicable to it or its Properties, except for any such failure to comply which could not reasonably be expected to have a Material
Adverse Effect.

     14. To the best of our knowledge after due investigation, no proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock," within the meaning of Regulation G or Regulations
U, or for the purpose of purchasing, carrying or trading in any publicly traded securities. No indebtedness being reduced or retired out of the proceeds of the
Loans was or will be incurred for the purpose of purchasing or carrying any margin stock with the meaning of Regulation U or any " margin security" within the meaning or Regulation T. "Margin Stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the
Credit Parties. None of the transactions contemplated by the Amended Agreement
(including, but only to the best of our knowledge after due investigation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Exchange Act or regulations issued pursuant thereto, or Regulation G, T, U or X.

                                       3

     15. No Domestic Credit Party is subject to regulation under the Public
Utility Holding Company Act of 1935, the Federal Power Act or the Investment
Company Act of 1940, each as amended. In addition, no Domestic Credit Party is
(a) an "investment company" registered or required to be registered under the
Investment Company Act of 1940, as amended, (b) controlled by such an
"investment company", or (c) a "holding company", a "subsidiary company" of a
"holding company", or an "affiliate" of a "holding company" or of a "subsidiary"
of a "holding company", within the meaning of the Public Utility Holding Company
Act of 1935, as amended.

     Each of the foregoing opinions is subject to the following qualifications:

     (a)  the legality, validity and enforceability of any rights and remedies provided in the Agreement or the other Credit Documents are subject to exceptions provided by bankruptcy, insolvency, reorganization, receivership, moratorium, assignment for the benefit of creditors'
          laws or similar laws now or hereafter in effect affecting the validity, legality and finding effect and enforceability of creditors'
          rights generally, including, without limitation, statutory or other laws regarding fraudulent transfers and conveyances or preferential transfers;

     (b)  specific performance, injunctive relief or other traditional equitable remedies may not be available as they are subject to the discretion of the court before which any proceeding with respect thereto may be brought;

     (c)  rights to indemnification may be limited by federal or state securities law: accordingly, I express no opinion as to the enforceability of any indemnity provisions contained in the Agreement or the other Credit Documents;

     (d)  I express no opinion as to the enforceability of any provisions in the
          Agreement or the other Credit Documents providing for the recovery of attorneys' fees or other costs of collection;

     (e)  I express no opinion with respect to any provision for submission to jurisdiction or related waivers of defenses to such jurisdiction contained in the Agreement or the other Credit Documents; and

     (f)  I express no opinion as to the existence of, or as to the title of the
          Borrower or any Domestic Credit Party to, any item of Collateral or as to the priority or (except as set forth in paragraphs 11 and 12 above)
          the perfection of any security interest referred to above.

     We do not render any opinion as to any matter except as specifically set forth herein. We do not undertake to update or to revise this opinion in the event of any change of law, whether by legislative action, judicial decision or otherwise, or in any factual circumstance. This opinion is being delivered solely to you and may not be delivered to, or relied upon by, any other party without our prior written consent.

                                       4

     Finally, I am issuing this opinion letter as an officer of the Company and do so solely in such capacity.

                                           Sincerely,

                                           Kendle International Inc.

                                           By: _______________________________
                                                 Douglas W. Campbell, Esq.

                                       5

                                                                       EXHIBIT K

                             REAFFIRMATION AGREEMENT

     This REAFFIRMATION AGREEMENT (this "Agreement") dated as of May 27, 2005, made by each of the individuals, corporations and limited liability companies identified under the caption "OBLIGORS" on the signature pages hereof (each an
"Obligor," and collectively, the "Obligors"), to, and for the benefit of,
JPMORGAN CHASE BANK, N.A., successor by merger to Bank One, NA, as agent on behalf of the Lenders ("Agent"), is as follows:

     A. Agent, Kendle International Inc., an Ohio corporation (the "Borrower"), and the Lenders named therein ("Lenders") are parties to a Second Amended and
Restated Credit Agreement dated as of May 27, 2005 (as amended, modified, restated or supplemented from time to time, the "Amended Credit Agreement"). The
Amended Credit Agreement amends and restates in its entirety the Amended and
Restated Credit Agreement dated as of June 3, 2002, as amended (the "Original
Credit Agreement"). The terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     B. In connection with the Amended Credit Agreement, the Obligors have previously executed and delivered to the Agent, for the benefit of the Lenders, one or more of the following agreements: (i) an Amended and Restated Guarantee
Agreement dated as of June 3, 2002 (the "Guarantee Agreement"); (ii) an Amended
and Restated Pledge and Security Agreement dated as of June 3, 2002 (the "Pledge
Agreement"); (iii) an Amended and Restated Indemnity, Subrogation and
Contribution Agreement dated as of June 3, 2002 (the "Indemnity Agreement"); and
(iv) a Security Agreement dated as of May 14, 2003 (the "Security Agreement")
(collectively, the "Obligor Documents").

     C. Contemporaneously with the execution and delivery of this Agreement,
Kendle, Agent and the Lenders are executing and delivering the Amended Credit
Agreement.

                             Statement of Agreement

     NOW, THEREFORE, in order to induce Lenders to enter into the Amended Credit
Agreement and in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Obligors hereby agree to and for the benefit of Agent and the Lenders as follows.

     1. Definitions. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Amended Credit Agreement.

     2. Consent and Reaffirmation.

          (a) Each Obligor hereby consents and agrees (i) to the execution and delivery of the Amended Credit Agreement and the amendment of any other
     Loan Documents in connection therewith (collectively, the "Amendment
     Documents"), and (ii) that all Credit Obligations created or existing under, pursuant to, as a result of, or arising out of, the Amended Credit
     Agreement and the Notes shall, together with any and all additional Credit
     Obligations incurred under the Amended Credit Agreement, continue in existence within the definition of "Credit Obligations" under the Amended
     Credit Agreement, which Credit Obligations each Obligor, acknowledges, reaffirms, and confirms to Agent.

          (b) Each Obligor hereby expressly acknowledges that the Amended Credit
     Agreement and other Amendment Documents shall not in any manner (i)
     constitute the refinancing, refunding, payment or extinguishment of the
     Credit Obligations evidenced by the Credit Agreement or the Notes, (ii) be deemed to evidence a novation of the outstanding balance of the Credit
     Obligations, or (iii) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the security interests in, and other
     Liens on, the Collateral granted pursuant to ,any agreements, instruments or other documents evidencing or creating a Lien on the Collateral.

          (c) Each Obligor hereby agrees that the Credit Documents to which each
     Obligor is a party shall remain in full force and effect and are hereby ratified and confirmed and each Obligor hereby reaffirms their obligations under each such Credit Document and agrees that each reference therein to the Credit Agreement shall be deemed amended to be a reference to the
     Amended Credit Agreement. Each Obligor hereby further acknowledges and agrees that it is not released from any, and waives any defenses it would otherwise have in respect, of its obligations under any Credit Document to which it is a party by reason of the execution and delivery of the Amended
     Credit Agreement and the other Amendment Documents.

     3. Representations and Warranties. Each Obligor represents and warrants to
Agent as follows:

          (a) Authorization. Each Obligor has the power and authority to execute, deliver and perform this Agreement and has taken all necessary action (including obtaining approval of its stockholders or members, if necessary) to authorize the execution, delivery, and performance of this
     Agreement.

          (b) Approvals. No consent, approval, or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any Obligor's execution, delivery and performance of this Agreement.

                                       2

          (c) Enforceability. This Agreement has been duly executed and delivered by each Obligor and constitutes the legal, valid and binding obligations of such Obligor, enforceable against it in accordance with its terms without defense, setoff or counterclaim.

          (d) No Violation. No Obligor's execution, delivery, or performance of this Agreement conflicts with, or constitutes a violation or breach of, or constitutes a default under, or result in the creation or imposition of any
     Lien upon the property of any Obligor by reason of the terms of: (i) any contract, mortgage, lien, lease, agreement, indenture, or instrument to which any Obligor is a party or which is binding upon it, (ii) any
     Requirement of Law applicable to any Obligor, or (iii) if applicable, the certificate or articles of incorporation or articles of organization, code of regulations, by-laws or operating agreement, or any similar constituent documents of any Obligor.

          (e) Representations. The representations and warranties made by each
     Obligor in the Credit Documents to which such Obligor is a party are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

     4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     5. Agreement as Credit Document. This Agreement shall constitute a Credit
Document.

     6. Governing Law; Submission to Jurisdiction: Venue.

        (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY
THE LAWS OF THE STATE OF OHIO WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Ohio in Hamilton County, or of the United States for
the Southern District, Western Division of Ohio, and, by execution and delivery of this Agreement, each Obligor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each Obligor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set forth for notices pursuant to the
Obligor Documents, such service to become effective five (5) days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Obligor in any other jurisdiction.

                                       3

        (b) Each Obligor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in sub (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

        (c) To the extent permitted by law, each Obligor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement and the other Credit Documents or the transactions contemplated hereby or thereby.

     7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties; provided, however, that no interest herein may be assigned by any
Obligor without prior written consent of Agent.

     8. Indemnity of Bank. Each Obligor will defend, indemnify and hold Agent and each Lender and each of the foregoing Persons' respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an
"Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorney costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Credit Obligations) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, any document contemplated by or referred to herein, any of the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any proceeding under the
Bankruptcy Code or appellate proceeding) related to or arising out of this
Agreement (all the foregoing, collectively, the "Indemnified Liabilities");
provided, that the Obligors shall have no obligation hereunder to any
Indemnified Person with respect to Indemnified Liabilities to the extent resulting solely from the gross negligence or willful misconduct of such
Indemnified Person, as determined by a court of competent jurisdiction in a final non-appellate judgment or order. The agreements in this Section 8 shall survive payment of all other Credit Obligations.

     9. Waiver of Claims. Each Obligor acknowledges, represents and agrees that it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Credit Documents or with respect to any acts or omissions of Agent or any Lender on or prior to the date hereof, or any past or present officers, agents or employees of Agent or any Lender, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

     10. Final Agreement. This Agreement is intended by the Obligors and Agent to be the final, complete, and exclusive expression of the agreement among them

                                       4

relating to the subject matter hereof. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the day and year first above written.

KENDLE INTERNATIONAL CPU LLC                KENDLE U.K. INC.

By:___________________________              By:___________________________
     Karl Brenkert, III                         Karl Brenkert, III
     Manager                                    Senior Vice President

Address: 763 Chestnut Ridge                 Address:    1200 Carew Tower
         Morgantown, West Virginia  26505               441 Vine Street
                                                        Cincinnati, Ohio 45202
                                            Telecopy:   (513) 562-1789

AAC CONSULTING GROUP, INC.                  ACER/EXCEL, INC.

By:____________________________             By:____________________________
     Karl Brenkert, III                           Karl Brenkert, III
     Senior Vice President                        Senior Vice President

Address: 7361 Calhoun Place                 Address:    1200 Carew Tower
         Suite 500                                      441 Vine Street
         Rockville, Maryland  20855                     Cincinnati, Ohio 45202
                                            Telecopy:   (513) 562-1789

Accepted:

JPMORGAN CHASE BANK, N.A.,
Successor by Merger to Bank One, NA
as Agent

By:___________________________
     Richard B. Kuertz
     First Vice President

                                       5

                                                                       EXHIBIT L

                      AMENDED AND RESTATED PLEDGE AGREEMENT

     KENDLE INTERNATIONAL INC., an Ohio corporation ("Pledgor") and JPMORGAN
CHASE BANK, N.A., as successor by merger to Bank One, NA, as agent on behalf of the Lenders ("Agent"), hereby agree as follows:

                                   Background

     A. Pledgor, Agent and the Lenders named therein are parties to that certain
Amended and Restated Credit Agreement dated as of June 3, 2002 (as amended, the
"Original Credit Agreement").

     B. Effective as of the date hereof, the Pledgor, Agent and Lenders are entering into a Second Amended and Restated Credit Agreement (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), which amends and restates in its entirety the Original Credit Agreement.

     C. As additional security for the Pledgor's obligations and as a condition to the Lenders entering into of the Third Amendment, the Lenders have required a pledge by Pledgor of certain Securities Collateral (as defined below) to secure the Credit Obligations of Pledgor.

     D. This Amended and Restated Pledge Agreement amends and restates in its entirety the Pledge Agreement by and between Pledgor and Agent dated as of May
14, 2003 by and between Pledgor and Agent.

                              Statement of Account

     1. Pledge. Pledgor hereby pledges to Agent, on behalf of the Lenders, and
Pledgor hereby agrees as follows and grants to Agent a security interest in the following collateral, wherever located, now existing and hereafter arising or coming into existence (the "Securities Collateral"):

         1.1 Pledgor's assets held in the following accounts and used for the purchase, sale, and retention of, or are held in the form of, cash, mutual funds, money market funds, stocks, bonds or any other investments: (i) McDonald
Investments, Inc. brokerage account no. 61490679 (the "KeyCorp Account") and
(ii) Bank One Trust Company, N.A. account no. 6800203400 (the "Bank One
Account"); and

         1.2 All income, dividends, proceeds and products of the foregoing
KeyCorp Account and Bank One Account (collectively, the "Account(s)") in whatever form the same may be, for the purpose of securing the payment to Bank of all of the following (collectively, the "Obligations"): (a) all Credit
Obligations; plus (b) all obligations and liabilities owing to Lenders from
Pledgor whether now existing or hereafter created. This Agreement is in addition to any previous security interests, assignments or pledges made in favor of
Agent and Lenders, and such previous assignments and pledges will remain in full force and effect.

     2. Representations, Warranties and Covenants. Pledgor represents, warrants and covenants to Agent that: (a) Pledgor is the beneficial owner of the
Securities Collateral, and has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Securities Collateral and the same is free from all encumbrances and rights of setoff of any kind; (b) except as herein provided, Pledgor will not hereafter without the prior written consent of
Agent sell, pledge, encumber, assign or otherwise dispose of any of the
Securities Collateral or permit any right of setoff, lien or security interest to exist thereon except to Agent; (c) Pledgor will defend the Securities
Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; (d) Pledgor now keeps and will continue to keep its books and records concerning the Securities Collateral at its principal place of business which is Pledgor's notice address shown below; and (e) Pledgor will furnish to Agent from time to time if and as requested current lists of the
Securities Collateral; and, if and when requested by Agent from time to time, will furnish to it copies of all correspondence and other instruments or writings in any way evidencing or relating to the Securities Collateral or the proceeds thereof.

     3. Payment of Expenses by Agent. At its option, Agent may discharge taxes, liens, security interests or such other encumbrances as may attach to the
Securities Collateral. Pledgor will reimburse Agent on demand for any payment so made or any expense incurred by Agent pursuant to the foregoing authorization, and the Securities Collateral also will secure any advances or payments so made or expenses so incurred by Agent.

     4. Financing Statements; Documents. Pledgor authorizes Agent to prepare and file one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to Agent, and Pledgor will pay the cost of filing financing, continuation and termination statements in all public offices where filing is deemed necessary or desirable by Agent. Pledgor hereby authorizes Agent to prepare and file from time to time such supplemental assignments or other instruments as Agent may require for the purpose of confirming Agent's interest in the Securities Collateral. Pledgor hereby authorizes Agent to prepare and file on behalf of Pledgor all financing statements and documents deemed necessary or appropriate to perfect Agent's interest in the Securities
Collateral. Pledgor hereby ratifies any filing by Agent that predates the date of this Agreement but that was intended to perfect the security interest granted hereby.

     5. Dealing with Account; Minimum Balance. So long as this Agreement is in effect and no Event of Default or Default has occurred and is continuing,
Pledgor will have the right to change the investments in the Account; provided however, the Account shall at all times comply with the terms of the Credit
Agreement. Without the prior written consent of Agent, Pledgor shall have no right to withdrawal of any amounts from the Accounts, including without limitation, any income, dividends or proceeds; provided however, such withdrawals and distributions shall be permitted without consent of Agent so long as the respective value of the Accounts shall be not less than the applicable Minimum Value (as defined below). Agent will have no obligation to monitor the Account and will have no liability of any kind whatsoever for any change in the market

                                       2

value of the Account. Pledgor acknowledges that Pledgor has selected all investments in the Account without the advice or information of any sort from
Agent. Pledgor at all times will maintain the aggregate value of the assets in the Accounts at the levels set forth on Schedule B to each Account Control
Agreement (the "Minimum Value"). In the event that the aggregate value of the assets in the Accounts at any time falls below the Minimum Value, Pledgor shall, without the necessity of notice from Agent, immediately deposit sufficient funds in the Accounts to maintain the Minimum Value. Agent agrees to endeavor to provide Pledgor with copies of any notices to the respective Custodian under the
Account Control Agreements.

     6. Default.

        6.1 Upon the occurrence of (herein referred to as an "Event of
Default"): (i) any Event of Default (as defined in the Credit Agreement, the other Loan Documents, or any of the documents executed in connection with any of the Obligations), (ii) any default (after giving effect to any applicable grace or cure periods) under any such documents that does not have a defined set of
"Events of Default," Agent may exercise any one or more of the rights and remedies granted pursuant to this Agreement or given to Agent under applicable law, as it may be amended from time to time, including but not limited to the right to take possession and sell or otherwise dispose of the Securities
Collateral, and, at its option, exercise any rights of ownership pertaining to the Securities Collateral as Agent deems necessary to preserve the value and receive the benefits of the Securities Collateral. Pledgor waives all claims for damages by reason of any seizure, repossession, retention or sale of the
Securities Collateral under the terms of this Agreement, other than claims arising from the gross negligence or willful misconduct of Agent.

        6.2 The net proceeds arising from the disposition of the Securities
Collateral after deducting expenses incurred by Agent will be applied to the
Obligations in the order determined by Agent. If any excess remains after the proceeds have been applied to the Obligations, the same will be paid to Pledgor after deducting all costs and expenses of realizing on the Securities Collateral and enforcing the Obligations of Pledgor. If after exhausting all of the
Securities Collateral, there should be a deficiency, Pledgor will be liable therefor to Agent, provided, however, that nothing contained herein will obligate Agent to proceed against the Securities Collateral prior to making a claim against Pledgor or any other party obligated under the Obligations or prior to proceeding against any other collateral for the Obligations.

     7. Rights of Agent; Power of Attorney. Pledgor hereby irrevocably constitutes and appoints Agent and any officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor or in its name, from time to time in Agent's discretion for the purpose of carrying out the terms of this
Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Pledgor hereby gives Agent the power and right, on behalf

                                       3

of Pledgor, upon the occurrence and during the continuance of an Event of
Default or Default, and without notice to or assent by Pledgor, to do the following:

        7.1 to establish and maintain the Securities Collateral, to deposit and withdraw funds therefrom;

        7.2 to receive payment of, endorse, and receipt for, any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of the Securities Collateral;

     7   .3 to commence and prosecute any suits, actions or proceeding at law or in equity in any court of competent jurisdiction to collect any of the
Securities Collateral and to enforce any other right in respect of the
Securities Collateral;

        7.4 to settle, compromise or adjust any suit, action or proceeding described above, and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; and

        7.5 generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Securities Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option, at any time, or from time to time, all acts and things which Agent deems necessary to protect or preserve the Securities Collateral and
Agent's security interest and rights therein in order to effect the intent of this Agreement, all as fully and effectively as Pledgor might do. Pledgor hereby ratifies all that such attorneys will lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest, will be irrevocable and will terminate only upon payment in full of the Obligations and the termination of this Agreement. The powers conferred upon Agent hereunder are solely to protect Agent's interests in the Securities Collateral and will not impose any duty upon it to exercise any such powers. Agent will have no obligation to preserve any rights of any third parties in the Securities
Collateral. Agent will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of the officers, directors, employees or Agent or any Lender will be responsible to
Pledgor for any action taken or omitted to be taken in good faith or in reliance on the advice of counsel except for its own gross negligence or willful misconduct.

     8. General.

        8.1 Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

        8.2 Waiver. No delay or omission on the part of Agent to exercise any right or power arising from any Event of Default will impair any such right or power or be considered a waiver of any such right or power or a waiver of any such Event of Default or an acquiescence therein, nor will the action or non-action of Agent in case of such

                                       4

Event of Default impair any right or power arising as a result thereof or affect any subsequent default or any other default of the same or a different nature.

        8.3 Notices. All notices, demands, requests, consents or approvals required hereunder will be in writing and shall be provided in accordance with the terms of the Credit Agreement.

        8.4 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Pledgor and Agent and their respective successors and assigns, provided, however, that Pledgor may not assign this Agreement in whole or in part without the prior written consent of Agent and Agent at any time may assign this Agreement in whole or in part. All references herein to the
"Pledgor" and "Agent" will be deemed to apply to Pledgor and Agent and their respective heirs, administrators, successors and assigns.

        8.5 Joint and Several Obligations. If this Pledge Agreement is executed by more than one person or entity as the "Pledgor," the obligations of such persons or entities hereunder will be joint and several. Unless otherwise specified herein, any reference to "Pledgor" will mean each such person or entity executing this Pledge Agreement individually and all of such persons or entities collectively.

        8.6 Modifications. This Pledge Agreement and the Exhibits attached hereto constitute the entire agreement of the parties and supersede all prior negotiations, agreement and understanding regarding the subject matter hereof.
No modification or waiver of any provision of this Agreement nor consent to any departure by Pledgor therefrom, will be established by conduct, custom, or course of dealing; and no modification will in any event be effective unless the same is in writing and specifically refers to this Agreement, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case will entitle Pledgor to any other or further notice or demand in the same, similar or other circumstance.

        8.7 Illegality. If fulfillment of any provision hereof or any transaction related hereto or of any provision of this Agreement, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled will be reduced to the limit of such validity; and if any clause or provisions herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only will be void, as though not herein contained, and the remainder of this Agreement will remain operative and in full force and effect.

        8.8. Gender, etc. Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.

        8.9 Headings. The headings in this Agreement are for convenience only and will not limit or otherwise affect any of the terms hereof.

                                       5

        8.10 No Liability of Agent. Pledgor hereby agrees that Agent will not be chargeable for any negligence, mistake, act or omission of any employee, accountant, examiner, Agent or attorney employed by Agent (except for the willful misconduct of any person, corporation, partnership or other entity employed by Agent) in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Securities Collateral or other security for the Obligations.

        8.11 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Any party so executing this
Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

        8.12 Governing Law. This Agreement has been delivered and accepted at and will be deemed to have been made at Cincinnati, Ohio and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, without regard to conflicts of law principles.

        8.13 Jurisdiction Pledgor hereby irrevocably agrees and submits to the exclusive jurisdiction of any state or federal court located within Hamilton
County, Ohio, or, at the option of Agent in its sole discretion, of any state or federal court(s) located within any other county, state or jurisdiction in which
Agent at any time or from time to time chooses in its sole discretion to bring an action or otherwise exercise a right or remedy, and Pledgor waives any objection based on forum non conveniens and any objection to venue of any such action or proceeding.

Dated as of May 27, 2005.
                                   PLEDGOR:

                                   KENDLE INTERNATIONAL INC.

                                   By:__________________________________________
                                       Karl Brenkert, III, Senior Vice President

                                   AGENT:

                                   JPMORGAN CHASE BANK, N.A.
                                   Successor by merger to Bank One, NA

                                   By:_________________________________________
                                        Richard B. Kuertz, First Vice President

                                       6